UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM SB-2/A7

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   FLORIDA                                 5013                               65-0888146
          (State or jurisdiction of            (Primary Standard Industrial                (I.R.S. Employer
       incorporation or organization)          Classification Code Number)               Identification No.)

                               IDEAL ACCENTS, INC.
                 (Name of small business issuer in its charter)

                               IDEAL ACCENTS, INC.
                  10200 W. Eight Mile, Ferndale, Michigan 48220
                                 (248-542-1100)
       (Name address and telephone number of principal executive offices)

                               Joseph P. O'Connor
                               Ideal Accents, Inc.
                               10200 W. Eight Mile
                               Ferndale, MI 48220
                                 (248) 542-1100
            (Name address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                -------------------------------------------------


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF      AMOUNT TO BE            PROPOSED MAXIMUM             PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE            REGISTERED              OFFERING PRICE PER (1)       AGGREGATE OFFERING        REGISTRATION FEE
REGISTERED                                                                       PRICE
Common Stock                4,471,755               $1.00                        $4,471,755                $411.40

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c). We have estimated the offering price to be $1.00 per share, the price at which our shares were most recently sold in an arms-length private placement.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION




                               IDEAL ACCENTS, INC.

                                4,471,755 SHARES
                                       OF
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock of Ideal Accents, Inc., a Florida corporation (sometimes referred to in this prospectus as "Ideal"), offered through this prospectus.


We will not receive any proceeds from the sale of shares by the selling shareholders. We will pay all expenses of registering the securities.


Our common stock is not listed on any national securities exchange or the NASDAQ stock market. There is presently no market for our securities.


The selling shareholders will sell their shares at $1.00 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices.


These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See RISK FACTORS beginning on page 4.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.



                  The date of this prospectus is July __, 2003.



You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.



The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                                                            PAGE
                                TABLE OF CONTENTS

Summary Information............................................................1

Financial Summary Information..................................................2

The Registration...............................................................4

Offering Price of The Shares...................................................4

Trading Symbol.................................................................4

Forward Looking Statements.....................................................4

Risk Factors...................................................................4

Use of Proceeds................................................................7

Determination of Offering Prices...............................................7

Dilution.......................................................................7

Selling Shareholders...........................................................7

Plan of Distribution..........................................................19

Legal Proceedings.............................................................20

Directors, Executives, Officers, Promoters and Control Persons................20

Security Ownership of Certain Beneficial Owners and Management................23

Description of Securities.....................................................24

Interest of Experts and Counsel...............................................27

Indemnification of Directors..................................................27

Organization of Company in Last Five Years....................................28

Our Business..................................................................28

Where You Can Obtain More Information.........................................36

Management's Discussion and Analysis of Financial Conditions and
  Results of Operations.......................................................36

Description of Property.......................................................43

Certain Relationships and Related Transactions................................45

Subsequent Event..............................................................45

Market for Common Equity and Related Stockholder Matters......................46

Executive Compensation........................................................47

Legal Matters.................................................................47

Consolidated Financial Statements of Ideal Accents, Inc. for the
  three-month period ended March 31, 2003....................................F-1

Consolidated Financial Statements of Ideal Accents, Inc. and Subsidiaries
  as at December 31, 2002 and December 31, 2001..............................F-2

Financial Statements for Somani Holdings, Inc. for the six-month period ended November 30, 2001....................................................F-3

Financial Statements for Somani Holdings, Inc. for the year
  ended May 31, 2001.........................................................F-4

Financial Statements for AutoFun Canada, Inc. for the nine-month period ended November 30, 2001....................................................F-5

Financial Statements for AutoFun Canada, Inc. for the year
  ended February 28, 2001....................................................F-6

Financial Statements for AutoFun Canada, Inc. for the period from June 30, 1999 to February 29, 2000....................................F-7

                              IDEAL ACCENTS, INC.,


                                     SUMMARY


Ideal Accents, Inc. (referred to in this document as "Ideal" ) is a Florida corporation, incorporated on January 21, 1999.


In December of 2001, Ideal acquired four Detroit, Michigan based companies and two Toronto, Ontario, Canada based companies, all active in the auto accessories sale and installation business. These companies are: Ideal Accents Inc. (Ferndale), Ideal Accents Inc. (Ann Arbor), Ideal Accents Inc. (Taylor), T.O.E., Inc. (Troy), Somani Holdings, Inc., and AutoFun Canada, Inc. In addition, Ideal Accents Inc. (Ferndale) has a wholly owned subsidiary, JTM, Inc., which does business under the name, "Motor City Sunroof". Through our subsidiaries Ideal provides the sale and installation of automobile styling accessories, vehicle electronics and performance enhancements for all makes and models of vehicles. Our automotive styling accessories include: sunroofs, leather seats, wood dashboards, custom wheels and exterior parts such as "wings." Our vehicle electronics include: vehicle tracking systems, keyless entry systems, remote starter systems, global positioning satellite ("GPS") navigation systems, auto televisions, auto personal computers, auto stereo systems and other automobile entertainment systems. Our performance enhancement items include: modified exhaust systems, ground effect skirts and engine modifications. Substantially all of our business is conducted through the new car dealerships who sell our accessories as enhancements to new vehicles. A small part of our business (less than 10% of our total sales) is retail business provided to customers who seek these same accessorization services directly from us. Our installation business is based in Detroit, Michigan and in Toronto, Ontario. In addition, our subsidiary, AutoFun Canada, Inc. provides consulting services to the automobile industry. The staff of AutoFun Canada, Inc. is integrating our individual operations and is charged with managing future expansion of our company if we are able to achieve our goals.


Ideal, itself, had no operating activities prior to the merger transaction though which it acquired its subsidiaries. This merger was accounted for as a recapitalization of our company. As a result, in this prospectus, the historical operations of the combined Michigan companies (Ideal Accents Inc. (Ferndale), Ideal Accents Inc. (Ann Arbor), Ideal Accents Inc. (Taylor) and T.O.E., Inc.
(Troy) are presented as the historical operations of Ideal. The acquisitions of the Canadian companies (Somani Holdings, Inc. and AutoFun Canada, Inc.) have been accounted for under the purchase method of accounting in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141.

The following chart displays the corporate structure following completion of the acquisitions:


                                    ------------------
                                        | IDEAL |
                                    ------------------
                                            |
                                            |
                                    -----------------
                                            |        |
                                    |                |
                                    |                |
Ideal Accents, Inc. -----------     |                |  ------        Ideal Accents (Nova Scotia
         (Ferndale)                 |                |                         Company)
           |                        |                |
           |                        |                |
           | ---- JTM, Inc.         |                |  ------        Ideal Accents Holdings Inc.
           |                        |                                          |
Ideal Accents, Inc.  ----------     |                                          | --- Somani Holdings
    (Ann Arbor                      |                                          |        Inc.
                                    |                                          |
Ideal Accents, Inc.  ----------     |                                          | --- AutoFun Canada
    (Taylor)                        |                                                    Inc.
                                    |
T.O.E., Inc.        -------------   |




Risk Factors. You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our common stock should be considered a high-risk investment because we have substantial competitors and our business is dependent upon automobile industry sales generally.

                          FINANCIAL SUMMARY INFORMATION



The following tables set forth our summary financial data. These tables do not present all of our financial information. You should read this information together with our financial statements and the notes to those financial statements beginning on page F1 of this prospectus and the information under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS". Substantially all of the information for the quarter ended March 31, 2003 and the years ended December 31, 2002 and 2001, relates to the operations of our four Michigan and two Ontario subsidiaries: Ideal Accents Inc. (Ferndale), Ideal Accents Inc. (Ann Arbor), Ideal Accents Inc. (Taylor), T.O.E., Inc. (Troy), Somani Holdings, Inc., and AutoFun Canada, Inc. The summary information for the quarter ended March 31, 2003 (unaudited) and the years ended December 31, 2002, and 2001 was derived from the audited financial statements included in this prospectus and has been prepared on the same basis as our financial statements. The summary financial information for the quarter ended March 31, 2003 (unaudited) and the periods ended December 31, 2002 and 2001 includes, in our opinion, all necessary adjustments consisting of normal accruals. Historical results are not necessarily indicative of the results we may achieve in the future.




-----------------------------------------------------------------------------------------------------------------------
                                                              Three Months Ended                Year Ended
                                                                  March 31,                     December 31,
                                                                (unaudited)

                                                             2003           2002             2002         2001
-----------------------------------------------------------------------------------------------------------------------
                                                                  (In $000)                     (In $000)
STATEMENT OF OPERATIONS DATA

Sales                                                           $ 1,799        $ 1,890          $ 8,709    $ 8,390

Cost of Goods Sold
                                                                  1,273          1,434            6,434      6,023
-----------------------------------------------------------------------------------------------------------------------

Gross Profit                                                        526            456            2,275      2,367

Selling, Genreal and Administrative, Interest
     Depreciation and Taxes                                         766            685            3,505      2,048

-----------------------------------------------------------------------------------------------------------------------

Net Income (Loss)                                                $(240)         $(229)         $(1,230)      $ 319

Comprehensive Net Income (Loss)                              $(335,600)     $(230,900)     $(1,235,300)   $318,500

-----------------------------------------------------------------------------------------------------------------------

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CASH FLOW DATA

Operations                                                     $(74)            $(191)         $(510)          $ 472

Investing                                                       (19)               --            (27)             18

Financing                                                       191               170            525            (541)

Effect of Exchange Rate Changes                                 (98)                2             (5)              -
---------------------------------------------------------------------------------------------------------------------

Net Cash Increase (Decrease)                                   $ --             $ (19)         $ (17)          $ (51)
---------------------------------------------------------------------------------------------------------------------

                                THE REGISTRATION


We are registering 4,471,755 shares of common stock, held by the selling shareholders in the list beginning on page 7. We have 9,968,255shares of common stock issued and outstanding. Our subsidiary, Ideal Accents Holdings, Inc., has 5,250,958 exchangeable shares issued and outstanding. These exchangeable shares are exchangeable for shares of common stock of Ideal at any time and have equal voting and economic rights as the common stock of Ideal. See "DESCRIPTION OF SECURITIES - Exchangeable Shares."


                          OFFERING PRICE OF THE SHARES


The selling shareholders will sell their shares at $1.00 per share until our securities are quoted on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices.


We will not receive any of the proceeds from the sale of these securities.


                                 TRADING SYMBOL


At such time as the registration statement of which this prospectus forms a part becomes effective, we intend to apply for a listing on the OTC Bulletin Board.


                           FORWARD LOOKING STATEMENTS


The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "should," or "anticipates," or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "RISK FACTORS," as well as those discussed elsewhere in this prospectus.


                                  RISK FACTORS


You should read and understand the following risk factors carefully before purchasing our common stock. Our actual results could differ materially from those anticipated in forward-looking statements as a result of many factors. It is possible that investors in our common stock could lose their entire investment because an investment in our common stock is speculative and involves a high degree of risk.


1. IDEAL INCURRED MATERIAL OPERATING LOSSES DURING THE FIRST QUARTER OF 2003 AND DURING ITS LAST FISCAL YEAR AND THERE IS NO ASSURANCE THAT WE WILL ACHIEVE PROFITABILITY GOING FORWARD. In our last fiscal year ended December 31 2002, we incurred material operating losses in the approximate amount of $1,230,200. These losses were attributable, in part, to certain extraordinary expenses associated with the acquisition of Somani Holdings, Inc., integration of the businesses of our subsidiaries and the cost of undertaking a registration of our shares with the SEC. However, there is no assurance that we will be able to achieve profitability in the future. For the first quarter ended March 31, 2003, we also incurred an operating loss of $239,900. If we are unable to achieve profitability, our stock price will be negatively affected and we may be unable to raise the additional capital that we require in order to expand our business. If we are unable to achieve profitability over a sustained period and we cannot find financing to support our operations, we may be unable to continue doing business.

2. CHANGES OR DOWNTURNS IN NEW CAR SALES GENERALLY ARE BEYOND OUR CONTROL AND MAY NEGATIVELY AFFECT OUR SALES. Because most of our business is done through automobile dealerships selling new cars, our sales are affected directly by trends in the automobile industry and general economic factors that affect new car sales, all of which are outside our control. If new car sales decline generally and particularly in the Detroit, Michigan and the Toronto, Ontario metropolitan areas, such decline would reduce our sales and would require us to reduce operating costs and possibly incur further operating losses.

3. WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL FOR THE CONTINUED SUCCESS OF OUR BUSINESS AND IF WE LOSE THEIR SERVICES IT IS UNLIKELY THAT WE WILL BE ABLE TO REPLACE THEM. Our four U.S. subsidiaries are managed by Joseph P. O'Connor, our Chairman and Chief Executive Officer, with individual managers at each facility. Our continued success depends to a significant degree upon the continued services of Mr. O'Connor. In addition, Karim Suleman and Ayaz Somani are also key persons in the operation and management of Ideal. We carry key-man life insurance on the lives of Mr. Suleman and Mr. Somani together in the amount of $660,000, however, such insurance may be inadequate to compensate Ideal for the loss of their services. We do not have employment agreements with any of these three key persons. In the event that we lost the services of Mr. O'Connor or Mr. Somani, we would probably promote one of the managers of our respective operating subsidiaries to a senior supervisory role in order to replace Mr. O'Connor or Mr. Somani. If we lost the services of both Mr. O'Connor and Mr. Somani at the same time, it is possible that we would be unable to continue doing business. If we lost the services of Mr. Suleman, we would have to engage a consultant to replace his financial expertise and our ability to grow our business through acquisitions or mergers would be limited.

4. OUR FOUR U.S. SUBSIDIARIES ARE LOCATED IN THE DETROIT, MICHIGAN METROPOLITAN AREA AND OUR OPERATIONS THERE COULD BE AFFECTED BY REGIONAL ECONOMIC FACTORS. Because up to 80% of our business is generated in the Detroit, Michigan metropolitan area, our sales are dependent upon economic trends in that region which are outside of our control. Any downturn in the economy of this region could reduce new car sales and, in turn, hurt our sales and require us to reduce operating costs and possibly incur further operating losses.

5. THE EXPANSION OF OUR BUSINESS THROUGH ACQUISITION OF OTHER AUTO ACCESSORY BUSINESSES IS DEPENDANT UPON OUR ABILITY TO SECURE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE. FAILURE TO OBTAIN ADDITIONAL CAPITAL MAY SEVERELY LIMIT OUR FUTURE GROWTH. We will not receive any funds from the sale of the common stock offered in this prospectus. We will require additional financing to expand out business. If we are unable to obtain such additional financing, our future growth may be severely limited. We cannot assure you that any additional financing will be available.

6. A LARGE PORTION OF OUR OUTSTANDING SHARES ARE ELIGIBLE FOR FUTURE SALE AND THE SUDDEN SALE OF SUCH SHARES COULD CAUSE THE MARKET PRICE OF OUR SHARES TO FALL. As of the date of this prospectus Ideal has 9,968,255 shares of common stock outstanding. Approximately 5,496,245 common shares (plus 5,250,958 exchangeable shares which can be exchanged for common shares of Ideal) will be deemed "restricted" and can only be sold subject to volume limitations pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. Pursuant to this prospectus, 4,471,755 shares will be freely trading shares which can be sold at any time by their respective holders. In the future, Ideal may register, on behalf of the holders of restricted shares, some or all of the "restricted" shares in order to facilitate their re-sale by their respective holders. If a market for our shares develops, significant sales, in this market, of the shares that are currently "restricted" would materially increase the number of shares available for sale and could depress the trading price of our shares. A depressed share price would impair our ability to raise additional capital with the result that our future growth may be severely restricted.

7. WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT AND WE GENERALLY DO NOT HAVE LONG-TERM AGREEMENTS OR EXCLUSIVE AGREEMENTS WITH SUPPLIERS OR NEW CAR DEALERS WHO ACCOUNT FOR MOST OF OUR SALES. OUR BUSINESS COULD DETERIORATE ABRUPTLY IF MATERIAL CUSTOMERS OR SUPPLIERS STOPPED DOING BUSINESS WITH US. Our ongoing ability to be successful is dependent upon our demonstrating the advantages and cost-effectiveness of our products and installation skills over competing products and services. We do not have long-term agreements with our suppliers or with the new car dealerships which account for most of our sales. Further, our relationships with new car dealerships are not exclusive. If we are unable to remain competitive, our business will be vulnerable to our competitors and could deteriorate abruptly if material customers or suppliers stopped doing business with us.

8. OUR BUSINESS IS SUBJECT TO LIABILITY CLAIMS RELATED TO PARTS AND INSTALLATION THAT COULD EXCEED THE COVERAGE OF OUR LIABILITY INSURANCE. WE HAVE BEEN NAMED IN ONE SUCH LAWSUIT SEEKING $6,600,00 FROM SEVERAL DEFENDANTS. Businesses in the automotive industry experiences frequent litigation and we may be named in accident claims. Suppliers of parts and installers are sometimes named, among other defendants, in these lawsuits. Currently, we have only one such claim against one of our subsidiaries. Our subsidiary, Somani Holdings, Inc., has been named as one of several defendants in a lawsuit filed in the Superior Court of Justice in the Province of Ontario, Canada. Damages sought in that case are approximately $6,660,000. Somani Holdings, Inc. has liability insurance and is defending the action. For more detail about this case, see "LEGAL PROCEEDINGS" herein. We may be named in other such lawsuits in the future. We cannot assure you that involvement in such litigation can adequately be covered by insurance or will not involve significant cost that could materially impair our business or cause us to go out of business.

9. MANAGEMENT CONTROLS MORE THAN 50% OF THE VOTING STOCK OF OUR COMPANY AND CAN CONTROL SHAREHOLDER DECISIONS AND MAY APPROVE PROPOSALS THAT ARE ADVERSE TO MINORITY SHAREHOLDER INTERESTS. Our officers and directors beneficially own approximately 53% of our outstanding common stock. They also own approximately 82% of the outstanding "exchangeable shares" of our subsidiary, Ideal Accents Holding Inc. These exchangeable shares are exchangeable at any time for shares of our common stock and carry voting rights equal to our common shares. Collectively, our officers and directors beneficially own 62.79% of the stock that is eligible to vote on matters to be decided upon by the shareholders. Therefore, management has the ability to control both the election of the directors and the outcome of issues submitted to a vote of shareholders. Shareholders may have little or no say in decisions affecting our company. Further, management and inside shareholders may approve proposals that are adverse to the interests of minority shareholders.

10. OUR BY-LAWS ALLOW US TO INDEMNIFY OUR OFFICERS AND DIRECTORS TO LIMIT THEIR LIABILITY, WHICH CAN ADVERSELY AFFECT SHAREHOLDER RIGHTS. Our Bylaws include provisions to limit, to the extent permitted by law, the personal liability of directors and officers of Ideal for monetary damages arising from claims against them. Our Bylaws also include provisions which provide for indemnification (subject to certain exceptions) of directors and officers and, upon request, advances of expenses to directors or officers in connection with the defense of actions against them. Generally, our Bylaws provide for indemnification of directors, officers, employees and/or agents in connection with claims against them arising from any action or inaction which such person conducted in good faith. These provisions may reduce the likelihood of shareholder derivative suits against directors and officers and may also give rise to material financial obligations of Ideal if these indemnification provisions are triggered. Such obligations could give rise to extraordinary expenses that could limit our profitability, materially impair our business or cause us to go out of business. For further details see "INDEMNIFICATION OF DIRECTORS."


11. PURCHASERS OF OUR SHARES OF COMMON STOCK MAY BE UNABLE TO SELL THEIR SHARES BECAUSE THERE IS PRESENTLY NO MARKET FOR THE SHARES AND ANY MARKET THAT DEVELOPS MAY BE LIMITED. There is currently no public market for our common stock and any public market that develops may be limited. We intend to apply for listing on the OTC Bulletin Board. We cannot assure you that we will be successful in obtaining this listing or that any market for the shares will develop or, if it develops, that it will be sustained. Further, if a market for our shares develops, there is no assurance that there will be significant trading volume in our shares. If there is limited trading volume, the market price of our shares could be highly volatile. Such volatility would increase the risk of an investment in our shares. Also, as of the date of this prospectus our securities have not been cleared for purchase or sale in any of the states in the United States. Generally, our securities may not be purchased or sold in any state unless they have been registered or qualified for sale in such state or unless our securities, or the purchase or sale of our securities, qualifies for an exemption from registration in such state and we have met the requirements for such exemption. Following effectiveness of our Registration Statement with the SEC, we will endeavor to register or otherwise qualify our securities in the states. Anyone desiring to purchase or sell our securities must consult with their broker in advance to determine whether such purchase or sale may be effected in their state.

                                 USE OF PROCEEDS


We will not receive any of the proceeds from the sale of the shares of common stock offered hereunder by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE


For purposes of determining the offering price of the shares, two transactions may be relevant. Prior to the acquisition of the four Michigan and two Ontario companies, which became our subsidiaries, Ideal Accents Inc. (Ferndale) in 2001 and AutoFun Canada, Inc. in 2002 sold shares in private placements at $0.75 per share. Following completion of the acquisition of our subsidiaries Ideal entered into a Letter of Intent and subsequent formal agreements to acquire certain assets from an arms length third party in which part of the purchase price was to have been paid in shares of common stock at $1.00 per share. This agreement has since been terminated. In each circumstance the price was arrived at through arms-length negotiations between Ideal and third parties. While we were cognizant of the foregoing transactions is determining the offering price on the cover of this prospectus, such offering price was chosen by us for the purpose of calculating the registration fee for the filing of a Registration Statement with the SEC and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria for determining share value.


Consequently, the selling shareholders will sell their shares at $1.00 per share until our securities are quoted on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices.


                                    DILUTION



The shares being registered are held by the selling shareholders. No proceeds from the sale of the shares to the public will be received by Ideal. Reference is made to Risk Factor No. 6 and the section entitled "DESCRIPTION OF SECURITIES" in this prospectus for information about the risk of dilution of shareholder value.






                              SELLING SHAREHOLDERS


The securities are being sold by the selling shareholders named below. The following table assumes that all of the securities held by each of the selling shareholders will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders. These securities may be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. No accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of these securities. None of the selling security holders are broker-dealers or affiliates of broker-dealers except as described in Note 4 below.

                                                                  NO. OF SHARES    NO. OF SHARES
                                               RELATIONSHIP        HELD BEFORE      HELD AFTER
LAST NAME                    FIRST NAME        WITH ISSUER           OFFERING        OFFERING

561020 ONT. INC.                               None                   800               0

ADAMAS                       GORDON            None                   100               0

ADAMS                        DAVID             None                   100               0

AINSLIE                      IAN               None                   100               0

ALBURY                       ARTHUR            None                   100               0

ALLEN                        ERNEST            None                   100               0

ALLEN                        WILLIS            None                   100               0

ANDERSON                     BRIAN             None                   100               0

ANDERSON                     DAVID             None                   100               0

ANDERSON                     R.                None                   300               0


ANDREWS                                   REID                  None                      100             0

ANTHONY                                   BRIAN                 None                      100             0

APPLETON                                  GEORGE                None                      100             0

ARCAND                                    JOSETTE               None                      300             0

ARGATOFF                                  GEORGE                None                      100             0

ASH                                       RAYMOND               None                      100             0

ASHBY                                     WILLIAM               None                      100             0

ATLANTIS CAPITAL CORP.                                          None                    4,300             0

AUCIELLO                                  NICK                  None                    1,700             0

BAGGETT                                   HAROLD                None                      100             0

BAILEY                                    WILLIAM               None                      100             0

BATCHELOR                                 JEANNIE               None                      100             0

BATCHELOR                                 MICHAEL JAMES         None                      100             0

BATCHELOR                                 PATRICIA              None                      100             0

BATCHELOR                                 WILLIAM               None                      100             0

BEDFORD-JONES                             PETER                 None                      100             0

BEDI                                      JACK                  None                      100             0

BEER                                      PAMELA                None                      200             0

BELBIN                                    LILA                  None                      100             0

BELL                                      MALCOLM               None                      100             0

BENETEAU                                  JOSEPH                None                      100             0

BERGERON                                  LEO                   None                      100             0

BESESFORD                                 RICHARD               None                      100             0

BHARTIA                                   PARKASH               None                      100             0

BILINSKI                                  ANDREW                None                      100             0

BILINSKI                                  CHRISTOPHER           None                      100             0

BLACKADAR                                 GARY                  None                      100             0

BLUME                                     EDWARD                None                      300             0

BOLLUM                                    JANET LYNN            None                      100             0

BONNEVILLE                                BERNARD               None                      100             0

BOOTH                                     GERLAD                None                      100             0

BOPPRE                                    JAMES                 None                      100             0

BORK                                      ANTHONY               None                      100             0

BOUCHARD                                  PAUL                  None                      100             0

BOURDON                                   ROBERT                None                      100             0

BOURGEOIS                                 R.                    None                      100             0

BRANSON                                   CYRIL                 None                      100             0

BRIEN                                     PIERRE                None                      100             0

BRIGGS                                    ROBERT                None                      100             0

BRODIE                                    PAUL                  None                      100             0

BROOKS                                    THOMAS                None                      100             0

BROWN                                     ANTHONY               None                      100             0

BROWN                                     CARL                  None                      100             0

BROWN                                     RONALD                None                      300             0

BRUNO                                     FRANK                 None                      100             0

BRUTON                                    DAVID                 None                      100             0

BUCHANAN                                  A.                    None                      100             0


BUCHANAN                                    R.                 None                        100            0

BURROWS                                     ARTHUR             None                        100            0

CADIZ                                       JOHN               None                        100            0

CAGNO                                       FRANK              None                        300            0

CALVERT INTERNATIONAL LIMITED                                  None                    150,000            0

CANNING                                     TERRY              None                        100            0

CARSTENS                                    REINHARD           None                        100            0

CARVIEL                                     JOHN               None                        100            0

CASEY                                       PATRICK            None                        200            0


CHAFETZ                                     STEVE              None                      6,700            0

CHANT                                       GEORGE             None                        100            0

CHASE                                       CHARLES            None                        100            0

CHEETHAM                                    ALAN               None                        100            0

CHEUNG                                      DENIS              None                        100            0

CHEVRIER                                    BILLES             None                        100            0

CLARK                                       CLIFFORD           None                        100            0

CLARKE                                      SAMUEL             None                        100            0

COE                                         KEN                None                        300            0

COGHLAN                                     DAVID              None                        100            0

COLLINS                                     CARL               None                        100            0

COMJEAN                                     MARC               None                      8,400            0

CONCISOM                                    FREDY              None                        100            0

CONDELLO                                    JOHN               None                        100            0

CONLEY                                      JACK               None                        100            0

COOPER                                      JEFFREY            None                        100            0

CORBETT                                     DIANNE             None                        100            0

CORMIER                                     VLAIRE             None                        100            0

COTTENIE                                    JOSEPH             None                        100            0

CRAIG                                       ANDREW             None                        900            0

CRAIG                                       IAN                None                        100            0

CRAMP                                       ROBERT             None                        100            0

CROSS                                       GEORGE             None                        700            0

CUVILIER                                    DOUGLAS            None                        100            0

D. BOND INVESTMENTS                                            None                      6,700            0

DAI                                         JAMES              None                        700            0

DALY                                        MICHAEL            None                        100            0

DAMAREN                                     ROBERT             None                        100            0

DANIELS, JR.                                RENE               None                        400            0

DARLING                                     RONALD             None                        100            0

DAVID MURRAY (IN TRUST)                                        None                        700            0

DAVIDSON                                    PAUL               None                        100            0

DAVIES                                      DAVID              None                        100            0

DEAMICS                                     KATHY              None                        500            0


DEAMICS                                    KATHY               None                        700            0

DEKKER                                     PETER               None                        100            0

DEROSIER                                   HAROLD              None                        100            0

DERRYSHIRE                                 TERRANCE            None                        100            0

DESJARDINS SECURITIES INC.                                     None                    325,000            0

DESLOGES                                   ROGER               None                        100            0

DESSUREAULT                                JEAN-GUY            None                        100            0

DEWHIRST                                   BRUCE               None                        100            0

DINDIAL                                    CARLTON             None                        100            0

DODGE                                      RONALD              None                        100            0

DORBYK                                     GARY                None                        100            0

DOUGLAS                                    GEORGE              None                        100            0

DRAYCOTT                                   JOHN                None                        100            0

DRESSER                                    HUGH                None                        100            0

DUBBLESTYNE                                BRIAN               None                        100            0

DUCHESNE                                   GARY                None                        100            0

DUFFY                                      JOHN                None                        100            0

DUNN                                       ELMER               None                        100            0

DUNNETT                                    NORMA               None                        100            0

DUNNETT                                    TAMMIE              None                        100            0

DUNSEITH                                   DONALD              None                        100            0

DURHAM                                     WILFRED             None                        100            0

DURKIN                                     ELIZABETH           None                        100            0

DURKIN                                     WILLIAM             None                        100            0

EAD                                        EDWARD              None                        600            0

EADE                                       EDWARD              None                        100            0

EAGLESTONE                                 DONALD              None                        100            0

EBERHARD                                   R. STUART           None                        100            0

ECCLES                                     BRUCE               None                        100            0

EDMUNDS                                    ALLAN               None                        100            0

EDWARDS                                    GERALD              None                        100            0

EDWARDS                                    WALTER              None                        100            0

EHSES                                      HANNO               None                        100            0

EPLETT                                     WILLIAM             None                        100            0

ESMAILJI                                   FIDA                None                        100            0

EVER CHAMP HOLDINGS (CANADA) INC.                              None                        100            0

FARR                                       PAUL                None                        100            0

FERGUSON                                   GRANT               None                        100            0

FERNANDO                                   ARIAS               None                        100            0

FIFIELD                                    STEPHEN             None                        100            0

FISHER                                     JOHN                None                        100            0

FLEMING                                    RICHARD             None                        100            0

FORD                                       MALIK               None                        100            0

FORESTELL                                  JAMES               None                        100            0

FORTE                                      PASCAL              None                        100            0

FOSTER                                     DAVID               None                        100            0

FOX                                        ROY                 None                        100            0



FRANCECUT                                  JUNE                None                        100            0

FRASER                                     DELLA               None                        100            0

FRASER                                     LARRY               None                        100            0

FRASER                                     RONALD              None                        100            0

FRENCH                                     PATRICK             None                        100            0

FRESE                                      HENRY               None                        100            0

FRESHOUR                                   DORIS               None                        100            0

FROST                                      RICHARD             None                        100            0

FRY                                        PAUL                None                        100            0

FYFE                                       JAMES               None                        100            0

GABRIEL                                    FREDERICK           None                        100            0

GAERTNER                                   KLAUS               None                        100            0

GALLAGHER                                  LEROY               None                        100            0

GALLO                                      LOUIS               None                      2,600            0

GAMBLE                                     THOMAS              None                        100            0

GARBUS                                     GILBERT             None                        100            0

GARRICK                                    PAULA               None                        100            0

GATSCHENE                                  GERALD              None                        100            0

GAUTHIER                                   ANDRE               None                        100            0

GAYFER                                     PETER               None                        100            0

GEMMA                                      JOE                 None                     16,700            0

GERRARD                                    PETER               None                        100            0

GILES                                      DOROTHY             None                        100            0

GILKINSON                                  MARY                None                        100            0

GLENISTER                                  PAUL                None                        100            0

GOOCH                                      KENT                None                        100            0

GOOD                                       RAYMOND             None                        100            0

GOODFELLOW                                 WILLIAM             None                        100            0

GORDON                                     BRUCE               None                        100            0

GORDON                                     R.                  None                        100            0

GORDON                                     TIFFANY             None                        300            0

GORGONIA                                   JOSEPH              None                        100            0

GRAY                                       PIERS               None                        100            0

GREGORY                                    JAMES               None                        100            0

GUZZI                                      FRANICS             None                        100            0

GYLES                                      CARLTON             None                        100            0

HACKING                                    ROGER               None                        100            0

HACKL                                      BETTY               None                        100            0

HAGE                                       J.                  None                        100            0

HALL                                       J.                  None                        100            0

HARDING                                    BARBARA             None                        100            0

HAROCHUK                                   SYLVIA              None                        100            0

HARRIS                                     LUCY                None                      1,700            0

HARWOOD                                    DAVID               None                        100            0

HAYLOCK                                    MALCOLM             None                        100            0

HEADLEY                                    VELMER              None                        100            0

HEASLIP                                     JAMES              None                        100            0

HEEG                                        SCOTT              None                        100            0

HENDLER                                     MORTIMER           None                        100            0

HESS                                        PETER              None                        100            0

HIGGARD                                     RICHARD            None                        100            0

HINES                                       EL-ANN             None                        100            0

HINES                                       L.                 None                        100            0

HINES                                       LAUREN             None                        900            0

HINES                                       MARK               None                        100            0

HINES                                       NADINE             None                        300            0

HODGINS                                     BRIAN              None                        100            0

HODGKINSON                                  JOHN               None                        100            0

HOLMES                                      ROBERT             None                        100            0

HOPP                                        HANS               None                        100            0

HORNER                                      GERALD             None                        100            0

HORODECKY                                   J. JOHN            None                        100            0

HUGHS                                       DONALD             None                        100            0

HUGHS                                       HARRY              None                        100            0

HUGHS                                       LARRY              None                        100            0

HUME                                        DOUG               None                        100            0

HUMPHRIES                                   WILLIAM            None                        100            0

IVERSON                                     FRANK              None                        100            0

JAI YUN INTERNATIONAL INVESTMENT CO.                           None                    325,000            0

JAMIESON                                    JOSEPH             None                        100            0

JAMISON                                     WALLACE            None                        100            0

JASMIN                                      PIERRE             None                        100            0

JOHNSTON                                    HAL                None                        100            0

JOHNSTONE                                   GREGORY            None                        100            0

JURRIE, JR                                  HAROLD             None                        100            0

KAINZ                                       KENNETH            None                        100            0

KALMAR                                      GABOR              None                        100            0

KAPLAN                                      J. MITCHELL        None                        100            0

KAWASHIMA                                   SEIJI              None                        100            0

KELLEY                                      PAT                None                    150,000            0

KELLOGG                                     MICHAEL            None                        100            0

KELLY                                       BERNARD            None                        100            0

KEMP                                        JOHN               None                        100            0

KENNEDY                                     RICHARD            None                        100            0

KENNEDY                                     WILLIAM            None                      1,800            0

KERESZTES                                   JOHN               None                        100            0

KERKOFF                                     TOM                None                        100            0

KERR                                        DENNIS             None                        100            0

KERR                                        DONALD             None                        100            0

KEUNG                                       KEVIN              None                        300            0

KHERANI                                     HUSSEIN            None                    400,000            0

KHIM                                        TAN                None                      2,300            0


KIKUCHI                                   FRED                 None                        100            0

KIKUCHI                                   KAZUKO               None                        100            0

KING                                      W.                   None                        300            0

KIRKBY                                    BRUCE                None                        100            0

KIRWAN                                    DAVID                None                        100            0

KISSOCK                                   BRIAN                None                        100            0

KOCHMAN                                   RICKY                None                        100            0

KOLSTEE                                   HANK                 None                        100            0

KOTACK                                    GLENN                None                        100            0

KRAMER                                    LINDA                None                        100            0

KRISTENSEN                                LEIF                 None                        100            0

KROUPP                                    JORGE                None                        100            0

KURNIK                                    MICHAEL              None                        100            0

KURSCHAT                                  EHRENTRAUD           None                        300            0

KUTNEROGLU                                RAFFI                None                        100            0

KWINT                                     MURRAY               None                        100            0

LAFONTUNE                                 JEAN                 None                        100            0

LAMERS                                    EGON                 None                        100            0

LANE                                      MYRON                None                        100            0

LANG                                      KEITH                None                    400,000            0

LANIEL                                    PAUL                 None                        100            0

LAUZON                                    ROGER                None                        100            0

LAZZARIN                                  FRANCO               None                        100            0

LEE                                       ANNIE                None                      1,500            0

LEGROW                                    BRIAN                None                        100            0

LEMOINE                                   KENNETH              None                        100            0

LENHAN                                    REGINALD             None                        100            0

LEUNG                                     BEN                  None                        400            0

LEVY                                      FREDERICK            None                        100            0

LEWIS                                     ARNOLD               None                        100            0

LIAD                                      SHIH-JEN             None                        100            0

LINGEMAN                                  BERNARD              None                        100            0

LOCKEY                                    PETER                None                        300            0

LORIN                                     MAIKEN               None                        100            0

LUECK                                     LIANE                None                        300            0

LYONS                                     BRUCE                None                        100            0

MACDONALD                                 ALEXANDER            None                        100            0

MACDONALD                                 DONALD               None                        100            0

MACDOUGALL                                DOUGLAS              None                        100            0

MACISAAC                                  MICHALE              None                        100            0

MACKENZIE                                 JOHN                 None                        100            0

MACLEAN                                   DIANA                None                        100            0

MACLONEY                                  BRUCE                None                        100            0

MACPHEE                                   JOHN                 None                        100            0

MACQUARRIE                                CHARLES              None                        100            0

MADELEY                                   ROBERT               None                        100            0

MAILLOUX                                  DONALD               None                        100            0

MAINGUY                                   MARK                 None                        100            0


MALCOLM                                   ALISTAIR           None                          100            0

MALCOLM                                   KENT               None                          100            0

MANJI                                     ZAHIR              None                      400,000            0

MANKINNON                                 FRANK              None                          100            0

MANNONE                                   JOSEPH             None                          100            0

MANTHORNE                                 BRIAN              None                          100            0

MARCO                                     JOSEPH             None                          100            0

MARRONE                                   NORMA              None                        4,300            0

MARTIN                                    ANN                None                          100            0

MARTIN                                    DAVID              None                          100            0

MARTIN                                    ELIZABETH          None                          100            0

MARTIN                                    LESLIE             None                          100            0

MARTIN                                    MICHAEL            None                          300            0

MARTIN                                    MICHAEL            None                          100            0

MARTIN                                    NORA               None                          100            0

MARTIN                                    ROBERT             None                          100            0

MATSON                                    DAVID JOHN         None                          100            0

MAZUR                                     ALBERT             None                          100            0

MCBOYLE                                   GEOFFREY           None                          100            0

MCENTEGART                                BRIAN              None                          100            0

MCGREGOR                                  RICHARD            None                          100            0

MCILVENNA                                 RUBY               None                          100            0

MCKENZIE                                  ALAN               None                          100            0

MCPEETERS                                 KENNETH            None                          100            0

MEARS                                     ROBERT             None                          100            0

MEDALLION CAPITAL CORP.                                      Consultant (3)            300,000            0

MELO                                      TERESA             None                          500            0

MERITH                                    SHIRLEY            None                          100            0

MITCHELL                                  DONALD             None                          100            0

MOON                                      THOMAS             None                          100            0

MOONEY                                    THOMAS             None                          100            0

MOORE                                     GLEN               None                          100            0

MOORE                                     JESSE              None                          100            0

MORELLO                                   MIKE               None                          100            0

MORRISON                                  FRANK              None                          100            0

MOSHER                                    MICHAEL            None                          100            0

MOUSSEAU                                  DOUGLAS            None                          100            0

MOWATT                                    DAVID              None                          100            0

MULTAMAKI                                 ANDY               None                          100            0

MUNDLE                                    WAYNE              None                          100            0

MUNDT                                     ROY                None                          100            0

MUNN                                      RODERICK           None                          100            0

MURPHY                                    DANIEL             None                          100            0


MURPHY                                    E.                   None                        100            0

MURRAY                                    EDWARD               None                        100            0

MURRAY                                    THOMAS               None                        100            0

NEWBURG                                   DALE                 None                        200            0

NICHOLS                                   MARTIN               None                        100            0

NIEJADLIK                                 ANTHONY              None                        100            0

NOON                                      TREVOR               None                        100            0

NORDSTROM                                 WILLIAM              None                        600            0

ODENSE                                    PAUL                 None                        100            0

OEHLRICH                                  HARRY                None                        100            0

OLAVESEN                                  CHRISTOPHER          None                        100            0

OLCZAK                                    PETER                None                        100            0

OLDE MONMOUTH STOCK TRANSFER CO. INC.                          Transfer Agent            6,700            0

OLSON                                     GARRY                None                        100            0

O'NEILL                                   JOHN                 None                        100            0

OWEN                                      DAVID                None                        100            0

PACITTI                                   GERALD               None                        100            0

PALKO                                     WILLIAM              None                        100            0

PARA                                      ROBERT               None                        100            0

PARSONS                                   GRAHAM               None                        100            0

PARTON                                    ELIZABETH            None                        100            0

PATERSON                                  WILLIAM              None                        400            0

PATTERSON                                 W.                   None                        100            0

PAUL                                      ALLEN                None                        100            0

PENNEY                                    S.                   None                        100            0

PERREAULT                                 JOSEPH               None                      6,700            0

PERREAULT                                 LYNNE                None                     16,700            0

PERRY                                     CHARLES              None                        100            0

PERSAUD                                   SAM                  None                        100            0

PESKETT                                   KENNETH              None                        100            0

PHILLIPS                                  KENNETH              None                        100            0

PHILLIPS                                  W.                   None                        100            0

PICKLES                                   EDWARD               None                        100            0

PIERCE                                    THOMAS               None                        100            0

PILLING                                   MICHAEL              None                        100            0

PINKERTON                                 GENE                 None                        100            0

PINKERTON                                 JOHN                 None                        100            0

PLANTE                                    NORMAND              None                        100            0

PLEGER                                    PHILIP               None                        100            0

POHL                                      KAREN                None                      6,700            0

POLLACK                                   JOHN                 None                        100            0

POLSINELLO                                BEN                  None                        100            0

POON                                      SHIU-KEE             None                        100            0

POTVIN                                    ROBERT               None                        100            0

PRASHAD                                   VISH                 None                        100            0


QUINN-TRUST                                VIRGINIA             None                        400           0

QUINONES                                   JOSEPH               None                        200           0

RADOMSKI                                   M.                   None                        100           0

RAINS                                      GORDON               None                        100           0

RANCHELAWAN                                JOYCE                None                        100           0

RANKIE                                     J.                   None                        100           0

READING                                    ERIC                 None                        100           0

REED                                       VICTOR               None                        100           0

REID                                       DARCY                None                        100           0

REISMAN                                    RUTH                 None                      1,700           0

RENFREW                                    R.                   None                        100           0

RICHARDSON                                 JOHN                 None                        100           0

RIDDICK                                    MARK                 None                        100           0

ROANTREE                                   DANIEL               None                        100           0

ROBICHAUD                                  RALPH                None                        100           0

ROGERS                                     DIANE                None                        100           0

ROSEKAT                                    STEPHEN              None                        100           0

ROSENBERG                                  FRANK                None                        100           0

ROSS                                       DONALD               None                        100           0

ROTHWELL                                   WILLIAM              None                        100           0

ROWE                                       HUGH                 None                        100           0

ROWE                                       WAYNE                None                        100           0

ROZON                                      LISSETTE             None                        300           0

RUBINOFF                                   HOWARD               None                        100           0

RUBINOFF                                   MELVIN PAUL          None                        100           0

RUSSCHEN                                   KENNETH              None                        100           0

RUSSELL                                    BERNICE              None                        100           0

SAINZ                                      ROLAND               None                        100           0

SAUL                                       KENNETH              None                        100           0

SAUNDERS                                   DAVID                None                        100           0

SAVAGE                                     LIONEL               None                        100           0

SAWITZKI                                   NICHOLAS             None                        100           0

SAWRAS                                     PETER                None                        100           0

SCHAUM                                     ROUNSEVELLE          None                        100           0

SCHENK                                     DALE                 None                        100           0

SCHWEGEL                                   NORMAN               None                        100           0

SENDKER                                    ALAN                 None                        100           0

SENN                                       STANLEY              None                        100           0

SHAPPEE                                    JACK                 None                    400,000           0

SHAW                                       MURRAY               None                        100           0

SHAW                                       NEIL                 None                    400,000           0

SHIELDS                                    JEFF                 None                        100           0

SHIP ISLAND INVESTMENTS                                         None (2)                 91,400           0

SMITH                                      DONALD              None                        100            0

SMITH                                      ELLIS               None                        100            0

SMITH                                      GREG                None                        100            0

SMITH                                      MICHAEL             None                        100            0

SMITH                                      R.                  None                        100            0

SPALTENSTEIN                               WALTER              None                        100            0

SPASARO                                    SAMULE              None                        100            0

ST. LOUIS                                  WAYNE               None                        100            0

STAN                                       NICHOLS             None                        100            0

STAPLES                                    TERRY               None                      1,800            0

STECHISHEN                                 EDWARD              None                        100            0

STEELE                                     PATRICK             None                        100            0

STERLING                                   WAYNE               None                        100            0

STEVENSON                                  DOUGLAS             None                        100            0

STEWART                                    IAN                 None                        100            0

STOCK                                      BRUCE               None                        500            0

STONE                                      CLIFFORD            None                        100            0

STRACHAN                                   SHEILA              None                        100            0

STRONG                                     MARTIN              None                        100            0

STROYAN                                    PETER JOHN          None                        100            0

SUCHOCKI                                   VICTORIA            None                        100            0

SUE                                        KENNETH             None                        100            0

SUMMERS                                    MICHAEL             None                        100            0

SUMMERVILLE                                BERNARD             None                        100            0

SURETTE                                    EDWARD              None                        100            0

SUTHERLAND                                 ANGUS               None                        100            0

SWAN                                       LONDA               None                        100            0

SWANSON                                    GLENN               None                        100            0

SYKES                                      RANDALL             None                        100            0

SYLVESTER                                  LAWRENCE            None                        100            0

SZALEJ                                     TOM                 None                        100            0

TABBERT                                    GERRY               None                        500            0

TALBOT                                     DONALD              None                        100            0

TARTE                                      YVON                None                        100            0

TASCH                                      ADRIANA             None                    150,000            0

TAYLOR                                     KEITH               None                        100            0

TEMESVARY                                  JOHN                None                        100            0

THE IMERAX GROUP                                               None                      4,300            0

THEIMER                                    PETER               None                        100            0

THOMS                                      STEWART             None                        100            0

THOMSON                                    KENNETH             None                        100            0

THREE EFF CORPORATION                                          None                    412,755            0

TOLL                                       LORNE               None                        100            0

TRACEY                                     ALBERT              None                        100            0

TRAVIS                                     WAYNE               None                        100            0

TREWIN                                     WILLIAM             None                        100            0

TRIBBLE                                    EDWARD              None                        100            0


TUDOR-ROBERTS                             JOHN                 None                         100           0

TYMSTRA                                   JAN                  None                         100           0

URSOLEO                                   FRANK                None                         300           0

UZANS                                     ELMER                None                         100           0

VAIVE                                     ROBERT               None                         100           0

VALERI                                    GEORGE               None                       1,300           0

VAN OORT                                  RICHARD              None                         100           0

VAUGHAN                                   JOHN                 None                         100           0

VEINOTTE                                  DAVID                None                         100           0

VERDE                                     ERNEST               None                         100           0

VILLEMAIRE                                ROLAND               None                         100           0

VIRANI                                    ZAHIR                None                     400,000           0

VUTSKOS                                   GEORGE               None                         100           0

WACH                                      DELIA                None                         100           0

WALLACE                                   DONALD               None                         100           0

WALLACE                                   STEPHEN              None                         100           0

WALTON                                    ROGER                None                         100           0

WARNER                                    BRADLEY              None                         200           0

WATERMAN                                  JOHN                 None                         100           0

WATSON                                    ALLAN                None                         100           0

WATSON                                    LEROY                None                         100           0

WEBB                                      DAVID                None                         300           0

WEINSTOCK                                 ISRAEL               None                         100           0

WEIR                                      ROBERT               None                         100           0

WEIS                                      PERRY                None                         100           0

WENTZELL                                  JAMES                None                         100           0

WERNER                                    CHRISTOPHER          None                         100           0

WEST                                      GEORGE               None                         100           0

WHITE                                     DR. ED               None                         300           0

WHITE                                     FERN                 None                         100           0

WHITE                                     WILFRED              None                         100           0

WHITELAW, Q.C.                            ARCHIBALD            None                         100           0

WICKWARE                                  JOHN                 None                         100           0

WILDE                                     TRENT                None                         100           0

WILKIE                                    IAN                  None                         100           0

WILLEY                                    ROBERT               None                         100           0

WILLIAMS                                  DAVID                None                       1,800           0

WILSON                                    NEIL                 None                         100           0

WILSON                                    PETER                None                         100           0

WOOD                                      LEROY                None                         100           0

WOODS                                     A.                   None                         100           0

WOODS                                     JEX                  None                         100           0

WORAM                                     RICHARD              None                         100           0

WREN                                      JOHN                 None                         100           0



WRIGHT                                  GLENDA                    None                           300           0

WRIGHT                                  JAMES                     None                           100           0

WRIGHT                                  ROBERT                    None                           100           0

WYLIE                                   DONALD                    None                           100           0

YAMASAKI                                DONALD                    None                           100           0

YEE                                     NUKE                      None                           100           0

YING                                    LILY LAU CHUI             None                           300           0

ZETTLE                                  LEONARD                   None                           100           0

TOTAL                                                                                      4,471,755           0




NOTE 1: Control Persons of companies listed as shareholders.



561020 Ontario Inc.              Don Booth         Medallion Capital Corp.            Stafford Kelley (3)
Atlantis Capital Corp.           Constance Baillie Jia Yun International Investment   Philip Cheng
                                                   Co.
Calvert International Limited    Shaun Ruddy       Olde Monmouth Stock Transfer Co.   John Troster
                                                   Inc.
Desjardins Securities Inc.       Blair Krueger(4)  Ship Island Investments            Paul Hines (2)
D Bond Investments               David Bond        The Imerax Group                   Joseph Gemma
Ever Champ Holdings (Canada)     David Chong       Three Eff Corporation              David Rosen
Inc.


NOTE 2: Ship Island Investments is controlled by J. Paul Hines, the former President of Ideal.


NOTE 3: Medallion Capital Corp. provides management consulting services to Ideal and, aside from these services, has no other affiliation with Ideal or its officers,r directors or shareholders.


NOTE 4: We are advised the securities held by Desjardins Securities Inc. were purchased by Blair Krueger, a registered broker employed by Desjardins Securities Inc., who purchased the shares for his own account as an investment and not with a view to distribution. Mr. Krueger requested the shares be registered in the name of his company. Mr. Krueger also advises us that he has no agreement or understanding, directly or indirectly, with any person to distribute the securities. Mr. Krueger has advised Ideal that he controls the disposition and voting of the shares owned by Desjardins Securities Inc.





                              PLAN OF DISTRIBUTION


We are not registering any shares for sale by Ideal to the public. Rather, we are registering 4,471,755 shares of our common stock held by certain existing shareholders. We will not receive any of the proceeds of the sale of the securities being registered. We currently have 9,968,255 shares of common stock outstanding.


The selling shareholders will sell their shares at $1.00 per share until our securities are quoted on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices.


We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be affected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities. We will file a post-effective amendment to this Registration Statement if any selling shareholder enters into an agreement to sell shares through broker-dealers as principals after the effective date of our Registration Statement covering these securities.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our company. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities law violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

There can be no assurances that the selling shareholders will sell any or all of the securities. The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by a selling shareholder, a party receiving a pledge of securities pursuant to a loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling shareholders also may transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus. In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other persons.





Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market making activities in these securities for a period of one or five business days prior to the commencement of such distribution.


As of the date of this prospectus our securities have not been cleared for purchase or sale in any of the states in the United States. Generally, our securities may not be purchased or sold in any state unless they have been registered or qualified for sale in such state or unless our securities, or the purchase or sale of our securities, qualifies for an exemption from registration in such state and we have met the requirements for such exemption. Following effectiveness of this Registration Statement, we will endeavor to register or otherwise qualify our securities in the states. Anyone desiring to purchase or sell our securities must consult with their broker in advance to determine whether such purchase or sale may be effected in their state.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "a penny stock". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board, and the price of our shares may fall within a range which would cause our shares to be considered a "penny stock." The additional sales practice and disclosure requirements imposed upon broker-dealers handling "penny stocks" may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the market.


Under the "penny stock" regulations, a broker-dealer selling "penny stocks" to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.


In addition, the "penny stock" regulations require the broker-dealer to deliver, prior to any transaction involving a "penny stock", a disclosure schedule prepared by the Commission relating to the "penny stock" market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the "penny stock" held in a customer's account and information with respect to the limited market in "penny stocks."


All of the foregoing may affect the marketability of the securities. We will pay all the fees and expenses for the registration of the securities, which are estimated to be approximately $325,411. The selling shareholders will pay any commissions or other costs related to the sale of their shares.


Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a post effective amendment disclosing such matters.





                                LEGAL PROCEEDINGS


Since our inception and the inception of each of our subsidiaries, Ideal and its subsidiaries have been involved in only one legal action. An action was brought in the Superior Court of Justice in Ontario, Canada, on September 20, 2001 against several defendants, including Somani Holdings, Inc. by Richard Michael Kostecki and three other plaintiffs arising from an automobile accident. The plaintiffs are seeking damages totaling $6,660,000 against the defendants, including the automobile dealership that sold to the plaintiffs the automobile in which they allege they were injured. The claim against our subsidiary, Somani Holdings, Inc., arises because the sunroof in the automobile was installed by Somani Holdings, Inc. The plaintiffs have alleged that the sunroof was improperly installed and caused injuries to the plaintiffs. This suit is still in pre-discovery stages and is being defended by Somani Holdings, Inc.'s insurance carrier.


At this time there are no other legal proceedings in which Ideal, or any one of Ideal's subsidiaries are a party.


            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS


                               BOARD OF DIRECTORS


The following individuals have agreed to sit on the Board of Directors of Ideal and were installed as directors on December 13, 2001. Each director will serve until the next meeting of shareholders or until replaced. Each individual's background is of material importance to Ideal.


Joseph P. O'Connor                        Chairman of the Board of Directors

Ayaz M. Somani                            Director

Karim K. Suleman                          Director

                                   MANAGEMENT


Joseph P. O'Connor        CEO

                          President
Ayaz M. Somani            Principal Financial Officer

                          Executive Vice President, Secretary and Treasurer
Karim K. Suleman          Principal Accounting Officer

James Erickson            Vice President, T.O.E., Inc.
Tom Sullivan              Vice President, Ideal Accents, Inc. (Taylor)
                          Secretary and Treasurer, T.O.E., Inc.

George Walch              Secretary and Treasurer, Ideal Accents, Inc. (Taylor)


              JOSEPH P. O'CONNOR, CHAIRMAN & CEO, DIRECTOR OF IDEAL
                                     AGE: 45

Mr. O'Connor attended Wayne State University in Detroit, Michigan from 1975 to 1979 and became involved in the automotive aftermarket industry immediately following college. Mr. O'Connor began his career as an installer of basic accessories at a new vehicle dealership in Detroit and advanced through the ranks at this dealership until 1980 when he started his own mobile installation business. Mr. O'Connor subsequently formed Ideal Accents, Inc. (Ferndale), a full service aftermarket accessory shop in Detroit in 1981. Mr. O'Connor managed Ideal Accents, Inc. (Ferndale) and its three affiliated companies, Ideal Accents Inc. (Ann Arbor), Ideal Accents Inc. (Taylor) and T.O.E., Inc. (Troy) to become one of the largest accessorization services in the United States, according to Ideal's major accessory supplier. From 1981 through the date of this prospectus, Mr. O' Connor has served as President of Ideal Accents, Inc. and its three affiliated companies. Mr. O'Connor devotes his full business time to the operation of Ideal.


     AYAZ SOMANI, PRESIDENT, PRINCIPAL FINANCIAL OFFICER, DIRECTOR OF IDEAL
                                     AGE: 42



Mr. Somani studied Commerce and Finance at the University of Toronto and has been involved in the automotive aftermarket industry since 1984. From 1984 to 1992, Mr. Somani was an owner and manager of Automotive Sunroof Customcraft
(ASC) Inc., a Canadian aftermarket products distributor, and was instrumental in introducing and marketing several accessory brands, including Webasto and Katzkin. In 1992, Mr. Somani started Automotive Sunroof Company (Pickering) ("ASC") as an operating division of Somani Holdings Inc., a full service aftermarket accessory shop in Toronto, Ontario, Canada. In 1999, Mr. Somani co-founded with Mr. Suleman (see below) AutoFun Canada, Inc., a consulting firm to the automotive aftermarket industry. Mr. Somani has served as President of Somani Holdings Inc. since its incorporation on May 3, 1988, as President of ASC since its inception in 1992, and as Chairman and CEO of AutoFun Canada, Inc. since 1999. Mr. Somani regularly devotes not less than 8 hours per business day to the operation of Ideal and has other business activities outside of Ideal.



   KARIM SULEMAN, EXECUTIVE VP, SECRETARY AND TREASURER, PRINCIPAL ACCOUNTING
                           OFFICER, DIRECTOR OF IDEAL
                                     AGE: 41



Mr. Suleman holds Bachelors Degrees in Commerce and Law from the University of British Columbia and has been involved in business development since 1987. Mr. Suleman has experience in the development of several businesses, including a real estate development firm, two publicly held high-tech companies and a garment import and distribution company. Mr. Suleman's expertise includes strategic management, business operations, personnel development, and public finance. In 1999, Mr. Suleman co-founded with Mr. Somani (see above) AutoFun Canada, Inc., a consulting firm to the automotive aftermarket industry. Mr. Suleman has served as Vice President, Business Development of Automotive Sunroof Company (Pickering) since 1996 and as President of AutoFun Canada, Inc. since 1999. Mr. Suleman regularly devotes not less than 8 hours per business day to the operation of Ideal and has other business activities outside of Ideal.



                  JAMES ERICKSON, VICE PRESIDENT, T.O.E., INC.
                                     AGE: 69


Mr. Erickson has been involved in the automotive aftermarket industry for almost 45 years. Beginning four years ago, Mr. Erickson disengaged himself from active day-to-day participation in the aftermarket business and serves as an advisor to Ideal. Mr. Erickson opened his first facility, Erickson Autotrim, in Racine, Wisconsin in the mid 1960's. This company manufactured and installed seat covers. Gradually, Mr. Erickson expanded the company's product line to include convertible top repairs and replacement, roof treatments, bolt-on products and sunroofs. In the late 1980's, Mr. Erickson opened branch facilities in Madison and Menasha, Wisconsin. Mr. Erickson sold his company and partially retired in January 1998. At that time (1988), his company's gross annual revenues had grown to approximately $6 million. Since January 1998, Mr. Erickson has served in an advisory capacity as Vice President of T.O.E., Inc. Mr. Erickson also devotes approximately 5% of his time to the operation of Ideal.

          THOMAS SULLIVAN, VICE PRESIDENT, IDEAL ACCENTS, INC. (TAYLOR)
                      SECRETARY AND TREASURER, T.O.E., INC.
                                     AGE: 46


Mr. Sullivan has had an ownership interest in T.O.E., Inc. since 1991 and has been the Plant Manager of the facility since 1991. As Plant Manager, Mr. Sullivan performs several functions including: installation, purchasing, sales and personnel management. Under Mr. Sullivan's management, revenues at the facility grew significantly from $720,000 to over $2.5 million at their peak in 1996. Mr. Sullivan devotes his full business time to the operation of the T.O.E., Inc., a subsidiary of Ideal.


       GEORGE WALCH, SECRETARY AND TREASURER, IDEAL ACCENTS, INC. (TAYLOR)
                                     AGE: 36


Mr. Walch joined Ideal Accents, Inc. (Ferndale) in 1983. Mr. Walch has has experience and expertise in several areas of our business including: installation, purchasing, sales and personnel management. In 1996, Mr. Walch acquired an ownership interest in Ideal Accents, Inc. (Taylor) and has been the Plant Manager of that facility since that time. Under Mr. Walch's management, revenues at the facility grew to over $1 million. Mr. Walch devotes his full business time to the operation of the Ideal Accents, Inc. (Taylor) subsidiary of Ideal.


Family Relationships. Naseem Somani, wife of Ayaz Somani, is a first cousin of Karim Suleman. There are no other family relationships among our officers or directors.


Legal Proceedings. No officer or director or significant employee of Ideal has been involved in legal proceedings that would be material to an evaluation of our management.


                                 ADVISORY BOARD


The following individuals are members of the Advisory Board of Ideal Accents,
Inc.:


                                  Andrew McLean
                                 Mike Thibideau
                                  Alykhan Jetha
                                  George Kouri
                                  John Maravino
                                 Danny Cisterna
                                  Greg Mallough


                        ANDREW MCLEAN, FINANCIAL ADVISOR
                                     AGE: 35


Mr. McLean has a CGA designation in Canada and a CPA designation in the United States. Mr. McLean has extensive experience in the areas of international finance, public company finance, SEC compliance, mergers and acquisitions and corporate information technology systems. Mr. McLean has held high level finance related positions in several companies. From June, 1996 to March, 1999, Mr. McLean served as General Manager of Madison Coatings International Inc., a subsidiary of Madison Chemical Industries Inc. (a world leader in the manufacturing and development of industrial coatings). From April, 1999 to August, 2000, Mr. Mclean served as CFO of Madison Chemical Industries Inc. and from September, 2000 to August, 2001, Mr. Mclean served as CFO of Cyberun Corp. (an Internet security software developer specializing in payment processing technology). Since September of 2001, Mr. McLean has served as CFO of E-bridge Software Inc. (an Internet software developer specializing in document exchange technology).


         MIKE THIBIDEAU, ADVISOR TO IDEAL (NETWORK DEVELOPMENT STRATEGY)
                                     AGE: 41


Mr. Thibideau was the General Manager of the aftermarket division of Webasto Roof Systems, Inc. ("Webasto"), a global producer and marketer of automotive sunroofs for original equipment manufacturers and the aftermarket, from September, 1985 to June, 2001. During this period, the division's annual revenues expanded from $500,000 to $28 million at their peak. As part of this expansion, Mr. Thibideau established a nationwide network of over 200 independently owned Webasto licensees, providing sales and installation services for Webasto products. The network covered the 100 major North American automotive markets, serviced over 8,000 new vehicle dealerships, and consummated over 100,000 transactions annually. During his tenure as General Manager, Mr. Thibideau also launched several "company stores" in the Detroit and Los Angeles markets. Since July of 2001, Mr. Thibideau has served as a Director of Webasto's e-Business Division .

         ALYKHAN JETHA, ADVISOR TO IDEAL (NETWORK INFORMATION STRATEGY)
                                     AGE: 33


Mr. Jetha is a software solutions provider of corporate information management systems. From September, 1991 to July, 1997, Mr. Jetha developed information and operations enhancement software for Visible Genetics, General Electric and several other mid-sized to large companies. From August, 1997 to July, 2000, Mr. Jetha served as CEO of Tactical Step, a company he launched and which has successfully designed and managed e-commerce sites for small to mid-sized companies. Since August of 2000, Mr. Jetha has served as the CEO of Marketcircle, Inc., another company he launched that provides consulting services to e-business clients as well as information management solutions.


            GEORGE KOURI, ADVISOR TO IDEAL (HUMAN RESOURCE STRATEGY)
                                     AGE: 63


Mr. Kouri was a former marketing executive at Johnson & Johnson Family of Companies from February, 1972 to September, 1978. Mr. Kouri's expertise is in personnel productivity enhancement. Since March of 1979, Mr. Kouri has served as CEO of George Kouri Associates, a company that he launched and which has assisted numerous companies in the areas of vision clarification, team building, corporate communication, employee training and personnel motivation. Mr. Kouri's clients include Heinz, Goodyear Tire, and Calvin Klein.


               JOHN MARAVINO, ADVISOR TO IDEAL (BRANDING STRATEGY)
                                     AGE: 46


Since March 1996, Mr. Maravino has served as CEO of Marvino Design Group, a company that he launched which provides a range of branding services from product packaging to brand stewardship. The companies associated with Maravino Design Group include Saatchi & Saatchi and McClaren Advertising. Mr. Maravino has successfully re-created major brands for companies like General Foods, Proctor & Gamble and General Mills.


             DANNY CISTERNA, ADVISOR TO IDEAL (ACCOUNTING STRATEGY)
                                     AGE: 41


Since June of 1997, Mr. Cisterna has served as a Senior Manager at Deloitte & Touche's Toronto Office. He has extensive experience in public and private accounting and has successfully counseled a wide array of clients, including a major bank, on tax and corporate accounting issues.


                GREG MALLOUGH, ADVISOR TO IDEAL (LEGAL STRATEGY)
                                     AGE: 46


Mr. Mallough, a graduate of Osgoode Hall Law School, is a founding partner of the Toronto law firm Hooey Remus, established in November of 1992. Mr. Mallough practices corporate and commercial law with an emphasis on business transactions, strategic planning and entrepreneurial start-ups, including e-commerce start-ups. Mr. Mallough was called to the Ontario Bar in 1984 and is counsel to several private and publicly held companies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have 9,968,255 shares of common stock issued and outstanding. Our wholly owned subsidiary, Ideal Accents Holdings, Inc. has 5,250,958 "exchangeable" shares issued and outstanding. The terms and conditions of the exchangeable shares are described in "DESCRIPTION OF SECURITIES." We have entered into an Exchangeable Shares Support Agreement dated December 13, 2001 among Ideal, Ideal Accents [Nova Scotia] Company and Ideal Accents Holdings, Inc. and the Voting and Exchange Agency Agreement dated December 13, 2001 among Ideal, Ideal Accents Holdings, Inc. and Medallion Capital Corp., as agent for the holders of exchangeable shares. Pursuant to these two agreements, the exchangeable shares
(i) carry voting rights of one vote per share on all matters coming before the shareholders of Ideal and (ii) are exchangeable at any time for common stock of Ideal. Consequently, for purposes of describing shareholder voting rights, we have included in the table below the number of common shares of Ideal and the number of exchangeable shares of Ideal Accents Holdings, Inc. held by the officers and directors of Ideal. The last column of the table below reflects the voting rights of each officer and/or director as a percentage of the total voting shares (common shares of Ideal and exchangeable shares of Ideal Accents Holdings, Inc.). The total number of voting shares, including the common shares of Ideal and exchangeable shares of Ideal Accents Holdings, Inc., is 15,219,213 shares. Other than Joseph O'Connor, Ayaz Somani and Karim Suleman, no party holds more than 5% of the aggregated outstanding common shares of Ideal and outstanding exchangeable shares of Ideal Accents Holdings, Inc.

------------------------------------------------------------------------------------------------------------------------------------
                                                   EXCHANGEABLE SHARES                                          PERCENTAGE OF VOTING
                                    COMMON STOCK     OF IDEAL ACCENTS    PERCENTAGE OF      TOTAL NUMBER OF    RIGHTS ON ALL MATTERS
         NAME AND ADDRESS             OF IDEAL        HOLDINGS, INC.       CLASS HELD      SHARES ENTITLED TO       BEFORE IDEAL
     OF BENEFICIAL OWNER (3)                                                                      VOTE              SHAREHOLDERS
------------------------------------------------------------------------------------------------------------------------------------

Joseph O'Connor Chairman, CEO and                                         48% of Ideal
Director                            4,749,481 (1)          -0-           Common Shares         4,749,481              31.20%

James Erickson
Vice President T.O.E., Inc             275,000             -0-           2.8% of Ideal          275,000                1.80%
                                                                         Common Shares

Thomas Sullivan
Vice President Ideal Accents,          150,483             -0-           1.5% of Ideal          150,483                0.98 %
Inc. (Taylor), Secretary and                                             Common Shares
Treasurer T.O.E., Inc.

George Walch
Secretary and Treasurer Ideal          75,036              -0-           0.8% of Ideal           75,036                0.49%
Accents, Inc. (Taylor)                                                   Common Shares

Ayaz Somani, President and                                                   43% of
Director                                 -0-          2,281,200 (1) (2)     Exchangeable      2,281,200               14.98%
                                                                             Shares

Karim Suleman, Executive Vice                                               38.7% of
President, Treasurer, Secretary          -0-          2,031,250 (1)      Exchangeable         2,031,250               13.34%
and Director                                                                 Shares
                                                                  Total                       9,562,450               62.79%


Collectively, the officers and directors of Ideal own 52.67% of the outstanding common stock of Ideal. Collectively, the officers and directors of Ideal own 82.1.% of the outstanding exchangeable shares of Ideal Accents Holdings, Inc. Consequently, the officers and directors of Ideal hold 62.79% of the aggregate voting rights on all matters that come before the shareholders of Ideal. None of the officers and/or directors has any right to acquire additional shares of Ideal (other than by exchanging Exchangeable Shares for common shares of Ideal) nor do they have any right to acquire additional exchangeable shares of Ideal Accents Holdings, Inc. Medallion Capital Corp., as agent for the holders of exchangeable shares, has been issued one Special Voting Preference Share of Ideal pursuant to which Medallion Capital Corp. may vote on all matters coming before shareholders of Ideal as directed by the holders of exchangeable shares of Ideal Accents Holdings, Inc.


COLLECTIVELY, THE OFFICERS AND DIRECTORS OF IDEAL OWN 62.79% OF ALL SHARES ELIGIBLE TO VOTE ON MATTERS TO BE DECIDED BY SHAREHOLDERS OF IDEAL.



Note 1: Shares held by Messrs. O'Connor, Suleman, Somani and Mr. Somani's wife, are subject to a performance escrow pursuant to which such shares will only be released from escrow upon Ideal's attaining certain financial targets described in "DESCRIPTION OF SECURITIES - Performance Escrow Agreement.

Note 2:     760,400 of Mr. Somani's exchangeable shares are held by his wife.

Note 3: The respective addresses of our officers and directors listed above are as follows:


            Joseph O'Connor, 27490 Spring Valley, Farmington Hills, MI 48336 USA


            Ayaz Somani, 151 Sandcherry Court, Pickering, ON L1V 6S8, Canada


            Karim Suleman, 5 Mary Elizabeth Cres., Markham, ON L3R 9M2 Canada


            James Erickson, 1223 Lakespur Drive, Kansasville, WI 53138 USA


            Thomas Sullivan, 1094 Cora, Wyandotte, MI 48338 USA


            George Walch, 19762 Donna, Livonia, MI 48152 USA




                            DESCRIPTION OF SECURITIES


The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws. We are authorized to issue 50,000,000 shares of common stock with a par value of $.001 per share and 50,000,000 preferred shares, with a par value of $.001 per share, which may be issued in series. On January 19, 1999, Ideal issued 1,000,000 common shares to
J. Paul Hines as trustee for the company's former parent, Natquote Financial Inc. On March 6, 1999, in a corporate reorganization, these 1,000,000 common shares were cancelled and 17,950,000 common shares were issued to shareholders of Natquote Financial Inc. on a pro rata basis based upon one common share of Ideal for each share of Natquote Financial Inc. held by the shareholders of record. At a special meeting of shareholders and directors on December 11, 2001 a four-to-one reverse stock split was approved, leaving 4,487,755 shares of common stock outstanding after adjustment for fractional shares. Of that amount, 4,471,755 shares are being registered under the registration statement of which this prospectus forms a part. These shares are held by 517 shareholders who are listed under "SELLING SHAREHOLDERS" beginning on page 7 of this prospectus. We had a total of 554 holders of common shares as of May 31, 2003, and 599 shareholders with voting rights (including 45 holders of exchangeable shares that have voting rights).


As of the date hereof 9,968,255 shares of common stock are issued and outstanding and 5,250,958 shares of common stock are reserved for exchange with the "exchangeable shares" that are further described in Item 2 - "Exchangeable Shares," below.


Ideal formed a subsidiary, Ideal Accents (Nova Scotia) Company on December 10, 2001 and formed an additional subsidiary, Ideal Accents Holdings Inc., an Ontario corporation on December 11, 2001. These subsidiaries were incorporated to accommodate certain tax considerations related to the share exchange with the Canadian shareholders.

On December 13, 2001, Ideal completed the acquisition of all of the outstanding shares of six companies: Ideal Accents Inc. (Ferndale), Ideal Accents Inc. (Ann Arbor), Ideal Accents Inc. (Taylor), T.O.E., Inc. (Troy), Somani Holdings, Inc., and AutoFun Canada, Inc. Ideal Accents Inc. (Ferndale) has a wholly owned operating subsidiary, JTM, Inc., which does business under the name, Motor City Sunroof. All of these companies are involved in the auto accessory business. Four of these companies are located in the Detroit, Michigan area and two are based in Toronto, Ontario, Canada. Ideal issued 5,350,000 shares of common stock in exchange for all of the outstanding shares of the four Michigan-based companies. Ideal issued 130,500 shares of common stock and Ideal Accents Holdings Inc. issued 5,250,958 exchangeable shares, for all of the outstanding shares of the two Canadian companies.


In connection with the Canadian Share Exchange Agreement, Ideal also issued one Special Voting Preference Share to an Agent for the holders of exchangeable shares, Medallion Capital Corp. (an Ontario corporation). See Item 4 - "Special Voting Preference Shares," below.


Of the shares issued pursuant to the two Share Exchange Agreements, 4,312,450 exchangeable shares and 4,749,481 shares of common stock held by officers and directors of Ideal have been placed in escrow pursuant to a Performance Escrow Agreement. This Performance Escrow Agreement restricts the release of these shares until Ideal has met certain revenue targets specified in the Agreement. See Item 6 - "Performance Escrow Agreement," below. When released, these shares will be subject to restriction on resale pursuant to Rule 144 of the Securities Act of 1933, as amended, so long as they are held by "affiliates" of Ideal, as that term is defined in Rule 144.


None of the shares issued under the Share Exchange Agreements are being registered in this prospectus. Ideal has reserved 5,250,958 shares of common stock for issuance to the holders of exchangeable shares.


1. STOCK OPTION PLAN. On December 13, 2001 Ideal adopted the 2001 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares that may be issued under the Plan is 5,000,000 shares. The purpose of the Plan is to assist Ideal and its subsidiaries and affiliates in attracting and retaining qualified individuals to serve as directors, officers, consultants, advisors, and employees of our company who will contribute to our company's success and to achieve long-term objectives that will inure to the benefit of all shareholders of Ideal. Options granted under the Plan will be either "incentive stock options," intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "nonqualified stock options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


The Plan will be administered by a Committee of the Board of Directors who will establish the terms under which options are granted. No options have been granted under the Plan as of the date of this prospectus.


2. EXCHANGEABLE SHARES. The holders of "exchangeable shares" of our subsidiary Ideal Accents Holdings, Inc. have voting rights and economic interests in Ideal that are substantially similar the holders of the commons shares of Ideal. The exchangeable shares may be exchanged at any time, and from time to time, for shares of Ideal common stock. By their terms, the exchangeable shares are entitled to dividends of Ideal, if any. See Item 8 - "Dividends," below. Holders of exchangeable shares are entitled to vote on all matters coming before the shareholders of Ideal through their Agent as described in Item 4 - "Special Voting Preference Share" and Item 7 - "Voting Rights," below. In addition, the exchangeable shares must be redeemed by the issuer in exchange for an identical number of shares of common stock of Ideal in the event of a liquidation, dissolution or winding up of Ideal. Any exchangeable shares outstanding as of November 10, 2010 must be redeemed by the issuer, Ideal Accents Holdings, Inc., and exchanged for common shares of Ideal. In addition, 4,312,450 of the exchangeable shares are subject to the Performance Escrow Agreement described
Item 6 - "Performance Escrow Agreement," below.


3. COMMON STOCK. Each holder of shares of common stock is entitled to one vote for each share of common stock of Ideal held on all matters submitted to a vote of shareholders. Cumulative voting is not provided for in Ideal's Certificate of Incorporation. The holders of a majority of the shares voted in person or by proxy at a duly called meeting are entitled to elect all of the directors then standing for election. Neither the common stock of Ideal nor the exchangeable shares are entitled to pre-emptive rights, nor is the common stock of Ideal subject to conversion or redemption rights. Upon liquidation, dissolution or winding-up of Ideal, the assets legally available for distribution to shareholders, if any, would be distributed ratably to holders of all shares outstanding, which would include the common shares of Ideal exchanged for exchangeable shares at that time, as described above.


4. SPECIAL VOTING PREFERENCE SHARE. One Special Voting Preference Share has been issued to the Agent for the holders of exchangeable shares (Medallion Capital Corp.) and carries with it proxy voting rights for all of the exchangeable shares. The Agent is required to distribute proxy material to the holders of exchangeable shares at the same time and in the same manner as material is distributed to the holders of the common shares of Ideal. The Agent is obligated to represent the holders of exchangeable shares from which it receives proxies at all meetings of Ideal's shareholders and vote such exchangeable shares as provided in the proxy given by the holder of such exchangeable shares.

5. SHARES ELIGIBLE FOR FUTURE SALE. As of the date hereof, Ideal has 9,968,000 shares of common stock issued and outstanding. Of these shares:


         o 4,471,755 shares are being registered for sale under this prospectus;


         o  246,245 shares are subject to restriction on re-sale under Rule 144;


         o 5,250,000 shares are held by affiliates of Ideal and also are subject to restrictions on re-sale as provided in Rule 144.


Also as of the date hereof, our subsidiary, Ideal Accents Holdings, Inc., has issued and outstanding 5,250,958 exchangeable shares. Of these exchangeable shares:


         o 938,508 exchangeable shares are restricted and will be restricted, when exchanged for common shares of Ideal, pursuant to Rule 144


         o 4,312,450 exchangeable shares are held by affiliates of Ideal and are restricted and will be restricted, when exchanged for common shares of Ideal, pursuant to Rule 144.


Further, 4,749,481 shares of common stock and 4,312,450 exchangeable shares held by affiliates of Ideal are also subject to the Performance Escrow Agreement described in Item 6 - "Performance Escrow Agreement" below. In addition, 5,000,000 shares of common stock of Ideal are reserved for issuance pursuant to the 2001 Stock Option Plan and when issued will be restricted and subject to the requirements of Rule 144 of the Securities Act of 1933, as amended, unless these shares are subsequently registered by Ideal.


In general, pursuant to Rule 144 a shareholder who has beneficially owned for at least one year shares privately acquired, directly or indirectly, from Ideal or from an affiliate of Ideal, and persons who are affiliates of Ideal who hold shares (whether or not they are registered) will be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) 1% of the then outstanding common stock; or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale, if greater. Sales under Rule 144 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about Ideal. Pursuant to Rule 144(k) a shareholder, who is not an affiliate of Ideal, and who has beneficially owned shares for at least two years, may sell all of such shareholder's shares without being subject to the volume limitations of Rule 144. These descriptions are general in nature and shareholders should consult their own advisors.


No predictions can be made with respect to the effect, if any, that public sales of common stock or the availability for sale of shares that are currently restricted will have on the market price of our common stock if a market is established for the shares of Ideal. Sales of substantial amounts of common stock in the public market could adversely affect the market price of the common stock and the ability of Ideal to raise capital through sales of its equity securities. See "RISK FACTORS" beginning on page 4.


6. PERFORMANCE ESCROW AGREEMENT. Joseph P. O'Connor, Ayaz Somani, Naseem Somani, and Karim Suleman, all directors or family members of directors of Ideal, placed the following shares in escrow with the law firm, McLeod Dixon LLP, Toronto, Canada, as Escrow Agents under an Escrow Agreement with Ideal. The shares held in escrow are as follows:

        Joseph O'Connor           4,749,481            Common Shares
        Ayaz Somani               1,520,800            Exchangeable Shares
        Naseem Somani             760,400              Exchangeable Shares
        Karim Suleman             2,031,250            Exchangeable Shares

The shares represent 59.54% of the voting shares entitled to vote on all matters before Ideal shareholders (which includes the common shares of Ideal and the exchangeable shares of Ideal Accents Holdings, Inc.) and will be released from escrow if the following performance targets for Ideal are met:


A prorated 25% of each of the parties' escrowed shares will be released from the escrow upon the happening of each of the following performance targets:


          At such time as Ideal's consolidated gross annual revenue reaches $25,000,000 for any fiscal year, 25% of the escrowed shares of each party shall be released


          At such time as Ideal's consolidated gross annual revenue reaches $50,000,000 for any fiscal year, 25% of the escrowed shares of each party shall be released


          At such time as Ideal's consolidated gross annual revenue reaches $75,000,000 for any fiscal year, 25% of the escrowed shares of each party shall be released


          At such time as Ideal's consolidated gross annual revenue reaches $100,000,000 for any fiscal year, 25% of the escrowed shares of each party shall be released


There is no assurance that any of the above performance targets will be met. If some or all of the above performance targets are not met, shares held in escrow will remain in escrow indefinitely. These releases from escrow are further conditioned on Ideal being profitable, on a pre-tax basis, at the fiscal year-end in which the gross annual revenue target was reached or surpassed. The escrowed shares are not eligible to receive dividends until released from escrow. The record owners of the escrowed shares may vote such shares while they are in escrow. The escrowed shares may be released from the escrow in the event of a merger or acquisition of Ideal.


7. VOTING RIGHTS. Each common share of Ideal and each exchangeable share of Ideal Accents Holdings Inc. entitles the holder to one vote, either in person or by proxy, at meetings of shareholders of Ideal. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock and exchangeable shares, holding, in the aggregate, more than fifty percent of the total voting rights outstanding can elect all of our directors at any meeting where directors are elected and, in such event, the holders of the remaining shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock and exchangeable shares entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to any action coming before the shareholders, except as otherwise provided by law.

8. DIVIDENDS. Except for shares held in escrow under the Performance Escrow Agreement described above, all of the shares of common stock of Ideal and exchangeable shares of Ideal Accents Holdings, Inc. are entitled to participate proportionately in dividends if our Board of Directors declares dividends from funds legally available. These dividends may be paid in cash, property or additional common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends, if any, would be declared at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors. Therefore, there can be no assurance that any dividends will be paid in the future.


Prior to the merger transaction through which Ideal acquired its four Michigan based subsidiaries, the Michigan corporations existed as "S" corporations. The stockholder distributions reflected in the statements of cash flow for the years ended December 31, 2001 and 2000 were undertaken in order to provide the shareholders of the "S" corporations with cash to pay their individual income tax obligations based upon their prorated share of the income of these companies prior to December 13, 2001. Distributions of this nature will not occur in the future. The Michigan corporations have elected to be treated as "C" corporations under the Internal Revenue Code.


9. TRANSFER AGENT AND REGISTRAR. The Transfer Agent and Registrar for the common stock is Olde Monmouth Transfer Co., Inc., 77 Memorial Parkway, Atlantic Highlands, New Jersey, 07716.


                                     EXPERTS


Our financial statements for the three-month period ended March 31, 2003 (unaudited) were reviewed by, and our year-end financial statements for the years ended December 31, 2002 and 2001, as well as financial statements of Somani Holdings, Inc. and AutoFun Canada, Inc. included in this prospectus, have been audited by, Rotenberg & Co., LLP, Rochester, New York, as our independent auditors, as set forth in their respective reports appearing in this prospectus and are included in reliance upon such report given based upon the authority of such firm as experts in accounting and auditing. In addition, we have received a legal opinion of Andreas M. Kelley, P.A. as to the due and valid issuance of our common shares.




                          INDEMNIFICATION OF DIRECTORS

Our by-laws permit Ideal to indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Ideal to the fullest extent permitted by Florida law and any current or future legislation or judicial or administrative decision, against all fines, liabilities, costs and expenses, including attorney's fees, arising from claims against such persons in connection with their acting as a director or officer of Ideal. Ideal may maintain directors and officers liability insurance, at its expense, to mitigate such exposure.

Costs, legal fees, and expenses (including attorney's fees) incurred by an indemnified party may be advanced by Ideal prior to a final disposition thereof upon receipt of an undertaking from the indemnified party to repay such amounts advanced if it is ultimately determined that such person is not entitled to such indemnification from Ideal.

If this indemnification or any portion of it is invalidated on any grounds by a court of competent jurisdiction, Ideal nevertheless shall indemnify each such person to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be afforded to directors, officers and controlling persons of Ideal pursuant to the foregoing provisions, or otherwise, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                   ORGANIZATION OF COMPANY IN LAST FIVE YEARS


Ideal was incorporated under the laws of the state of Florida on January 21, 1999, originally under the name, "Interact Technologies, Inc." On February 18, 1999, the company changed its name to "Fairhaven Technologies, Inc." On December 14, 2001, in connection with the acquisition of its six subsidiaries described herein, the company again changed its name to "Ideal Accents, Inc."


Ideal was formed by Natquote Financial Inc. Shortly after its formation, on March 6, 1999, Natquote transferred ownership of our company to the shareholders of Natquote by declaring a dividend of one share of our common stock for each share of common stock of Natquote held by the shareholders of Natquote. When the dividend was effected, Natquote was not registered under the Securities Exchange Act of 1934, as amended. Natquote's intention was that the business of our company (then known as Fairhaven Technologies, Inc.) be separated from Natquote because it was different from the business of Natquote. Natquote was in the business of compiling and printing financial information with respect to Canadian public companies for investment professionals. Also, Fairhaven Technologies, Inc. was to have separate management from Natquote, including persons with expertise in the technology that Fairhaven Technologies. Inc. was formed to manage. No public market of any kind developed for the shares of Fairhaven Technologies, Inc. following Natquote's share dividend. The shareholders listed in this prospectus as Selling Shareholders include the shareholders of Natquote who received shares of our company pursuant to the share dividend effected by Natquote.


Fairhaven Technologies, Inc. entered into a transaction pursuant to which it was to receive an assignment, from the University of Illinois at Chicago, of an option to license certain patented and non-patented technology related to cancer treatment. The option to license this technology had a limited duration. Fairhaven Technologies, Inc. developed a business plan which included integration of other related technologies and assembly of management for the operation of an independent company. In order to implement this business plan, Fairhaven Technologies, Inc. required additional capital, which it intended to raise through a private placement of securities. The private placement was not successful and Fairhaven Technologies, Inc. was unable to proceed with its business plan. Fairhaven Technologies, Inc. abandoned its business plan and option to license technology in approximately June of 1999 and did not have business operations of any kind after that date until December of 2001. The foregoing description of the intended business of Fairhaven Technologies, Inc. has no relation to the business of Ideal and is not the business of Ideal.


On December 14, 2001, the name of our company was changed to Ideal Accents, Inc., following the share exchange transactions which created our company as it exists today, as more fully described below. In December of 2001, prior to the merger described below, the shareholders and directors of Ideal approved a four-to-one reverse stock split affecting all outstanding common shares of Ideal. Following this four-to-one reverse stock split, Ideal had 4,487,500 common shares outstanding, all of which were held by shareholders of Natquote as a result of the share dividend described above. Ideal has authorized 50,000,000 shares of common stock having a par value of $0.001 per share and 50,000,000 shares of preferred stock having a par value of $0.001 per share.


In anticipation of the share exchange transactions described below, on December 10, 2001 Ideal incorporated Ideal Accents (Nova Scotia) Company, a Nova Scotia corporation. On December 11, 2001, Ideal also incorporated Ideal Accents Holdings, Inc., an Ontario corporation. These two wholly-owned subsidiaries were incorporated to accommodate certain tax considerations which arose in connection with the share exchange through which Ideal acquired its Canadian subsidiaries.


On December 13, 2001, Ideal acquired Ideal Accents, Inc. (Ferndale) a Michigan corporation and its wholly owned subsidiary JTM, Inc., Ideal Accents, Inc. (Ann Arbor) a Michigan corporation, Ideal Accents, Inc. (Taylor) a Michigan corporation, and T.O.E., Inc., a Michigan corporation. These acquisitions were effected pursuant to a Share Exchange Agreement and reorganization. Also on December 13, 2001, in a separate but simultaneous share exchange effected pursuant to a Share Exchange Agreement, Ideal and its subsidiary, Ideal Accents Holdings, Inc., acquired two Canadian corporations - Somani Holdings, Inc., an Ontario corporation doing business as Automotive Sunroof Co., and AutoFun Canada, Inc., also an Ontario corporation.


On December 13, 2001, Ideal issued a total of 5,480,500 shares of common stock, and Ideal Accents Holdings Inc. issued a total 5,250,958 "exchangeable shares" as consideration for all of the outstanding shares of the six companies it acquired as described above. "Exchangeable shares" are shares of Ideal Accents Holdings Inc. which can be exchanged, at the option of their holder at any time, for common shares of Ideal, as further described in DESCRIPTION OF SECURITIES - Exchangeable Shares. Also on December 13, 2001, the original officer and director of our company, J. Paul Hines, resigned and was replaced by Joseph P. O'Connor as CEO and Chairman of the Board of Directors. Also on that date, Ayaz Somani was elected President and Director and Karim Suleman was elected Executive Vice President, Secretary, Treasurer, and Director. All three of the new officers and directors (Messrs. O'Connor, Somani and Suleman) were major shareholders of the six companies acquired by Ideal on December 13, 2001.


                                  OUR BUSINESS

Through its subsidiaries Ideal provides the sale and installation of automobile styling accessories, vehicle electronics and performance enhancements for all makes and models of vehicles. Our automotive styling accessories include: sunroofs, leather seats, wood dashboards, custom wheels and exterior parts such as "wings." Our vehicle electronics include: vehicle tracking systems, keyless entry systems, remote starter systems, global positioning satellite ("GPS") navigation systems, auto televisions, auto personal computers, auto stereo systems and other automobile entertainment systems. Our performance enhancement items include: modified exhaust systems, ground effect skirts and engine modifications. Substantially all of our business is conducted through the new car dealerships who sell our accessories as enhancements to new vehicles . A small part of our business (less than 10% of our total sales) is retail business provided to customers who seek these same accessorization services directly from us. These services are currently offered through four installation shops in the Detroit, Michigan area and one installation shop in Toronto, Ontario, Canada.


Senior management of Ideal has an extensive background in the auto accessory industry.


Mr. Joseph P. O'Connor, Chairman and CEO, started Ideal Accents, Inc. (Ferndale) in 1981. That company's initial product line consisted of tape striping and adhesive body side moldings. Mr. O'Connor grew the business through a series of strategic acquisitions. Mr. O'Connor's strategy in making each acquisition was to add a new product line or expand his company's market share with existing product lines. The acquisition of US Sunroof, Inc. in 1983 gave Mr. O'Connor's company a capability in sunroof installations. The acquisition of Custom Trim of Michigan, Inc. in 1986 added the capability of "cut and sew" operations for roof treatments. The acquisition of Auto Sunroof and Accessories ("ASA"), the predecessor company to T.O.E., Inc. in 1990, expanded the company's presence in the Detroit sunroof aftermarket. ASA, incorporated in Michigan, had been in the sunroof accessorization business in the Detroit area since March 17, 1982. ASA had eight employees, annual revenues in 1990 in excess of $900,000, and was a leading competitor to Mr. O'Connor's company immediately prior to being acquired. During the early and mid-90's, Mr. O'Connor expanded his business by offering services through multiple strategically located branch facilities. Ideal Accents, Inc. (Ann Arbor) was opened in 1993, and Ideal Accents, Inc. (Taylor) was opened in 1996. Neither of these two companies had predecessor companies. More recently, Mr. O'Connor sought to increase his business by expanding his company's product offerings beyond the established sunroof, leather seats and bolt-on categories to include the rapidly emerging mobile electronics category and performance enhancements. Currently, the four Detroit subsidiaries service 276 of the 350 new vehicle dealers in the Detroit metropolitan area.


Mr. Ayaz Somani, President and Principal Financial Officer, founded Automotive Sunroof Company (Pickering) ("ASC") in 1992 as an operating entity of Somani Holdings, Inc., which he incorporated on May 3, 1988. Mr. Somani grew his business by focusing on the following four areas:

     1. Product Leadership (i.e., being the first to bring new automotive aftermarket products to market);

     2. Styling Packages (i.e., bundling automotive accessories and marketing these as styling packages);

     3. Turnaround Time (i.e. pick-up, accessorizing and delivering vehicles to a new vehicle dealer on the same day); and

     4. Zone and Port Programs (i.e., implementing accessory installation programs for the original equipment manufacturers (OEMs) on their vehicles in a designated zone or at a port of entry before the vehicles are delivered to a new vehicle dealer)



By achieving success in these four areas, Mr. Somani built the business of ASC in the Toronto Area where it currently services 85 of the 210 new vehicle dealers in that market.

Messrs. Ayaz Somani and Karim Suleman, Executive Vice President, Secretary and Treasurer of Ideal, founded AutoFun Canada Inc. ("AutoFun") in 1999 as a consulting firm providing consulting, financial and strategic planning services to companies in the automotive accessorization industry. The market research, feasibility study, capital sourcing expertise, acquisition and integration systems development, including network information systems and process systems development that Ideal is implementing in its business concept, were procured or undertaken by AutoFun.


Both our Chairman and CEO and our President are well known throughout the industry in North America and are members of a trade organization known as "Group 15." Group 15 is a trade organization consisting of the owner/operators of the largest automotive accessorizers in fifteen major markets in North America and functions as a major industry network center. The mission of Group 15 is to enable members to share ideas, insights, knowledge and financial information with the aim of continually improving member company performance along a series of operational and financial benchmarks. Group 15 is commonly the first stop for new industry suppliers and a useful information source for many installation shop principals.

Ideal's subsidiaries are as follows:

================================ ===================== ==================== ==================================

            COMPANY              FORM OF ORGANIZATION        DATE OF                    LOCATION
                                  INCORPORATION
================================ ===================== ==================== ==================================

Ideal Accents, Inc. (Ferndale)   Michigan              June 4, 1981              Detroit, Michigan, USA
and JTM, Inc.                    Corporation
================================ ===================== ==================== ==================================

Ideal Accents, Inc. (Ann Arbor)  Michigan              May 8, 1992               Detroit, Michigan, USA
                                 Corporation
================================ ===================== ==================== ==================================

Ideal Accents, Inc. (Taylor)     Michigan              August 22, 1996           Detroit, Michigan, USA
                                 Corporation
================================ ===================== ==================== ==================================

T.O.E., Inc.                     Michigan              April 13, 1990            Detroit, Michigan, USA
                                 Corporation
================================ ===================== ==================== ==================================

Somani Holdings Inc.             Ontario               May 3, 1988              Toronto, Ontario, Canada
                                 Corporation
================================ ===================== ==================== ==================================

AutoFun Canada, Inc.             Ontario               June 30, 1999            Toronto, Ontario, Canada
                                 Corporation
================================ ===================== ==================== ==================================

In its effort to run its installation subsidiaries cohesively and successfully, Ideal has paid particular attention to three areas: good shop management, advanced network information systems and the creation of standardized procedures for installation of products and maintaining quality control. We refer to these standardized procedures as "templates" and we stress creation and adoption of these templates in each of our installation facilities in order to standardize our operations at all of our facilities and enhance efficiency and quality control. As Ideal expands its operations, it will employ these templates in each new location in order to achieve a high standard of care and efficiency wherever we do business.


The adoption and implementation of our templates is part of Ideal's ongoing commitment to creating a strong brand identity for our services among new car dealerships and dealer associations that are our principal sales channel. We believe our reputation within the new car dealer industry for consistent high standards of installations is critical to our success.


None of Ideal's subsidiaries has filed for bankruptcy, receivership or similar proceeding, nor have any of our subsidiaries been materially reclassified, merged, consolidated, or engaged in the purchase or sale of a significant amount of assets not in the ordinary course of business.


The Business. The automotive accessories business consists of three supplier tiers, as described below:


     1. Tier One Suppliers consist of manufacturer/suppliers of accessories to Original Equipment Manufacturers ("OEMs"). For example, a Tier-One Supplier may be an OEM manufacturer of sunroofs that we install.

     2. Tier Two Suppliers consist of manufacturer/suppliers of components to Tier One Suppliers. For example, a Tier Two Supplier may be a manufacturer that supplies components for a sunroof that is sold by a Tier One Supplier. The glass in a sunroof is an example of such a component that may be supplied by a Tier Two Supplier to a Tier One Supplier.

     3. Tier Three Suppliers consist of distributor/installers of Tier One parts on new and aftermarket vehicles. Ideal is a Tier Three Supplier, and as such is presently authorized by many of the principal Tier One Suppliers in the industry to install their products on aftermarket vehicles, i.e., on vehicles at the new vehicle dealer level and at the retail level.

             A typical accessory transaction cycle runs as follows:


          1. At the point of sale, a new vehicle dealer will offer a choice of accessory options to a vehicle purchaser.

          2.   The purchaser will make a selection and order an accessory.

          3. The vehicle is sent to an installation shop, the selected accessory is installed, and the vehicle is brought back to the dealership.

          4. The purchaser pays the dealer and takes delivery of the vehicle with the installed accessory.

Products. Automotive parts and automotive accessories fall into distinct product categories. Automotive parts are used for vehicle repair and maintenance. Automotive accessories are intended for vehicle improvement and enhancement. Ideal's business is in the latter category.

Automotive accessories enhance a vehicle either stylistically or functionally. Stylistic enhancements serve the customers' desire for vehicle differentiation and personalization. Functional enhancements serve the customers' desire for vehicle security, safety, convenience, comfort, communication, connectivity, productivity, performance, and "infotainment" (information and entertainment).


Ideal presently offers the following product categories:


                         AUTOMOTIVE STYLING ACCESSORIES:


          sunroofs, leather seats, wood dashboards, wheels, wings, etc.


                              VEHICLE ELECTRONICS:


    vehicle tracking systems, keyless entry, remote starters, GPS navigation systems, Auto PCs, TVs, VCPs, DVDs, CD Changers, stereos, etc.


                            PERFORMANCE ENHANCEMENT:


                     modified exhausts, ground effects, etc.


Ideal does not manufacture any of its accessories. It procures the accessories listed above from the following suppliers:


            -         Inalfa Skylite Sunroofs

            -         Webasto-Hollandia

            -         Katzkin Leathers Inc.

            -         Classic Soft Trim

            -         Gemico

            -         New England Wood Dash Company

            -         Woodview (Ont) Ltd.

            -         Kwikut Equipment Inc.

            -         Rostra Precision Controls Inc.

            -         Audiovox

            -         Clarion

            -         Dawn Enterprises

            -         J. S. Parker Intl. Ltd.

            -         Wilpack Industries Limited

            -         Jaycore Incorporated

            -         E & G Classics

            -         Razzi Corporation

            -         Magellan

It is not customary in the industry for Tier Three Suppliers such as Ideal to enter into long term agreements with Tier One Suppliers and exclusivity is seldom, if ever, offered by Tier One Suppliers to anyone in the accessory installation business. Discounts and payment terms are generally the only negotiable items offered by Tier One Suppliers to Tier Three Suppliers such as Ideal.

Ideal markets its services and products primarily to new car dealers, who in turn market these products to their customers. The new vehicle dealer network, therefore, is Ideal's primary distribution channel. This network consists of both domestic dealers (offering vehicles made in North America) and import dealers (offering vehicles made outside North America). Each of our shops also offers accessories to the general public. This retail business, however, is a nominal portion of our business.


Ideal accessorizes all makes, models and body types in both domestic and imported vehicles. The body types include coupes, convertibles, hatchbacks, sedans, wagons, pickups, vans and SUVs (sport utility vehicles).


Pick up and delivery consists of either driving or carrier-transporting the target vehicle from and to the dealer.


Competition. In the Detroit market, Ideal services 78% or 276 of the 350 new vehicle dealers. In the Toronto market, Ideal services 40% or 85 of the 210 new vehicle dealers. These arrangements with new vehicle dealers are not exclusive agreements. Large auto parts retailers such as Pep Boys and Auto Zone in the U.S., and Canadian Tire in Canada, though publicly held and well funded, are not directly competitive with Ideal, because their business is selling automotive parts at the retail level, not installing automotive accessories through new car dealers. While it would be possible for these retailers to move into the accessorization business, it would be difficult for them because of the specialization required. Vehicle accessorization in its essential categories requires highly specialized installation expertise, and there is only a limited pool of such expertise available.


One potential competitor is Classic Soft Trim ("CST") - a private company. CST has been an aftermarket manufacturer of auto interior leather products since 1969. To reduce its reliance on independent distributors/installers, CST began establishing company-owned distribution/installation centers. The CST network currently comprises thirty-eight company-owned outlets in various markets throughout the U.S., including in Detroit, Michigan. CST continues to sell its products through independent authorized distributor/installers such as Ideal. Recently, to diversify its product selection at its company-owned centers, CST has begun offering accessorization services in complimentary styling products such as wood dashes, sunroofs, spoilers and CD changers, an area that is competitive with our services.


 Ideal enjoys a strong competitive position in the markets it services, given the high percentage of dealers it services in its respective market areas. Ideal's method of competition is two fold: aggressive in-person marketing to the dealer sales managers and sales people, and consistent delivery on the promised performance.


Market Size. Specialty Equipment Market Association (SEMA) is a trade association consisting primarily of a diverse group of manufacturers of automotive specialty parts and accessories, distributors, retailers, publishing companies, auto restorers, street rod builders, restylers, car clubs and race teams. SEMA conducts market research related to the accessorization industry. In the accessory manufacturers' sales categories tracked by SEMA, overall sales in the United States were $8.17 billion in 1999. We believe we have substantially penetrated our markets in Detroit and Toronto and that future growth, if any, will come through expansion into other geographic market areas.

Expansion Plan. Ideal believes there is an opportunity for expansion into other major markets throughout North America. We plan to utilize our operating profits, if any, and capital we raise in the market, if available, to accomplish this expansion. Through our contacts in the installation industry, it may be possible to attract companies in markets not currently served by Ideal to become part of our company through acquisitions in which a principal form of the consideration paid for new locations is common stock of Ideal. Also, if capital is available, we may be able to open new operations in some major centers where we feel we can compete effectively.


Opportunities also exist to expand programs where original equipment manufacturers (OEMs) install accessories on new vehicles in designated zones or points of entry, before vehicles are delivered to the dealer. To assure our ability to accommodate these expansion plans and meet the standards required by our suppliers and OEMs, we are implementing the steps discussed below.


Operational Quality/Efficiency Templates. Ideal was ISO certified in early November 2002. The current ISO standards, ISO 9001, specify the minimum standards for a quality management systems. These standards are set by the International Standards Organization in Geneva, Switzerland. The Organization accredits registrars ("Registrars") around the world to ISO certify companies that have implemented these standards. A company seeking such certification needs to do the following: 1) select a Registrar and negotiate a fee for its services; 2) be educated in the standards; 3) document its organizational structure, job functions, work processes and quality assurance procedures; 4) conform these documents to the standards; 5) implement the processes and procedures in these conformed documents; 5) have the Registrar through its ISO Auditor inspect the conformed documents and the company's implementation of the processes and procedures in these documents; 6) assuming the company passes inspection, apply for certification; 7) maintain the certification by having an annual ISO audit done on the company; 8) if there is a new facility acquired, and assuming the standards have been implemented in this new facility, apply to the Registrar to inspect the new facility and expand the scope of the certification to include this new facility; 9) three years from the certification date, apply for a new certification.

As each new facility is developed or acquired, bringing this new facility up to ISO standards will be a priority. As the ISO standards are implemented within a particular facility, Ideal will apply to have its ISO certification expanded to include the new facility.


One of the aims of the certification process is to standardize all the operational procedures and workflow documentation in the U.S. and Canadian facilities. These standardized procedures and documentation will serve as Ideal's starting operational quality/efficiency templates.


Ideal will also template Industry Best Practices for implementation in all its facilities. These Practices have been collated by industry associations, like SEMA, and are advocated as enhancing a firm's competitive advantage in the industry.


Ideal's ISO certification and implementation of Best Practices will help the company in, at least, two ways: internally, it will continue to build our competitive advantage; externally, it will clearly communicate to our suppliers and customers that the company is a quality focused enterprise - a message that we hope will build our brand equity and customer loyalty.


Network Information System. Ideal has hired Marketcircle, Inc., a specialty e-solutions company, to design our corporate information system. The system will consist of a central repository of data and multiple applications. These applications are designed to enhance network efficiency and include Accounts Receivables, Accounts Payables, General Ledger, Payroll, Inventory Management, Installation Management, Human Resource Management, and Customer Relations Management. Overlaying the data core and applications will be an enterprise portal. The portal is the common entry point to and the unifying platform for all the data and applications. Because the system will be web-centric in that the data and application delivery systems will be premised on Internet standards, every Ideal employee with an Internet connection and the required authorization will have full access to Ideal's electronic resources at any time and from anywhere. Such convenient access to Ideal's on-line resources will serve to further enhance network efficiency. Furthermore, the portal will provide Ideal's executives with a powerful medium through which to communicate the company's vision and strategy to its employees. Additionally, the portal will provide Ideal's employees with a powerful tool with which to collaborate with one another. Such added communicative and collaborative capabilities will serve to further foster network cohesion. Because Ideal plans to fully leverage its information system to enhance network efficiency and cohesion, and because access to this web-centric system will be so convenient, Ideal will design a system that is tightly integrated with its operational procedures. The system is designed to allow additional components to be added as the business expands and can be expanded to handle a network of up to 100 facilities.

Marketing Strategy. Ideal's marketing strategy will center on having a strong brand identity across all of our locations. The four elements of the brand promise and the way Ideal plans to fulfill these elements is as follows:


         1) Superior Product Choice: Through strong, long standing relationships with leading Tier One suppliers in each of its product categories.


         2) Superior Installation Quality: Through its ISO certification and Best Practices implementation.


         3) Superior Turnaround Time: Through its Corporate Information System and Best Practices implementation


         4) Competitive Pricing: Through the purchasing synergies generated by the growing network buying power and through the operating efficiencies generated by the Corporate Information System and Best Practices implementation.


By implementing the standards described we believe we will be a leader in the industry. We also believe an organization operating with these accreditations will attract customers and other operators to become part of our company in order to gain these benefits.


Employees. Ideal has 101 employees. The breakdown among the principal subsidiaries is as follows:

============================================================================================================
NAME
                  IDEAL ACCENTS,    T.O.E., INC.  IDEAL ACCENTS, INC.    IDEAL ACCENTS,    SOMANI HOLDINGS
                 INC. (FERNDALE)                        (TAYLOR)        INC. (ANN ARBOR)         INC.
============================================================================================================
NUMBER OF       31 full time       8 full time    5 full time          2 full time         14 full time
EMPLOYEES       20 part time       11 part time   5 part time          4 part time         1 part time
============================================================================================================

None of these employees are represented by a labor contract. The employee numbers at corporate head office are included in the Ferndale numbers. All of the employees in the US subsidiaries and in the corporate head office at Ferndale, including the CEO, are leased employees and are paid through an employee leasing service. The employee leasing service in effect is a payroll service that performs all the administrative functions associated with maintaining employees on a company payroll - functions like tax deductions, insurance premium deductions, compensation claims, etc. None of the employees in the Canadian subsidiaries, are leased employees. The administrative functions associated with these Canadian employees are performed in-house.


Web Addresses. The Web addresses of the key operations and references mentioned in this prospectus are as follows. These websites are in no way incorporated in, nor do they form any part of, this prospectus.

======================================================================================================================
                                 COMPANY                                                  WEB ADDRESS
======================================================================================================================
o        Ideal Accents, Inc. (Ferndale)
                                                                          www.idealaccents.com

o        Ideal Accents, Inc. ( Ann Arbor)


o        Ideal Accents, Inc. ( Taylor)


o        T.O.E., Inc.
======================================================================================================================
o        Somani Holdings Inc.
                                                                          www.autosunco.com
======================================================================================================================

                      WHERE YOU CAN OBTAIN MORE INFORMATION


As we have not conducted any business prior to December 13, 2001, we have not delivered annual reports to our shareholders and have not done so prior to the date of this prospectus. Once this prospectus has been declared effective we will provide annual statements to our shareholders. This registration statement is our first filing with the Securities and Exchange Commission (SEC). The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding Ideal at www.sec.gov and you can reach us at ksuleman@idealaccents.com. Karim Suleman acts as the Information Officer for the Company and can be reached at 416-435-6867.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATION


                    FOR THE THREE MONTHS ENDED MARCH 31, 2003


                                       AND


                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


FORWARD-LOOKING STATEMENTS. The statements contained in this report on Form SB-2 which are not historical facts, including (without limitation) in particular, statements made in this Item, may contain forward-looking statements that are subject to important factors that could cause actual results to differ materially from those in the forward-looking statement, including (without limitation) product demand; the effect of economic conditions; the impact of competitive services, products, pricing; product development; parts supply restraints or difficulties; industry regulation; the continued availability of capital resources and financing and other risks set forth or incorporated herein and in Ideal's Securities and Exchange Commission filings. Ideal does not undertake to update any forward-looking statement that may be made from time to time by or on its behalf.


INTRODUCTION. Ideal sells and installs a wide range of automotive aftermarket accessories primarily to new vehicle dealers in Southeastern Michigan and Toronto, Ontario, Canada.


Ideal generates revenue by the sale and installation of the following:

o        Power Moonroofs
o        Manual & Topsliding Sunroofs
o        Carriage Roofs
o        Custom Tops
o        Leather Seat Covers and Trim
o        Spoilers
o        Wood Dashes
o        Ground Effects
o        Truck Accessories
o        Mobile Electronics
o        Entertainment Systems
o        Navigation Systems
o        Telematics
o        Other Styling and Functional Accessories

The following discussion and analysis of Ideal's financial condition and results of operations should be read in conjunction with the financial statements appearing in this Form SB-2.

FOR THE THREE MONTHS ENDED MARCH 31, 2003


RESULTS OF OPERATIONS. The following tables set forth statements of operations data of Ideal expressed as a percentage of sales for the periods indicated:

                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                       2003                      2002
                                                            -----------------------------------------------------


Sales                                                           1,799,400       100.0%    1,890,200       100.0%

Cost of Goods Sold                                              1,272,800        70.7%    1,434,500        75.9%
                                                            -----------------------------------------------------
Gross Profit
                                                                  526,600        29.3%      455,600        24.1%
                                                            -----------------------------------------------------
Selling, General and Administrative
                                                                  649,900        36.1%      614,800        32.5%

Depreciation and Amortization                                      46,700         2.6%       28,400         1.5%

Interest                                                           69,200         3.8%       34,800         1.8%
                                                            -----------------------------------------------------
Total Operating Expenses
                                                                  765,800        42.5%      678,000        35.8%
                                                            -----------------------------------------------------
Income (Loss) from Operations Before Income Taxes
                                                                (239,200)      (13.2%)    (222,400)      (11.7%)

Provision for Income Taxes                                            700         0.0%        7,100         0.3%
                                                            -----------------------------------------------------
Net Income (Loss)
                                                              (239,900)     (13.2%)     (229,500)     (12.0%)
                                                           ======================================================

Three Months Ended March 31, 2003 Compared with Three Months Ended March 31,
2002


SALES. Sales for the three-month period ended March 31, 2003 decreased by $90,800 or (4.8%) to $1,799,400 from $1,890,200 for the three-month period ended March 31, 2002. This decrease in sales is attributable primarily to the general economic downturn in the United States. New car sales declined, as did the number of new cars for which accessories were purchased in the Detroit, Michigan and Toronto, Ontario market areas. We believe the decrease in sales is also partly attributable to changes in new car lease terms offered by automotive leasing companies in 2002 that eliminated the inclusion of the price of new car accessories (including our products) as part of the price of the car for purposes of determining the amount of the lease financing. Consequently , financing for auto accessories, in some cases, was not available to some lease customers.


COST OF GOODS SOLD-MATERIAL COSTS. Material costs for the three-month period ended March 31, 2003 was $729,400 or 40.5% of sales compared to $796,400 or 42.1% of sales for the three-month period ended March 31, 2002. The decrease in cost of goods sold, as compared with the prior period, was due to the decrease in sales. The decrease in cost of goods sold as a percentage of sales occurred because we received deeper supplier discounts by combining the purchasing power of all of our subsidiaries.


COST OF GOODS SOLD-LABOR AND OVERHEAD. Labor and Overhead costs for the three-month period ended March 31, 2003 was $543,400 or 30.2% of sales compared to $638,100 or 33.8% of sales for the three-month period ended March 31, 2002. The decrease was primarily attributable to our reduction in labor cost for auto accessory installers as a response to lower sales. The decrease in cost of goods sold - labor and overhead as a percentage of sales occurred because we downsized our installer workforce and implemented work plans that enhanced installer productivity.


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the three-month period ended March 31, 2003 increased by $35,100 or 5.7% to $649,900 from $614,800 for the three months ended March 31, 2002. This increase was attributable primarily an increase in leased employee costs of $144,700 (primarily administrative labor cost), an increase in office expenses of $40,000, as a result of our incurring costs related to new software and support for such software, and increases in other expenses in this category. These increases were partially offset by a decrease by $179,800 in legal and professional fees and expenses which were unusually high in the comparable period in 2002 as a result of costs incurred in connection with registering our shares with the SEC. The increase in selling, general and administrative expenses as a percentage of sales occurred because such expenses increased during a period in which sales declined.

INTEREST EXPENSE. Interest expense for the three-month period ended March 31, 2003 increased by $34,400 to $69,200 from $34,800 for the three months ended March 31, 2002. The increase in interest expense occurred as a result of the additional debt held by Somani Holdings, Inc. and AutoFun Canada, Inc, both of which subsidiaries were purchased in December of 2001.


DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense increased by $18,300 to $46,700 during the three-month period ended March 31, 2003 from $28,400 for the three months ended March 31, 2002. The increase was primarily attributable to the acquisition of computer equipment of approximately $170,000 during the 4th quarter of 2002 and the acquisition of vehicles of approximately $130,000 during the year ended December 31, 2002.


PROVISION FOR INCOME TAXES. The provision for income taxes decreased by $6,400 to $700 for the three-months period ended March 31, 2003 from $7,100 for the three months ended March 31, 2002. These taxes were primarily Michigan State franchise taxes payable by the Ideal subsidiaries in Michigan. The principal reason for the decrease was that operating losses were available to reduce such taxes. We did not pay federal or state income taxes during the first quarter.


NET INCOME (LOSS). The net loss for the three-month period ended March 31, 2003 increased by $10,500 or 4.6% to a net loss of $(239,200) from a net loss of $(229,500) for the three months ended March 31, 2002, due to the factors discussed above.

COMPREHENSIVE INCOME (LOSS). Comprehensive loss for the three-month period ended March 31, 2003 increased by $104,700 to a comprehensive loss of $(335,600) from a comprehensive loss of $(230,900) for the three months ended March 31, 2002.

The increase in the comprehensive loss was attributable to the increase in the net operating loss of $10,500 described above combined with the increase in the translation loss on foreign currency used in subsidiary operations of $94,200.

Comprehensive income (loss) includes all changes in equity during the specified period from transactions and events from non-owner sources. The only changes in equity that are excluded from comprehensive income are those resulting from investments by owners and distributions to owners. Other comprehensive income generally includes revenue, expenses, gains and losses not included in net income in accordance with generally accepted accounting principles.

CAPITAL RESOURCES AND LIQUIDITY

THREE MONTHS ENDED MARCH 31, 2003 COMPARED WITH THREE MONTHS ENDED MARCH 31,
2002

CAPITAL RESOURCES. Cash used in operations was $74,400 and $190,800 for the three months ended March 31, 2003 and 2002, respectively. The decrease in cash used in operations of approximately $116,400 resulted from a decrease in accounts receivable of approximately $329,500, which was offset by a reduction in accounts payable of approximately $201,200.

Cash used in investing activities was $19,300 and $300 for the three months ended March 31, 2003 and 2002, respectively. The cash was used for purchases of property and equipment in the three months ended March 31, 2003 and 2002.

Cash flow provided from financing activities was $191,300 and $170,100 for the three months ended March 31, 2003 and 2002. The change in cash flow is due to advances from a related party, officers and stockholders, and repayment of debt.

LIQUIDITY. Ideal has an available line of credit with a maximum amount of $200,000 provided by Citizen's Bank, of which $197,300 was outstanding at March 31, 2003. This line bears interest at a rate of 1% above the prime rate. It is secured by substantially all of the assets of TOE, Inc. and the personal guaranty of Joseph O'Connor, James Erickson and Thomas Sullivan. This line of credit has no stated expiration date.

Ideal has an additional line of credit with a maximum amount of $169,900 ($250,000 Canadian) provided by the Royal Bank of Canada, of which $166,500 was outstanding at March 31, 2003. This line bears interest at a rate of 2.5% above the Royal Bank's prime rate. It is secured by a pledge of substantially all of the assets of the Somani Holdings, Inc. and the personal guarantees of Ayaz and Naseem Somani. This line of credit has no stated expiration date.

Ideal has a line of credit with a maximum amount of $34,000 ($50,000 Canadian) provided by the Royal Bank of Canada, of which $-0- was outstanding at March 31, 2003. This line bears interest at a rate of 2% above the Royal Bank's prime rate. It is secured by substantially all the assets of AutoFun Canada, Inc. and the personal guaranty of Karim Suleman. This line of credit has no stated expiration date.

Ideal had an additional line of credit with a maximum amount of $50,000 provided by Charter Bank, of which $26,300 was outstanding at March 31, 2003, which was converted to a term loan in November 2001 and is due November 2004. This loan bears interest at a rate of 2% above the prime rate. It is secured by substantially all of the assets of Ideal Accents - Taylor and the personal guarantees of Joseph and Tamara O'Connor, Thomas Sullivan and George Welch.


As of July 14, 2003, Ideal and its subsidiaries were in compliance with all of the loan covenants pursuant to the respective loan agreements governing the above loans at March 31, 2003. These covenants include generally the following undertakings: (a) to defend and maintain collateral, (b) to notify lenders upon the happening of certain events including a change-in-control, litigation affecting collateral, significant acquisitions of collateral, loss or damage to collateral, a default in the payment of other obligations affecting the collateral or any return or repossession of collateral (references to "collateral" in this context means substantially all of the assets of the borrower), (c) to maintain the collateral in good condition, (d) to maintain any applicable insurance covering the collateral , (e) to maintain registrations and title documents to collateral including intellectual property rights registrations, as applicable, (e) to execute such further financing statements as may be requested by the lender in order to evidence its security interest and/or permit the lender to realize upon its security interest, (f) to pay all taxes and similar charges as may be levied against the borrower or the collateral, as the case may be, (g) to carry on the business of the borrower in an efficient and proper manner, (h) to maintain books of account in accordance with generally accepted accounting principals, (h) to mark records of collateral and collateral, as requested by lender, so as to indicate the security interest of lender, (i) to use loan proceeds in the borrower's business, (j) to comply with all applicable governmental and environmental regulations and (k) to deliver, from time to time, such documents, records and certificates as may be requested by lender including, documents of title, copies of books of account, financial statements, insurance policies and certificates and such other information as may be reasonably requested by lender concerning the borrower's business and the collateral. In addition, the borrower may not: (i) create, incur or assume any additional indebtedness or sell, transfer, or otherwise encumber any of the collateral, (ii) engage in any business that is substantially different than that which it is currently engaged, (iii) pay any cash dividends on its stock, except to pay the "s corporation" income taxes of its shareholders and (iv) lend, invest or advance money or assets; purchase or create any other enterprise or incur any obligation as guarantor other than in the ordinary course of business.


NEXT 12 MONTHS

Our plan to meet our operating and financial needs over the next twelve months is to continue seeking alternate sources of equity and debt financing to support operations. Our principal stockholders have made short term loans to Ideal, as further described in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Advances from Stockholders and Officers." To the extent Ideal is unable to obtain other debt or equity financing, these stockholders intend to provide further short term loans if necessary to support our operations. However, such stockholders are not legally bound to provide any further financing and may chose to stop providing further financing at any time. As an additional source of short term funding, we may decide to sell additional accounts receivable at a discount from their face value to a receivables "factoring" company. Currently, only one of our five operating subsidiaries sells its accounts receivable to a factoring company. Accounts receivable are typically discounted by 2% when purchased by a factoring company.

QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK. Ideal is exposed to financial market risk resulting from changes in interest rates. As a policy, Ideal does not engage in speculative or leveraging transactions, nor does it hold or issue financial instruments for trading purposes.

The nature and amount of Ideal's short-term and long-term debt can be expected to vary as a result of future business requirements, market conditions and other factors. As of March 31, 2003, all of Ideal's debt was fixed rate except for the lines of credit, where the interest rates vary at 1% to 2.5% above the respective lenders' prime rate. Ideal's long-term debt includes approximately $864,100 of capital lease obligations, and additional term and installment obligations of approximately $240,800. While fluctuations in interest rates may affect the fair value of this debt, interest expense will be affected nominally due to the fixed interest rate of the notes and capital lease obligations.

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


RESULTS OF OPERATIONS. The following tables set forth statements of operations data of Ideal expressed as a percentage of sales for the periods indicated:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                         2002                          2001
                                            -------------------------------------------------------------

Sales                                                  8,708,900     100.0%         8,389,800     100.0%

Cost of Goods Sold                                     6,434,000      73.9%         6,022,900      71.8%
                                            -------------------------------------------------------------
Gross Profit
                                                       2,274,900      26.1%         2,366,900      28.2%

Depreciation and Amortization                            168,000       1.9%            68,400       0.8%

Interest Expense                                         241,600       2.8%           130,300       1.6%

Selling, General and Administrative Expenses           3,066,500      35.2%         1,820,800      21.7%
                                            -------------------------------------------------------------
Total Operating Expenses                               3,476,100      39.9%         2,019,500      24.1%

Income (Loss) From Operations                          (791,600)     (9.1%)           546,100       6.5%
                                            -------------------------------------------------------------


                                            -------------------------------------------------------------
Income (Loss) Before Income Taxes                    (1,201,200)    (13.8%)           347,400       4.1%

Provision for Income Taxes                                29,000       0.3%            28,800       0.3%
                                            -------------------------------------------------------------
Net Income (Loss)                                    (1,230,200)    (14.1%)           318,600       3.8%
                                            =============================================================




Year Ended December 31, 2002 Compared with Year Ended December 31, 2001


SALES. Sales for the year ended December 31, 2002 increased by $319,100 or 3.8% to $8,708,900 from $8,389,800 for the year ended December 31, 2001. The increase in consolidated sales was due primarily to the acquisition of Somani Holdings, Inc. in December 2001.


Sales for the year ended December 31, 2002 for the four Detroit, Michigan based locations, without consideration to the Somani Acquisition, would have decreased by approximately $528,800. This decrease is attributable primarily to the general economic downturn that has led to a decrease in discretionary income of consumers. During this period, new car sales in the Detroit, Michigan declined, as did the number of new cars for which accessories were added. In addition, the decrease in sales is also partly attributable to changes in lease agreements provided by automotive dealers in 2002 that eliminated the inclusion of the price of new car accessories (including our products) as part of the lease payments. We believe these changes in lease terms also hurt our sales.


COST OF GOODS SOLD - MATERIAL COSTS. Material costs for the year ended December 31, 2002 were $3,799,300 or 43.6% of sales as compared to $3,616,500 or 43.1% of sales for the year ended December 31, 2001. This increase was attributable to the acquisition in December of 2001of Somani Holdings, Inc. which has higher costs for raw materials purchased with Canadian dollars from suppliers in the United States.

COSTS OF GOODS SOLD - LABOR AND OVERHEAD. Labor and Overhead costs for the year ended December 31, 2002 were $2,634,700 or 30.3% of sales as compared to $2,406,400 or 28.7% of sales for the year ended December 31, 2001. The overall increase was primarily related to the acquisition of Somani Holdings, Inc.


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Operating expenses for the year ended December 31, 2002 increased by $1,245,700 or 68.4% to $3,066,500 from $1,820,800 for the year ended December 31, 2001.


The increase in operating expenses was partly due to the acquisition of Somani Holdings, Inc. Expenses also increased as a result of our incurring professional fees and expenses in connection with registering our securities with the SEC and in connection with the expenses associated with the share exchange agreements and merger transaction which resulted in the formation of Ideal as it is currently constituted, which expenses amounted to approximately $576,000. In addition to these expenses, we expended approximately $200,000 for software consultations and related upgrades to our computer infrastructure and approximately $40,000 toward obtaining ISO certification systems.


INTEREST EXPENSE. Interest expense for the year ended December 31, 2002 increased by $111,300 to $241,600 from $130,300 for the year ended December 31, 2001.


Although there was a decrease in the prime rate from 9.00% at January 1, 2001 to 4.25% at December 31, 2002, it was more than offset by the acquisitions of Somani Holdings, Inc. and AutoFun Canada, Inc., both of which companies had debt obligations at the time that we acquired them.


PROVISION FOR INCOME TAXES. The provision for income taxes increased by $200 to $29,000 for the year ended December 31, 2002 from $28,800 for the year ended December 31, 2001. This tax amount is attributable primarily to Michigan state franchise taxes payable by our subsidiaries that operate in Michigan and is based upon a formula which was substantially unaffected by our operating results for the period ended December 31, 2002.

NET INCOME. Net income for the year ended December 31, 2002 decreased by $1,548,800 or (486.3%) to a net loss of $(1,230,300) from net income of $318,500 for the year ended December 31, 2001, due to the factors discussed above.


COMPREHENSIVE INCOME (LOSS). Comprehensive loss for the year ended December 31, 2002 increased by approximately $1,553,800 to a comprehensive loss of $(1,235,300) from comprehensive income of $318,500 for the twelve months ended December 31, 2001.


The increase in the comprehensive loss was attributable to the change from net income to net loss described above combined with the translation loss on foreign currency of approximately $5,000 resulting from the acquisition of the Canadian subsidiaries during December, 2001.

Comprehensive income includes all changes in equity during a period from transactions and events from non-owner sources. The only changes in equity excluded from comprehensive income are those resulting from investments by owners and distributions to owners. Other comprehensive income generally includes revenue, expenses, gains and losses not included in net income in accordance with generally accepted accounting principles.

CAPITAL RESOURCES AND LIQUIDITY

YEAR ENDED DECEMBER 31, 2002 COMPARED WITH YEAR ENDED DECEMBER 31, 2001


CAPITAL RESOURCES. Cash used from operations was $509,900 for the year ended December 31, 2002 and cash provided from operations was $471,900 for the year ended December 31, 2001. The decrease is mainly due to decreased net income for the year ended December 31, 2002 and an increase in accounts receivable. This was offset mainly by an increase in accounts payable and a decrease to other assets.


Cash used in investing activities was $27,400 and cash provided from investing activities was $18,400 for the year ended December 31, 2002 and 2001, respectively. The cash was used for purchases of property and equipment in the years ended December 31, 2002 and 2001.


Cash flow provided from financing activities was $525,300 for the year ended December 31, 2002 and cash flow used in financing activities was $540,900 for the year ended December 31, 2001. The change in cash flow is due to advances from a related party, officers and stockholders, and repayment of debt.


DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased by $99,600 to $168,000 at December 31, 2002 from $68,400 at December 31, 2001. The increase is primarily attributable to the acquisition of vehicles and computer equipment in 2002.

INFLATION. Ideal does not believe its operations have been materially affected by inflation. Inflation is not expected to have a material future effect in the near term.


ACQUISITIONS OF CANADIAN COMPANIES. On December 13, 2001, Ideal and Ideal Accents Holdings Inc. acquired 100% of the outstanding shares of Somani Holdings Inc. and AutoFun Canada Inc., both Ontario corporations. The shares of these companies were exchanged for shares of Ideal and Ideal Accents Holdings Inc. Pro-forma financial statements of Somani Holdings Inc. and AutoFun Canada Inc. have been included in Note M to the financial statements.

                                                          PRO FORMA RESULTS OF OPERATIONS
                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                    ACTUAL RESULTS               PROFORMA RESULTS
                                            -------------------------------------------------------------
                                                         2002                          2001
                                            -------------------------------------------------------------

 Sales                                                 8,708,900     100.0%         9,341,200     100.0%

 Cost of Goods Sold                                    6,434,000      73.9%         6,902,300      73.9%
                                            -------------------------------------------------------------
 Gross Profit
                                                       2,274,900      26.1%         2,438,900      26.1%

 Operating Expenses                                    3,066,500      35.2%         2,091,500      22.4%
                                            -------------------------------------------------------------
 Income (Loss) From Operations
                                                        (791,600)     (9.1%)          347,400       3.7%

 Depreciation and Amortization                           168,000       1.9%           115,200       1.2%

 Interest Expense                                        241,600       2.8%           157,100       1.7%
                                            -------------------------------------------------------------
 Income (Loss) Before Income Taxes
                                                      (1,201,200)    (13.8%)           75,100       0.8%

 Provision for Income Taxes                               29,000       0.3%            28,900       0.3%
                                            -------------------------------------------------------------
 Net Income (Loss)
                                                      (1,230,200)    (14.1%)           46,200       0.5%
                                            =============================================================





PRO FORMA SALES. Proforma combined sales for the year ended December 31, 2001 was approximately $9,341,200 compared to actual consolidated sales $8,708,900 for the year ended December 31, 2002.



The decrease in sales was the result of the negative economic impact of the terrorist event of 9/11, the general economic downturn, and the decreasing trends in consumer spending. The decrease in sales is also partly attributable to changes in lease agreements provided by automotive dealers in 2001 that provided financing to lessees purchasing higher quality auto accessories. In 2002, lease financing for automobile accessories was less available, which, we believe, hurt our sales.

PRO FORMA COST OF GOODS SOLD - MATERIAL COSTS. Material costs, after giving proforma effect to the acquisitions was approximately $4,130,200 for the year ended December 31, 2001 or 44.2% of sales compared to $3,799,300 or 43.6% of actual consolidated sales for the year ended December 31, 2002.



The decrease in cost of goods sold was related primarily to the decrease in sales.



PRO FORMA COST OF GOODS SOLD - LABOR AND OVERHEAD. Proforma labor and overhead costs for the year ended December 31, 2001 was approximately $2,772,100 or 29.7% of sales compared to $2,634,700 or 30.3% of actual consolidated sales for the year ended December 31, 2002.



Labor and overhead costs remained relatively constant in dollars from the consolidated year ended December 31, 2002 to the year proforma results ended December 31, 2001 due to the relatively constant sales and the more efficient use of labor in 2002.



PRO FORMA SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Proforma selling, general and administrative expenses for the year ended December 31, 2001 was approximately $2,091,500 or 22.4% of sales compared to $3,066,500 or 35.2% of actual consolidated sales for the year ended December 31, 2002.



The increase in operating expenses was primarily the result of expenses incurred for professional fees in connection with registering the Company's securities for trading. In addition to those expenses, the Company had invested in an extensive computer infrastructure and an ISO certification that will help provide operating efficiencies for the Company.



PRO FORMA INTEREST EXPENSE. Proforma interest expense for the year ended December 31, 2001 was approximately $157,100 or 1.7% of sales compared to $241,600 or 2.8% of actual consolidated sales for the year ended December 31, 2002.



Even though there was a decrease in the prime rate from 9.00% at January 1, 2001 to 4.25% at December 31, 2002 this was offset by an increase in the overall debt held by the Company which caused the interest expense to increase.



PRO FORMA NET INCOME (LOSS). Net income on a combined proforma basis was approximately $46,300 for the year ended December 31, 2001 compared to an actual consolidated net loss of approximately $(1,230,300) for the year ended December 31, 2002, due to the factors discussed above.



During the 4th quarter 2001, AutoFun Canada Inc. raised approximately $500,000 through a private offering of its securities.


4TH QUARTER ADJUSTMENTS. During the 4th quarter of 2002, Ideal recorded bad debts in the amount of $87,620 as a charge to operations and a reduction of accounts receivable. In addition, Ideal recorded a charge to operations of $147,228 and a corresponding reduction to inventory to account for inventory obsolescence. During the 4th quarter, Ideal also entered into capital lease obligations, which have been recorded under Property and Equipment with a corresponding liability in the accompanying Financial Statements.


RECENT ACCOUNTING PRONOUNCEMENTS. In April 2002, the Financial Accounting Standards Board is Financial Accounting Standard No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and technical corrections (SFAS No. 145). SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30 ("Opinion No. 30"). Applying the provisions of Opinion No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual and infrequent and meet the criteria for classification as an extraordinary item. SFAS No. 145 is effective for the Company beginning January 1, 2003. Management does not expect the adoption of SFAS No. 145 to have a material effect on the financial results of the Company

In June 2002, the Financial Accounting Standards Board issued FASB Statement No. 146, "Accounting for Cost Associated with Exit or Disposal Activities" (SFAS
146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 applies to all exit or disposal activities initiated after December 31, 2002. Management does not anticipate that the adoption of SFAS 146 will have any material impact on the financial statement.

In December 2002, the Financial Accounting Standards Board issued FASB Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123 (SFAS 148). SFAS 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 123 has been amended to require disclosure of additional information concerning the effects of stock-based employee compensation on earnings. Finally, SFAS 148 amends APB Opinion 28, Interim Financial Reporting, to call for disclosure of SFAS 123 proforma information on a quarterly basis. SFAS 148 is effective for fiscal years ending after December 15, 2002. Interim quarterly disclosures are required for reports containing condensed financial statements for periods beginning after December 15, 2002.

The Company has adopted SFAS 148, for the fiscal year ended December 31, 2002, and has determined that it has had no impact on the financial position and results of its operations for the year ended December 31, 2002.

PRO FORMA DEPRECIATION AND AMORTIZATION. Pro forma depreciation and amortization increased by $52,800 to $168,000 at December 31, 2002 from $115,200 at December 31, 2001. The increase is attributable primarily to the acquisition of vehicles and computer equipment which accounts for an approximate increase of $99,600 before giving effect to the pro forma acquisition of Canadian Companies in 2001.


QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK. Ideal is exposed to financial market risk resulting from changes in interest rates. As a policy, Ideal does not engage in speculative or leveraging transactions, nor hold or issue financial instruments for trading purposes.


The nature and amount of Ideal's short-term and long-term debt can be expected to vary as a result of future business requirements, market conditions and other factors. As of December 31, 2002, all of Ideal's debt was at fixed rates except the lines of credit debt, where the interest rates vary at 1% to 2.5% above the respective lenders' prime rate. Ideal's long-term debt includes approximately $879,523 of capital lease obligations and additional term and installment obligations of approximately $260,972. While fluctuations in interest rates may affect the fair value of this debt, interest expense to Ideal will be nominally affected due to the fixed interest rate of the notes and capital lease obligations.

                             DESCRIPTION OF PROPERTY


We currently have the following facilities, which we use in the operation of our business. Our executive offices are located in Ferndale, Michigan.


=================== ===================== ================== ==================== ==================== =====================
NAME                IDEAL ACCENTS, INC.     T.O.E., INC.       IDEAL ACCENTS,       IDEAL ACCENTS,     SOMANI HOLDINGS INC.
                         (FERNDALE)                             INC. (TAYLOR)      INC. (ANN ARBOR)
=================== ===================== ================== ==================== ==================== =====================
ADDRESS             10200 W. Eight Mile   240 Park St.       15423 Oakwood,       15423 Oakwood,       595 Middlefield Rd.
                    Rd.                   Troy, MI           Romulus, MI 48174    Romulus, MI 48174    Units 11 & 12
                    Ferndale, MI          48084                                                        Scarborough, ON,
                    48220                                                                              Canada M1V 3S2
                    $7,525/month (net)    $4,000/month       $2,104/month         $2,104/month         $2,881/month (gross)
                                          (gross) (gross) (gross)
=================== ===================== ================== ==================== ==================== =====================
POSSESSION          15 Year               5 Year lease       3 Year lease         Shares the           3 Year lease
                    lease purchase (1)    with a 5 Yr        with a 3 Yr option   building with        with option to
                                          option to renew    to renew (3)         Ideal Accents,       renew (4)
                                          (2)                                     Inc. (Taylor)
=================== ===================== ================== ==================== ==================== =====================
TOTAL SQ FT         28,000 sq. ft         8,500 sq. ft       8,000 sq. ft         8,000 sq. ft         6,255 sq. ft
=================== ===================== ================== ==================== ==================== =====================
OFFICE AREA         10,000 sq. ft         3,500 sq. ft       3,000 sq. ft         3,000 sq. ft         800 sq. ft
=================== ===================== ================== ==================== ==================== =====================
INSTALLATION AREA   18,000 sq. ft         5,000 sq. ft       5,000 sq. ft         5,000 sq. ft         5,455 sq. ft
=================== ===================== ================== ==================== ==================== =====================
INSTALLATION BAYS   20                    8                  8                    8                    11
=================== ===================== ================== ==================== ==================== =====================
TOTAL EMPLOYEES     51                    19                 10                   6                    15
=================== ===================== ================== ==================== ==================== =====================
EQUIPMENT & TOOLS   Air chisel gun,       Air chisel gun,    Air chisel gun,      Air chisel gun,      Air chisel gun,
                    Electric shears,      Electric shears,   Electric shears,     Electric shears,     Electric shears,
                    air compressor,       air compressor,    air compressor,      air compressor,      air compressor,
                    assorted hand tools   assorted hand      assorted hand tools  assorted hand tools  assorted hand tools tools
=================== ===================== ================== ==================== ==================== =====================
CONDITION OF        Good                  Good               Good                 Good                 Good
EXTERIOR
=================== ===================== ================== ==================== ==================== =====================
CONDITION OF        Good                  Good               Good                 Good                 Good
INTERIOR
=================== ===================== ================== ==================== ==================== =====================
INSURANCE           Adequate              Adequate           Adequate             Adequate             Adequate
=================== ===================== ================== ==================== ==================== =====================

Note (1): This is a 15-year net/net lease that commenced on November 1, 1999, and ends on October 31, 2014. Rents escalate during the term as set out below:


           November 1, 2002 to October 31, 2005 @ $ 8,100.00 per month November 1, 2005 to October 31, 2008 @ $ 8,725.00 per month November 1, 2008 to October 31, 2011 @ $ 9,400.00 per month November 1, 2011 to October 31, 2014 @ $10,125.00 per month


The rent listed above is the current gross rental.


Ideal has the right to purchase the premises during the term of the lease at the prices listed below:


              November 1, 2002 to October 31, 2005 @ $925,000.00
              November 1, 2005 to October 31, 2008 @ $1,025,000.00
              November 1, 2008 to October 31, 2011 @ $1,135,000.00
              November 1, 2011 to October 31, 2014 @ $1,260,000.00


Note (2): This lease is for a term of 5 years beginning on January 2, 1999 and ending January 1, 2004 at the gross monthly rent shown above. This lease is payable to TOES LP, which is controlled by certain officers and directors.


Note (3): This lease is for a term of 3 years and 13 days beginning on the 15th day of February 2001. The monthly rent increased on March 1, 2002 to $4,207.29 from $3,892.92. The lease also includes a first right of refusal to purchase the property if the landlord receives an offer to purchase from a third party. The rent is split equally between Taylor and Ann Arbor.

Note (4): This lease was renewed for a term of 3 years on June 15, 2000 at a net rental of $3,736.56 with the current gross rent being $2,881 Canadian dollars or US$1,901.43. This lease was extended on February 19, 2003 and extended to February 29, 2004.





Ideal has successfully maintained liquidity from its operating profits and relies on its line of credit for volume buying opportunities and receivable financing.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Ideal's former Officer and Director J.Paul Hines has provided certain administrative services to Ideal since its inception to his resignation on December 13, 2001. The new Officers and Directors installed on December 13, 2001 each received a substantial stock position in Ideal as a result of the exchange of their share in the six companies acquired for the shares of Ideal and its subsidiary Ideal Accents Holdings Inc. Joseph O'Connor received 4,749,481 shares of common stock, Ayaz Somani received directly and indirectly 2,281,200 exchangeable shares and Karim Suleman received 2,031,250 exchangeable shares. T.O.E.S. Limited Partnership leases facilities to T.O.E., Inc. at $4,000 per month and is controlled 42% by Joseph O'Connor, Chairman and CEO of Ideal, 42% by James Erickson, Vice President of T.O.E., Inc., and 16% Thomas Sullivan, Secretary/Treasurer of T.O.E., Inc. This lease runs until January 1, 2004. T.O.E., Inc. is a wholly owned subsidiary of Ideal.


                     Advances From Stockholders and Officers



The principal stockholders and key officers have periodically made advances to the Company and its subsidiaries in the form of short-term loans with no set repayment terms. Interest on the loans has been imputed at the rate of 7% per annum. The following table shows the balance owed by Ideal to each stockholder as of June 30, 2003 and the aggregate amount advanced to Ideal (without deduction for repayment) by each stockholder in the last twenty-four months.




------------------------------------------------------------------------------------------
Stockholder                              Balance as at 6/30/03   Total Advanced to Ideal
                                                                  in the last 24 Months
------------------------------------------------------------------------------------------


Joseph P. O'Connor                             $--------                $671,987

Thomas Sullivan                                  1,603                    4,473

Ayaz Somani                                     16,106                   171,724

Naseem Somani                                   10,196                   23,004

Karim Suleman                                  --------                  73,197

------------------------------------------------------------------------------------------


Balances                                        $27,905                 $944,385
------------------------------------------------------------------------------------------





The Company provides management services and facility rental to AVG, Inc., a related company. Joseph O'Connor, Ayaz Somani and Karim Suleman, principal shareholders of Ideal Accents, Inc. are also principal shareholders of AVG, Inc. Ideal Accents, Inc. receives $3,000 per month, a compensation for the facility rental and management and administrative services. AVG, Inc. supplies accessory parts to original equipment manufacturers. AVG's business doe not represent competition to Ideal.


AVG, Inc. has made various advances to Ideal. The advances, which totaled $857,577 at March 31, 2003 are unsecured and non-interest bearing. Ideal expects to repay the advances entirely during 2003. However, if Ideal does not repay these advances by December 31, 2003, Ideal will pay interest on the outstanding balance at the then prime rate.





                                SUBSEQUENT EVENTS


In February of 2002, Ideal entered into negotiation to acquire certain assets from Auto Conversions Inc. and its principal shareholder, Michael Patten. By mutual agreement following a due diligence review of Auto Conversions Inc. by Ideal, the parties agreed to terminate and release each other from this transaction effective March 3, 2003. There been no further negotiation, however, Ideal has engaged Mr. Patten as an employee.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


MARKET INFORMATION. Our common stock is not traded on any exchange. We plan to seek listing on the "Over-The-Counter" Bulletin Board administered by the NASD (the "OTCBB"),. We cannot guarantee that our shares will be listed on the OTCBB or any other exchange. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will develop. At the date hereof, there are no options or warrants outstanding to acquire any of Ideal's securities. Ideal is registering 4,471,755 outstanding shares of common stock.


PENNY STOCK CONSIDERATIONS. Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US$ 5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.


SHAREHOLDERS. As of the date hereof, there are 599 shareholders with voting rights (including shareholders of Ideal and holders of exchangeable shares of Ideal Accents Holdings, Inc.). Of these shareholders, 554 shareholders hold common shares of Ideal and 45 shareholders hold exchangeable shares issued by our subsidiary Ideal Assets Holdings, Inc. The exchangeable shares can be converted at any time to common shares and have the same voting rights as common shares, as described in DESCRIPTION OF SECURITIES - Exchangeable Shares Voting Rights. There were 52 shareholders in the six companies we acquired in December 2001. Seven of these shareholders received common shares and 45 of these shareholders received exchangeable shares of Ideal Accents Holdings, Inc. We are registering 4,471,755 common shares of Ideal held by 517 shareholders.


OUTSTANDING OPTIONS. There are no outstanding options, warrants, or convertible securities that entitle anyone to acquire shares of common stock of Ideal except the 5,250,958 exchangeable shares held by the 45 shareholders. Ideal has not agreed to register any other securities.


144 STOCK RULE. At present all of the outstanding shares of Ideal are subject to Rule 144 restrictions. None of these outstanding shares may be sold due to the extension of any holding period requirement under Rule 144. This restriction will be removed on the 4,471,755 shares at such time as the registration statement of Ideal, of which this prospectus is a part, becomes effective. As of the date hereof 9,968,255 shares of common stock are outstanding, of which 4,749,481 are escrowed, and 5,250,958 shares are reserved for issuance for exchangeable shares of which 4,312,450 are escrowed. The escrowed common shares and the escrowed exchangeable shares are held by affiliates as defined in Rule
144. 4,471,755 shares of common stock will be freely tradable at such time as the registration statement, of which this prospectus is a part, becomes effective. At that time, 746,764 shares of common stock and 938,508 exchangeable shares, when exchanged for common stock, will be restricted securities pursuant to Rule 144 of the Securities Act and therefore subject to limitations on resale. 500,519 of the 746,764 common shares are held by affiliates as defined in Rule 144.


ADDITIONAL REGISTRATION. Ideal may seek to raise additional capital and may be required to register additional shares of common stock for this purpose. Further Ideal may issue shares of common stock under the company's Stock Option Plan.


DIVIDENDS. Except for money advanced to shareholders to pay their share of corporation income tax under the S corporations we acquired in December 2001, we have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in the expansion of our business. Any decisions as to future payment of dividends will depend on our earnings, financial position, and such other factors, as the Board of Directors deems relevant.


                                     Page 46


                             EXECUTIVE COMPENSATION


The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 2000 , 2001 and 2002, by Ideal's highest compensated executive officers who were serving as executive officers at the end of 2002 and the compensation proposal to be paid in 2003.

NAME & PRINCIPAL POSITION                  YEAR                SALARY                COMMISSION

Joseph P. O'Connor                         2003                $150,000
Chairman & CEO                             2002                $150,000
                                           2001                $225,000
                                           2000                $225,000

Ayaz M. Somani                             2003                $125,000
President                                  2002                $125,000
                                           2001                $69,040
                                           2000                $ 62,874

Karim Suleman                              2003                $125,000
Exec. Vice President, Secretary &          2002                $125,000
Treasurer                                  2001                $ 52,983
                                           2000                $ 45,360

Thomas Sullivan                            2003                $66,400               (2)
VP of One (1) Subsidiary                   2002                $ 66,400              $22,274
Secretary & Treasurer of One (1)           2001                $ 66,400              $19,613
Subsidiary                                 2000                $ 66,400              $22,936

George Walch                               2003                $72,000               (2)
Secretary & Treasurer of One (1)           2002                $ 72,000              $17,770
Subsidiary                                 2001                $ 72,000              $18,167
                                           2000                $ 72,000              $10,860


Note (1): These amounts were paid in Canadian dollars. The Canadian equivalents for 2000 were approximately $99,800 and $72,000 respectively, and for 2001 are $108,000 and $84,100 respectively.


Note (2): It is anticipated their commissions will be approximately the same in 2003 as in 2002. Messrs. Sullivan and Walch are the only two members of management that have a compensation package, which includes commissions. Mr. Sullivan's commission income is 1% of installed sales at T.O.E. Inc. Mr. Walch's commission income is 1% of installed sales at Ideal Accents, Inc. (Taylor). Installed sales are sales of accessorization services, which include accessory parts and installation. Sales of accessory parts alone, without installation, are not considered installed sales.


Note (3): We have entered into no employment agreements with these officers. We have no standard arrangements under which we will compensate our directors for their services provided. Joseph O'Connor agreed to a reduced compensation in 2002 and 2003 to assist the advancement of Ideal, Ayaz Somani and Karim Suleman received an increase in compensation commencing in 2002 and 2003 as consideration for additional responsibilities; Other executives are being compensated at the same level as in the past. O'Connor, Somani and Suleman have no formal employment agreement for their compensation; the amounts for 2002 and 2003 were verbally negotiated and agreed upon. The terms of the verbal agreement of all members of management are as follows: to continue being compensated at 2002 levels, until the fiscal period in which Ideal generates a $1,000,000 pre-tax profit. In the fiscal period subsequent to this one, the compensation of these members will be reviewed, and if merited, will be increased by no more than 10%.


As of the date hereof there have been no stock options issued pursuant to the 2001 Stock Option Plan and no warrants or other rights to acquire securities outstanding.


Changes In Control. There are currently no arrangements, which would result in a change in our control.





                                  LEGAL MATTERS


Certain legal matters with respect to the validity of the issuance of the shares of common stock offered by this prospectus have been passed upon by Don A. Paradiso, P.A., Pompano Beach, Florida.


                                     EXPERTS

The Financial Statements of Ideal and its affiliates as of December 31, 2002, have been audited by Rotenberg & Co., LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

With respect to the Independent Accountants Report on the unaudited interim financial information of Ideal and Subsidiaries for the three months ended March 31, 2003 and 2002 dated June 24, 2003, which is incorporated herein by reference, Rotenberg & Co., LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports and incorporated by reference herein, they did not audit and they did not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Rotenberg & Co., LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" on a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                          INDEX OF FINANCIAL STATEMENTS

IDEAL ACCENTS, INC. AND SUBSIDIARIES                                                            SECTION F-1

Independent Auditors' Report on Review of Financial Information dated May 12, 2003

Consolidated Balance Sheets as at March 31, 2003 (Unaudited)

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the
  Three Month Period Ended March 31, 2003 (Unaudited)

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Month Period Ended March 31, 2003 (Unaudited)

Consolidated Statements of Cash Flows for the Three Month
  Period Ended March 31, 2003 (Unaudited)

Notes to Consolidated Financial Statements

                                           - - - - - - - - - - - - - - -

Independent Accountants' Report on Consolidated Supplementary Information

Consolidated Supplementary Schedules of Cost of Goods Sold and
  General and Administrative Expenses for the Three Months Ended
  March 31, 2003 (Unaudited)

---------------------------------------------

IDEAL ACCENTS, INC. AND SUBSIDIARIES                                                            SECTION F-2

Independent Auditors' Report dated February 18, 2003

Consolidated Balance Sheets asat December 31, 2002 and 2001

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the Years Ended December 31, 2002 and 2001

Consolidated Statements of Operations for the Years Ended
  December 31, 2002 and 2001

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2002 and 2001

Notes to Consolidated Financial Statements

                                      - - - - - - - - - - - - - - - -

Independent Auditor's Report on Consolidated Supplementary Information

     Consolidated Supplemental Schedules of Cost of Goods Sold and General
          and Administrative Expenses for the Years Ended December 31,
  2002 and 2001


---------------------------------------------

SOMANI HOLDINGS, INC. O/A AUTOMOTIVE SUNROOF CO.                                                SECTION F-3

Independent Auditors' Report dated March 7, 2003

Balance Sheet as at November 30, 2001

Statement of Income and Deficit for the six-month period ended November 30, 2001

Statement of Cash Flows for the six-month period ended November 30, 2001

Notes to Financial Statements

---------------------------------------------

SOMANI HOLDINGS, INC. O/A AUTOMOTIVE SUNROOF CO.                                                SECTION F-4

Independent Auditors' Report dated December 17, 2002

Balance Sheet as at May 31, 2001 and 2000

Statement of Changes in Stockholders' Equity (Deficit) for the Years Ended May 31, 2001 and 2000

Statement of Operations for the Years Ended May 31, 2001 and 2000

Statement of Cash Flows for the Years Ended May 31, 2001 and 2000

Notes to Financial Statements

---------------------------------------------

AUTOFUN CANADA, INC.                                                                            SECTION F-5

Independent Auditors' Report dated March 7, 2003

Balance Sheet as at November 30, 2001

Statement of Income and Deficit for the nine-month period ended November 30, 2001

Statement of Cash Flows for the nine-month period ended November 30, 2001

Notes to Financial Statements


---------------------------------------------

AUTOFUN CANADA, INC.                                                                            SECTION F-6

Independent Auditors' Report dated March 7, 2003

Balance Sheet as at February 28, 2001 and 2000

Statement of Income and Deficit as at February 28, 2001 and 2000

Statement of Cash Flows as at February 28, 2001 and 2000

Notes to Financial Statements


---------------------------------------------

AUTOFUN CANADA, INC.                                                                            SECTION F-7

Independent Auditors' Report dated March 7, 2003

Balance Sheet as at February 29, 2000

Statement of Income and Deficit for the eight-month Period ended February 29, 2000

Statement of Cash Flows for the eight-month Period ended February 29, 2000

Notes to Financial Statements

                      IDEAL ACCENTS, INC. AND SUBSIDIARIES
                             (A FLORIDA CORPORATION)
                                 MIAMI, FLORIDA

          -------------------------------------------------------------

                                FINANCIAL REPORTS
                                       AT
                                 MARCH 31, 2003

          -------------------------------------------------------------

                                         Section F-1

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA



TABLE OF CONTENTS
-------------------------------------------------------------------------------------------------------------------


Independent Auditors' Report on Review of Financial Information                                      1

Consolidated Balance Sheets at March 31, 2003 (Unaudited)
  and December 31, 2002                                                                              2

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the
  Three Months Ended March 31, 2003 and 2002 (Unaudited) and for the Year
  Ended December 31, 2002                                                                            3

Consolidated Statements of Operations and Comprehensive Income (Loss)
  for the Three Months Ended March 31, 2003 and 2002 (Unaudited)                                     4

Consolidated Statements of Cash Flows for the Three Months Ended
  March 31, 2003 and 2002 (Unaudited)                                                                5

Notes to Consolidated Financial Statements                                                          6-9

                                           - - - - - - - - - - - - - - -

Independent Accountants' Report on Consolidated Supplementary Information                            i

Consolidated Supplementary Schedules of Cost of Goods Sold and
  General and Administrative Expenses for the Three Months Ended
  March 31, 2003 and 2002 (Unaudited)                                                               ii

           INDEPENDENT AUDITORS' REPORT ON REVIEW OF FINANCIAL INFORMATION



Ideal Accents, Inc. and Subsidiaries
  (A Florida Corporation)
Miami, Florida


      We have reviewed the accompanying consolidated balance sheet of Ideal Accents, Inc. and Subsidiaries (A Florida Corporation) as of March 31, 2003, the related consolidated statements of operations and comprehensive income (loss), consolidated statements of changes in stockholders' equity (deficit), and cash flows for the three months ended March 31, 2003 and 2002. All information included in these financial statements is the responsibility of the management of Ideal Accents, Inc. and Subsidiaries.

      We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

      We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet (presented herein) of Ideal Accents, Inc. and Subsidiaries as of December 31, 2002, and the related consolidated statements of changes in stockholders' equity (deficit), operations, and cash flows for the year then ended (not presented herein); and in our report, dated February 18, 2003, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2002 is fairly stated, in all material respects. No auditing procedures have been performed subsequent to the date of our report.



/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
  May 12 ,2003

IDEAL ACCENTS INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA



CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------ ---------------- --- ------------------
                                                                                      (UNAUDITED)
                                                                                        MARCH 31,           December 31,
                                                                                          2003                  2002
------------------------------------------------------------------------------------ ---------------- --- ------------------
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents                                                                  $  2,734               $  3,592
Accounts Receivable - Net of Allowance for Doubtful Accounts                                673,894                602,652
Inventory                                                                                   368,498                406,061
Prepaid Expenses and Other Current Assets                                                    59,808                 72,468
------------------------------------------------------------------------------------ ---------------- --- ------------------

TOTAL CURRENT ASSETS                                                                      1,104,934              1,084,773

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION                                    904,413                921,617

INTANGIBLE ASSETS - NET OF ACCUMULATED AMORTIZATION                                         139,836                147,334

Other Assets                                                                                120,232                 86,421
------------------------------------------------------------------------------------ ---------------- --- ------------------

TOTAL ASSETS                                                                            $ 2,269,415            $ 2,240,145
------------------------------------------------------------------------------------ ---------------- --- ------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable                                                                        $ 1,756,330            $ 1,677,043
Due to Related Party                                                                        857,577                656,874
Lines of Credit                                                                             350,240                384,455
Notes and Capital Leases Payable - Due Within One Year                                      232,310                221,111
Accrued Liabilities and Other Current Liabilities                                           199,454                105,142
------------------------------------------------------------------------------------ ---------------- --- ------------------

TOTAL CURRENT LIABILITIES                                                                 3,395,911              3,044,625

Notes and Capital Leases Payable - Due After One Year                                       872,585                919,384
Notes Payable - Other                                                                       112,068                     --
Notes Payable - Officers/Stockholders                                                        27,905                 79,592
------------------------------------------------------------------------------------ ---------------- --- ------------------

TOTAL LIABILITIES                                                                         4,408,469              4,043,601
------------------------------------------------------------------------------------ ---------------- --- ------------------

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock                                                                                  9,969                  9,969
Additional Paid-In Capital                                                                   59,493                 59,493
Retained Earnings (Deficit)                                                              (2,106,885)            (1,866,945)
Accumulated Comprehensive Income (Loss)                                                    (100,631)                (4,973)
------------------------------------------------------------------------------------ ---------------- --- ------------------
                                                                                         (2,138,054)            (1,802,456)
Less: Treasury Stock, at Cost                                                                 1,000                  1,000
------------------------------------------------------------------------------------ ---------------- --- ------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                     (2,139,054)            (1,803,456)
------------------------------------------------------------------------------------ ---------------- --- ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                    $ 2,269,415            $ 2,240,145
------------------------------------------------------------------------------------ ---------------- --- ------------------

IDEAL ACCENTS INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA




CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------------

                                                           Number                         Additional         Retained
                                                             of             Common          Paid-In          Earnings
                                                           Shares           Stock           Capital         (Deficit)
------------------------------------------------------- -------------- -- ----------- --- ------------ -- ---------------

BALANCE - JANUARY 1, 2002                                   9,968,255        $ 9,969         $ 59,493        $ (636,667)

Net Income (Loss) for the Period Ended                             --             --               --          (229,454)

Comprehensive Income (Loss) for the Period Ended                   --             --               --                --
------------------------------------------------------- -------------- -- ----------- --- ------------ -- ---------------

BALANCE - MARCH 31, 2002                                    9,968,255          9,969           59,493          (866,121)

Net Income (Loss) for the Period Ended                             --             --               --        (1,000,824)

Comprehensive Income (Loss) for the Period Ended                   --             --               --                --
------------------------------------------------------- -------------- -- ----------- --- ------------ -- ---------------

BALANCE - DECEMBER 31, 2002                                 9,968,255          9,969           59,493        (1,866,945)

Net Income (Loss) for the Period Ended                             --             --               --          (239,940)

Comprehensive Income (Loss) for the Period Ended                   --             --               --                --
------------------------------------------------------- -------------- -- ----------- --- ------------ -- ---------------

BALANCE - MARCH 31, 2003                                    9,968,255        $ 9,969         $ 59,493       $(2,106,885)
------------------------------------------------------- -------------- -- ----------- --- ------------ -- ---------------


-------------------------------------------------------------------------- --- ------------ -- ----------------
                                                           Accumulated                              Total
                                                          Comprehensive                         Stockholders'
                                                             Income             Treasury           Equity
                                                             (Loss)               Stock           (Deficit)
------------------------------------------------------- ------------------ --- ------------ -- ----------------

BALANCE - JANUARY 1, 2002                                          $  --          $(1,000)         $ (568,205)

Net Income (Loss) for the Period Ended                                --               --            (229,454)

Comprehensive Income (Loss) for the Period Ended                   1,403               --               1,403
------------------------------------------------------- ------------------ --- ------------ -- ----------------

BALANCE - MARCH 31, 2002                                           1,403           (1,000)           (796,256)

Net Income (Loss) for the Period Ended                                --               --          (1,000,824)

Comprehensive Income (Loss) for the Period Ended                  (6,376)              --              (6,376)
------------------------------------------------------- ------------------ --- ------------ -- ----------------

BALANCE - DECEMBER 31, 2002                                       (4,973)          (1,000)         (1,803,456)

Net Income (Loss) for the Period Ended                                --               --            (239,940)

Comprehensive Income (Loss) for the Period Ended                 (95,658)              --             (95,658)
------------------------------------------------------- ------------------ --- ------------ -- ----------------

BALANCE - MARCH 31, 2003                                       $(100,631)         $(1,000)        $(2,139,054)
------------------------------------------------------- ------------------ --- ------------ -- ----------------

IDEAL ACCENTS INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
-----------------------------------------------------------------------------------------------------------------------

Three Months Ended March 31,                                                                 2003             2002
------------------------------------------------------------------------------------- ---------------- ----------------
SALES                                                                                    $ 1,799,420      $ 1,890,163
------------------------------------------------------------------------------------- ---------------- ----------------

COST OF GOODS SOLD
Materials                                                                                    729,384          796,428
Labor and Overhead                                                                           543,467          638,120
------------------------------------------------------------------------------------- ---------------- ----------------

TOTAL COST OF GOODS SOLD                                                                   1,272,851        1,434,548
------------------------------------------------------------------------------------- ---------------- ----------------

GROSS PROFIT                                                                                 526,569          455,615
------------------------------------------------------------------------------------- ---------------- ----------------

OPERATING EXPENSES
Advertising and Promotion                                                                     10,895           10,731
Selling, General and Administrative                                                          639,005          604,096
Depreciation and Amortization                                                                 46,726           28,334
Interest                                                                                      69,170           34,809
------------------------------------------------------------------------------------- ---------------- ----------------

TOTAL OPERATING EXPENSES                                                                     765,796          677,970
------------------------------------------------------------------------------------- ---------------- ----------------

NET INCOME (LOSS) BEFORE TAXES                                                              (239,227)        (222,355)

Provision for Taxes                                                                              713            7,099
------------------------------------------------------------------------------------- ---------------- ----------------

NET INCOME (LOSS)                                                                           (239,940)        (229,454)
------------------------------------------------------------------------------------- ---------------- ----------------

Comprehensive Income (Loss)
Foreign Currency Translation                                                                 (95,658)          (1,403)
------------------------------------------------------------------------------------- ---------------- ----------------

COMPREHENSIVE INCOME (LOSS)                                                               $ (335,598)      $ (230,857)
------------------------------------------------------------------------------------- ---------------- ----------------

INCOME (LOSS) PER COMMON SHARE -
   BASIC                                                                                   $   (0.05)       $   (0.04)
   DILUTED                                                                                 $   (0.05)       $   (0.04)

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING -
    BASIC                                                                                  5,218,774        5,218,774
    DILUTED                                                                                6,157,282        6,157,282
------------------------------------------------------------------------------------- ---------------- ----------------

IDEAL ACCENTS INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
------------------------------------------------------------------------------------- -------------- --- --------------

For the Three Months Ended March 31,                                                          2003               2002
------------------------------------------------------------------------------------- -------------- --- --------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss) for the Year                                                           $(239,940)         $(229,454)

NON-CASH ADJUSTMENTS:
Depreciation and Amortization                                                               46,726             28,334

CHANGES IN ASSETS AND LIABILITIES
Accounts Receivable                                                                        (71,242)          (400,700)
Inventory                                                                                   37,563            (45,683)
Prepaid Expenses and Other Current Assets                                                   12,660              8,442
Other Assets                                                                               (33,811)           192,290
Accounts Payable                                                                            79,287            253,713
Accrued Liabilities and Other Current Liabilities                                           94,312              2,252
------------------------------------------------------------------------------------- -------------- --- --------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                                                   (74,445)          (190,806)
------------------------------------------------------------------------------------- -------------- --- --------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment                                                         (19,354)              (259)
------------------------------------------------------------------------------------- -------------- --- --------------

NET CASH FLOWS FROM INVESTING ACTIVITIES                                                   (19,354)              (259)
------------------------------------------------------------------------------------- -------------- --- --------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (Repayment) from Lines of Credit                                                  (34,215)            68,533
Repayment of Note Payables                                                                 (35,600)           (15,407)
Proceeds from Note Payables - Other                                                        112,068                 --
Repayment of Notes Payable - Officers/Stockholders                                         (51,687)           117,019
Proceeds from Related Party                                                                200,703                 --
------------------------------------------------------------------------------------- -------------- --- --------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                                   191,269            170,145
------------------------------------------------------------------------------------- -------------- --- --------------

EFFECT OF EXCHANGE RATE CHANGES
  ON CASH AND CASH EQUIVALENTS                                                             (98,328)             1,788
------------------------------------------------------------------------------------- -------------- --- --------------

Net Change in Cash and Cash Equivalents                                                       (858)           (19,132)

Cash and Cash Equivalents - Beginning of Period                                              3,592             20,483
------------------------------------------------------------------------------------- -------------- --- --------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                                  $ 2,734            $ 1,351
------------------------------------------------------------------------------------- -------------- --- --------------

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND TAXES
------------------------------------------------------------------------------------- -------------- --- --------------

INTEREST                                                                                  $ 69,170           $ 34,809
TAXES                                                                                        $  --            $ 7,340
------------------------------------------------------------------------------------- -------------- --- --------------

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A -   BASIS OF PRESENTATION
           The condensed consolidated financial statements of Ideal Accents, Inc. and Subsidiaries (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited financial statements and the notes thereto, included in the Company's Form SB-2 Registration Statement, and other filings with the SEC.

           The accompanying unaudited interim consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period of or for the fiscal year taken as a whole. Factors that affect the comparability of financial data from year to year and for comaparable interim periods include non-recurring expenses associated with the Company's registrations with the SEC and the seasonal fluctuations of the business. Certain financial information that is not required for interim financial reporting purposes has been omitted.

NOTE B -   FOREIGN CURRENCY TRANSLATION
           The Company's foreign operations in Toronto Ontario, Canada, are measured using the local currency as the functional currency. Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues, expenses and cash flows are translated at weighted average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholder's equity and comprehensive income. Foreign currency transaction gains and losses are included in net income. Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period. Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

NOTE C -   RECLASSIFICATIONS
           Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation

NOTE D -   NOTES PAYABLE - OTHER
           During the period ended March 31, 2003, the Company received proceeds of loans from unrelated individuals. The loans are funded by promissory notes bearing interest at 4% per annum. The notes are uncollateralized and become due and payable together with accrued interest on March 31, 2004.

    INDEPENDENT ACCOUNTANTS' REPORT ON CONSOLIDATED SUPPLEMENTARY INFORMATION



Ideal Accents, Inc. and Subsidiaries
  (A Florida Corporation)
Miami, Florida


      Our report on our review of the consolidated financial statements of Ideal Accents, Inc. and Subsidiaries for the period ended March 31, 2003 and 2002 appears on page 1. That review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying supplementary schedules is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the consolidated financial statements and we are not aware of any material modifications that should be made thereto.










/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
  May 12, 2003

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA




CONSOLIDATED SUPPLEMENTARY SCHEDULES
------------------------------------------------------------------------------------- --------------- --- ---------------

For the Three Months Ended March 31,                                                            2003                2002
------------------------------------------------------------------------------------- --------------- --- ---------------

COST OF GOODS SOLD
Delivery Gas and Maintenance                                                               $  28,469           $  23,864
Leased Employees Insurance                                                                    22,942              30,498
Materials and Supplies                                                                       729,384             976,428
Other Expenses                                                                                12,088               7,248
Payroll Taxes                                                                                 36,522              48,128
Shop Maintenance                                                                              10,232              17,362
Temp Services:  Leased Employees                                                             408,942             491,488
Utilities                                                                                     24,272              19,532
------------------------------------------------------------------------------------- --------------- --- ---------------

TOTAL COST OF GOODS SOLD                                                                 $ 1,272,851         $ 1,614,548
------------------------------------------------------------------------------------- --------------- --- ---------------

SELLING, GENERAL AND ADMINISTRATIVE
General Insurance                                                                          $  14,663           $  18,587
Leased Employees Insurance                                                                    16,268              12,272
Legal & Accounting                                                                            16,308             196,062
Meals & Entertainment                                                                         16,076              14,812
Office Expenses                                                                              100,311              60,180
Payroll Services                                                                              20,908              20,903
Payroll Taxes                                                                                 40,724              19,345
Property Taxes                                                                                 7,882               3,430
Rent                                                                                          38,090              35,092
Telephone                                                                                     25,308              25,841
Temp Services:  Leased Employees                                                             342,467             197,572
------------------------------------------------------------------------------------- --------------- --- ---------------

TOTAL SELLING, GENERAL AND ADMINISTRATIVE                                                  $ 639,005           $ 604,096
------------------------------------------------------------------------------------- --------------- --- ---------------

                      IDEAL ACCENTS, INC. AND SUBSIDIARIES
                             (A FLORIDA CORPORATION)
                                 Miami, Florida
             ------------------------------------------------------
                         CONSOLIDATED FINANCIAL REPORTS
                                       AT
                                DECEMBER 31, 2002
             ------------------------------------------------------


                                   SECTION F-2

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


TABLE OF CONTENTS
--------------------------------------------------------------------------------


Independent Auditors' Report                                                  1

Consolidated Balance Sheets at December 31, 2002 and 2001                     2

Consolidated Statements of Changes in Stockholders' Equity (Deficit)
  for the Years Ended December 31, 2002 and 2001                              3

Consolidated Statements of Operations for the Years Ended
  December 31, 2002 and 2001                                                  4

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2002 and 2001                                                  5

Notes to Consolidated Financial Statements                                  7-22

                         - - - - - - - - - - - - - - - -

Independent Auditor's Report on Consolidated Supplementary Information        i

Consolidated Supplemental Schedules of Cost of Goods Sold and General
  and Administrative Expenses for the Years Ended December 31,
  2002 and 2001                                                              ii

             INDEPENDENT AUDITORS' REPORT



Ideal Accents, Inc. and Subsidiaries
(A Florida Corporation)
Miami, Florida


      We have audited the accompanying consolidated balance sheets of Ideal Accents, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of changes in stockholders' equity (deficit), operations and comprehensive income (loss), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ideal Accents, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.





/s/ Rotenberg & Co., LLP


Rotenberg & Co., LLP
Rochester, New York
  February 18, 2003

IDEAL ACCENTS INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA

CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------------------

December 31,                                                                                  2002                    2001
----------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents                                                                 $  3,592               $ 20,483
Accounts Receivable - Net of Allowance for Doubtful Accounts                               602,652                583,725
Inventory                                                                                  406,061                468,322
Prepaid Expenses and Other Current Assets                                                   72,468                 30,839
----------------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                                     1,084,773              1,103,369

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION                                   921,617                714,177

INTANGIBLE ASSETS- NET OF ACCUMULATED AMORTIZATION                                         147,334                191,068

Other Assets                                                                                86,421                172,548
----------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                           $ 2,240,145            $ 2,181,162
----------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable                                                                       $ 1,677,043              $ 994,072
Due to Related Party                                                                       656,874                     --
Lines of Credit                                                                            384,455                273,249
Notes and Capital Leases Payable - Due Within One Year                                     221,111                198,792
Accrued Liabilities and Other Current Liabilities                                          105,142                 74,171
----------------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                                3,044,625              1,540,284

Accounts Payable - Due After One Year                                                           --                250,593

Notes and Capital Leases Payable - Due After One Year                                      919,384                760,993
Notes Payable - Officers/Stockholders                                                       79,592                197,497
----------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                                        4,043,601              2,749,367
----------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock                                                                                 9,969                  9,969
Additional Paid-In Capital                                                                  59,493                 59,493
Retained Earnings (Deficit)                                                             (1,866,945)              (636,667)
Accumulated Comprehensive Income (Loss)                                                     (4,973)                   --
----------------------------------------------------------------------------------------------------------------------------
                                                                                        (1,802,456)              (567,205)
Less: Treasury Stock, at Cost                                                                1,000                  1,000
----------------------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                    (1,803,456)              (568,205)
----------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                   $ 2,240,145            $ 2,181,162
----------------------------------------------------------------------------------------------------------------------------

IDEAL ACCENTS INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------------------------------------------------------

                                                                  Number                       Additional        Retained
                                                                    Of            Common         Paid-In         Earnings
                                                                  Shares          Stock          Capital         (Deficit)
--------------------------------------------------------------------------------------------------------------------------------

BALANCE - JANUARY 1, 2001,                                        9,837,755        $ 9,838        $ 54,243       $ (902,481)

Issuance of Common Shares In Connection with
  Acquisition of Canadian Companies of 130,500
  and Issuance of 5,250,958 of Exchangeable Shares                  130,500            131           5,250                --

Stockholders' Distribution                                               --             --              --          (52,716)

Net Income (Loss) for the Year Ended                                     --             --              --          318,530
--------------------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 2001                                       9,968,000          9,969          59,493         (636,667)

Net Income (Loss) for the Year Ended                                     --             --              --       (1,230,278)

Comprehensive Income (Loss) for the Year Ended                           --             --              --               --
--------------------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 2002                                       9,968,000        $ 9,969        $ 59,493     $ (1,866,945)
--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                                    Accumulated                          Total
                                                                   Comprehensive                     Stockholders'
                                                                       Income          Treasury          Equity
                                                                       (Loss)           Stock          (Deficit)
---------------------------------------------------------------------------------------------------------------------

BALANCE - JANUARY 1, 2001,                                               $ --           $ (1,000)       $ (839,400)

Issuance of Common Shares In Connection with
  Acquisition of Canadian Companies of 130,500
  and Issuance of 5,250,958 of Exchangeable Shares                         --                  --            5,381

Stockholders' Distribution                                                 --                 --           (52,716)

Net Income (Loss) for the Year Ended                                       --                 --           318,530
---------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 2001                                                --             (1,000)         (568,205)

Net Income (Loss) for the Year Ended                                       --                           (1,230,278)

Comprehensive Income (Loss) for the Year Ended                        (4,973)                 --            (4,973)
---------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 2002                                          $(4,973)           $ (1,000)     $ (1,803,456)
---------------------------------------------------------------------------------------------------------------------

IDEAL ACCENTS INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------------------------------

For the Years Ended December 31,                                                          2002                    2001
--------------------------------------------------------------------------------------------------------------------------

SALES                                                                              $ 8,708,879             $ 8,389,797
--------------------------------------------------------------------------------------------------------------------------

COST OF GOODS SOLD
Materials                                                                            3,799,300               3,616,565
Labor and Overhead                                                                   2,634,655               2,406,373
--------------------------------------------------------------------------------------------------------------------------

TOTAL COST OF GOODS SOLD                                                             6,433,955               6,022,938
--------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                         2,274,924               2,366,859
--------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Advertising and Promotion                                                               57,203                  45,609
Depreciation and Amortization                                                          168,017                  68,417
Interest                                                                               241,642                 130,327
Selling General and Administrative                                                   3,009,335               1,775,144
--------------------------------------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                                                             3,476,197               2,019,497
--------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                                                      (1,201,273)                347,362

Provision for Taxes                                                                     29,005                  28,832
--------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                                                   (1,230,278)                318,530

Comprehensive Income (Loss)
Foreign Currency Translation                                                            (4,973)                     --
--------------------------------------------------------------------------------------------------------------------------

COMPREHENSIVE INCOME (LOSS)                                                        $(1,235,251)              $ 318,530
--------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) PER COMMON SHARE -
  BASIC                                                                              $   (0.24)               $   0.03
  DILUTED                                                                            $   (0.24)               $   0.03

 WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -
  BASIC                                                                              5,218,774               9,597,315
  DILUTED                                                                            6,157,282               9,646,169
--------------------------------------------------------------------------------------------------------------------------

IDEAL ACCENTS INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------------------------

December 31,                                                                                    2002                    2001
--------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss) for the Year                                                           $(1,230,278)              $ 318,530

NON-CASH ADJUSTMENTS:
Depreciation and Amortization                                                                168,017                  68,417
Bad Debt Expense                                                                              87,620                  22,006
Income from Subsidiaries                                                                          --                  14,745
Liability to Subsidiary Eliminated in Consolidation                                               --                 100,000
Loss on Disposal of Assets                                                                     1,229                      --

CHANGES IN ASSETS AND LIABILITIES
Accounts Receivable                                                                         (106,547)               (156,112)
Inventory                                                                                     62,261                  50,796
Prepaid Expenses and Other Current Assets                                                    (41,629)                 11,490
Other Assets                                                                                  86,127                 (22,978)
Accounts Payable                                                                             432,378                  25,140
Accrued Liabilities and Other Current Liabilities                                             30,971                  39,846
--------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                                                    (509,851)                471,880
--------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment                                                           (27,401)                 (1,522)
Cash Acquired in Acquisition of Subsidiary                                                        --                  19,962
--------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM INVESTING ACTIVITIES                                                     (27,401)                 18,440
--------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net Proceeds from Line of Credit                                                             111,206                   4,900
Net Repayment of Debt                                                                       (124,841)               (121,166)
Net Repayment of Notes Payable - Officers/Stockholders                                      (117,905)               (371,868)
Net Borrowings from Related Party                                                            656,874                      --
Stockholder Distributions                                                                         --                 (52,716)
--------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                                     525,334                (540,850)
--------------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON
  CASH AND CASH EQUIVALENTS                                                                   (4,973)                     --
--------------------------------------------------------------------------------------------------------------------------------

Net Change in Cash and Cash Equivalents                                                      (16,891)                (50,530)

Cash and Cash Equivalents - Beginning of Period                                               20,483                  71,013
--------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                                   $  3,592                $ 20,483
--------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND TAXES
--------------------------------------------------------------------------------------------------------------------------------

   INTEREST                                                                                $ 241,642               $ 130,327
   TAXES                                                                                   $  25,419                $ 18,990
--------------------------------------------------------------------------------------------------------------------------------

STATEMENTS OF CASH FLOWS - CONTINUED
==============================================================================================================================

-------------------------------------------------------------------------------------------------------------- ---------------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
==============================================================================================================================

----------------------------------------------------------------------------------------------- -------------- ---------------
ACQUISITION OF SUBSIDIARIES - SOMANI HOLDINGS, INC. AND AUTOFUN CANADA, INC.                             2002            2001
----------------------------------------------------------------------------------------------- -------------- ---------------

----------------------------------------------------------------------------------------------- -------------- ---------------
ASSETS PURCHASED (NON-CASH)
----------------------------------------------------------------------------------------------- -------------- ---------------

----------------------------------------------------------------------------------------------- -------------- ---------------
Accounts Receivable                                                                                     $  --        $ 69,017
----------------------------------------------------------------------------------------------- -------------- ---------------
Inventory                                                                                                  --         132,341
----------------------------------------------------------------------------------------------- -------------- ---------------
Prepaid Expenses, Deposits and Other Assets                                                                --         131,652
----------------------------------------------------------------------------------------------- -------------- ---------------
Equipment                                                                                                  --          18,471
----------------------------------------------------------------------------------------------- -------------- ---------------
Intangible Assets                                                                                          --          32,536
----------------------------------------------------------------------------------------------- -------------- ---------------
Due to Ideal Accents                                                                                       --         100,000
----------------------------------------------------------------------------------------------- -------------- ---------------
Customer Lists                                                                                             --         122,019
----------------------------------------------------------------------------------------------- -------------- ---------------

----------------------------------------------------------------------------------------------- -------------- ---------------
TOTAL ASSETS                                                                                            $  --       $ 606,036
=============================================================================================== ============== ===============

----------------------------------------------------------------------------------------------- -------------- ---------------
LIABILITIES ASSUMED
----------------------------------------------------------------------------------------------- -------------- ---------------

----------------------------------------------------------------------------------------------- -------------- ---------------
Bank Line of Credit                                                                                     $  --       $ 201,785
----------------------------------------------------------------------------------------------- -------------- ---------------
Accounts Payable                                                                                           --         166,982
----------------------------------------------------------------------------------------------- -------------- ---------------
Other Accrued Liabilities                                                                                  --          25,111
----------------------------------------------------------------------------------------------- -------------- ---------------
Notes Payable - Stockholders                                                                               --         226,739
----------------------------------------------------------------------------------------------- -------------- ---------------

----------------------------------------------------------------------------------------------- -------------- ---------------
TOTAL LIABILITIES                                                                                          --         620,617
----------------------------------------------------------------------------------------------- -------------- ---------------

----------------------------------------------------------------------------------------------- -------------- ---------------
LIABILITIES IN EXCESS OF ASSETS                                                                         $  --        $ 14,581
=============================================================================================== ============== ===============

----------------------------------------------------------------------------------------------- -------------- ---------------
TOTAL PURCHASE PRICE PAID AS FOLLOWS:
----------------------------------------------------------------------------------------------- -------------- ---------------
Assumption of Liabilities in Excess of Assets                                                           $  --        $ 14,581
----------------------------------------------------------------------------------------------- -------------- ---------------
Issuance of Ideal Company Stock                                                                            --           5,381
----------------------------------------------------------------------------------------------- -------------- ---------------

----------------------------------------------------------------------------------------------- -------------- ---------------
CASH ACQUIRED IN ACQUISITION OF SUBSIDIARY                                                              $  --        $ 19,962
=============================================================================================== ============== ===============

----------------------------------------------------------------------------------------------- -------------- ---------------
OTHER NON-CASH INVESTING AND FINANCING TRANSACTIONS
----------------------------------------------------------------------------------------------- -------------- ---------------
Property and Equipment  Purchased Through Financing Arrangements                                   $   305,551          $  --
----------------------------------------------------------------------------------------------- -------------- ---------------

----------------------------------------------------------------------------------------------- -------------- ---------------
Loss on Disposal of Assets                                                                         $    (1,229)         $  --
==============================================================================================================================

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A -     SHARE EXCHANGE AGREEMENT AND CORPORATE REORGANIZATION
             Ideal Accents, Inc. (Ideal) was incorporated under the laws of the state of Florida on January 21, 1999 as Interactive Technologies, Inc. On February 17, 1999, the Board of Directors filed a certificate of amendment with the state of Florida changing its name to Fairhaven Technologies, Inc. On December 11, 2001, the name was changed to Ideal Accents, Inc. The Company was formed for the purpose of acquiring an operating company. The Company was initially authorized to issue 50,000,000 shares of common stock having a par value of $.001. Common shares totaling 17,950,000 were issued in exchange for expenses paid by shareholders on behalf of the Company. In December 2001, prior to the merger discussed below, the Company effected a 1 for 4 reverse stock split leaving 4,471,955 common shares outstanding.

             On December 13, 2001, Ideal acquired all of the outstanding shares pursuant to a Share Exchange Agreement and Corporate Reorganization (Merger), of Ideal Accents, Inc. (Ann Arbor) a Michigan corporation, Ideal Accents, Inc. (Taylor) a Michigan corporation, TOE Inc. a Michigan corporation, Ideal Accents, Inc. (Ferndale) has a wholly owned subsidiary, JTM Inc. d/b/a Motor City Sunroof, a Michigan corporation. Ideal had no operating activities prior to the Merger. The Merger has been accounted for as a Recapitalization of the Company. Accordingly, the historical operations of the consolidated Michigan companies are presented in the accompanying financial statements as the historical operations of Ideal for all periods presented.

             In a separate, but simultaneous transaction on December 13, 2001, Ideal acquired 100% of the outstanding shares of Somani Holdings, Inc. and AutoFun Canada, Inc., both Ontario corporations. Somani Holdings, Inc. AKA Automotive Sunroof Co. supplies and installs auto accessories primarily in Toronto, Ontario, Canada. AutoFun Canada, Inc. provides consulting and administrative services to Auto Accessory Business, also concentrating primarily in Toronto Ontario, Canada.

             On December 10, 2001 Ideal incorporated Ideal Accents (Nova Scotia) Company, a Nova Scotia corporation and on December 11, 2001 incorporated Ideal Accents Holding, Inc., an Ontario corporation. Ideal acquired all the common stock of the two Canadian companies through the issuance of common stock and exchangeable shares. The exchangeable shares can be converted into common shares of Ideal for a total of 5,250,958 common shares. Ideal issued 130,500 of common stock to non-Canadian residents and 5,250,958 to Canadian residents. These two wholly owned subsidiaries were incorporated to accommodate certain tax considerations related to the acquisition of shares from the Canadian shareholders of the two Canadian companies on December 13, 2001.

             The acquisitions of the Ontario companies have been accounted for under the purchase method of accounting in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141. Pro forma financial statement disclosures are included in Note K.

             FORMATION OF INTERACT TECHNOLOGIES, INC.
             On January 21, 1999 Natquote Financial Inc. formed and funded Interact Technologies, Inc.(Interact), a Florida corporation and subsequently renamed the corporation Ideal Accents, Inc. Interact was formed for the purpose of acquiring certain medical technology.

                                                                   - continued -

                      IDEAL ACCENTS, INC. AND SUBSIDIARIES

(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A -     SHARE EXCHANGE AGREEMENT AND CORPORATE REORGANIZATION - CONTINUED

             FORMATION OF INTERACT TECHNOLOGIES, INC. - CONTINUED

             Natquote Financial, Inc. did not wish to operate this business as a wholly owned subsidiary and on March 6, 1999, in a corporate reorganization, it caused Interact to issue 17,950,000 shares of common stock to its shareholders being one share of Interact for each share held of Natquote Financial, Inc. The acquisition of the medical technology collapsed in June, 1999 due to circumstances beyond the control of the Company, hence it remained dormant until December, 2001.

             NATURE OF OPERATIONS
             The Company sells and installs  automobile  sunroofs and customized
             accessories   primarily  for  automobile  dealers  in  southeastern
             Michigan and Ontario, Canada.

NOTE B -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
             CONSOLIDATED FINANCIAL STATEMENTS
             The consolidated financial statements include the accounts of Ideal Accents, Inc. and its majority owned subsidiaries. The Companies consolidated in the accompanying financial statements are as follows:

             ------------------------------------------------------------------------ ------------------- ------------------
             Company - Revenues                                                                     2002               2001
             ------------------------------------------------------------------------ ------------------- ------------------

             Ideal Accents, Inc. - Ferndale                                                  $ 4,090,278        $ 4,557,419
             T.O.E., Inc.                                                                      2,060,460          1,930,438
             Somani Holdings                                                                     908,381             60,547
             Ideal Accents, Inc. - Taylor                                                        834,693          1,005,578
             Ideal Accents, Inc. - Ann Arbor                                                     815,067            790,428
             Motor City Sunroof                                                                       --             45,387
             Autofun Canada                                                                           --                 --
             ------------------------------------------------------------------------ ------------------- ------------------

             Total                                                                           $ 8,708,879        $ 8,389,797
             ------------------------------------------------------------------------ ------------------- ------------------

             All significant intercompany balances and transactions have been eliminated in the consolidation.

             METHOD OF ACCOUNTING
             The Company maintains its books and prepares its financial statements on the accrual basis of accounting. The company records revenue when the services have been rendered and the product has been delivered.

             CASH AND CASH EQUIVALENTS
             Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

                                                                   - continued -

                      IDEAL ACCENTS, INC. AND SUBSIDIARIES

(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

             ACCOUNTS RECEIVABLE FACTORING
             The Company has an arrangement with a financial services company, in which the Company exchanges current sales invoices to the financial services company in return for cash. Under the arrangement, proceeds typically received from the delivery of invoices approximate 80% and a holdback allowance of approximately 20%. The Company is charged 1% for each ten days an invoice is outstanding from the date of delivery of the invoice through the date of collection of the invoice. Customer invoices which are unpaid for more than ninety days after the date of the delivery of the invoice may be reassigned to the Company. The Company will then have to reimburse the amount unpaid, plus interest from the date of delivery of the invoice at the prime interest rate plus 10%. The holdback allowance balance at December 31, 2002 was $16,306. There was no holdback at December 31, 2001.

             ALLOWANCE FOR DOUBTFUL ACCOUNTS
             The Company provides for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Based on these factors, there is an allowance for doubtful accounts of $66,961 and $6,899 at December 31, 2002 and 2001, respectively.

             INVENTORY
             Inventory consists of automobile sunroof kits and customizing accessories and is stated at the lower of cost (primarily first-in, first-out) or market.

             PROPERTY, EQUIPMENT AND DEPRECIATION
             Property and equipment are presented at original cost, less accumulated depreciation. Depreciation is computed on various methods at annual rates based upon estimated useful lives as follows:

               Vehicles                                                 5 Years
               Office Equipment, Furniture and Fixtures            5 - 10 Years
               Leasehold Improvements                              5 - 39 Years

             The cost of significant improvements to property and equipment are capitalized. Maintenance and repairs are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to income.

             CUSTOMER LISTS
             Customer lists result from the acquisition of Somani Holdings Corp. on December 13, 2001. Customer lists are carried at cost and will be amortized on the straight-line method over three years beginning on January 1, 2002.

             GOODWILL
             Goodwill results from the excess of the fair market value of assets acquired over the purchase price. Goodwill is carried at cost and is no longer being amortized. The Company's policy is to periodically review the value assigned to goodwill to determine if it has been permanently impaired by adverse conditions, which might affect the Company. Such reviews include an analysis of current results and take into consideration the discounted value of projected operating cash flow (earnings before interest, taxes and depreciation and amortization).

                                                                   - continued -

                      IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

             ADVERTISING EXPENSES
             Advertising expenses are charged against operations during the period incurred, except for direct-response advertising costs, which are capitalized and amortized over periods not exceeding one year. Advertising expenses charged against operations were $57,203 and $45,609 for the years ended December 31, 2002 and 2001, respectively. The Company did not incur any direct-response advertising costs during 2002 and 2001.

             INCOME TAXES
             The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," using the asset and liability approach, which require recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards. Deferred income tax expense
             represents  the  change  in  net  deferred   assets  and  liability
             balances.A valuation allowance equal to the tax benefit of the accumulated net operating losses has been established since it is uncertain that future taxable income will be realized during the applicable carryforward periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements.

             FOREIGN CURRENCY TRANSLATION
             The Company's foreign operations in Toronto Ontario, Canada, are measured using the local currency as the functional currency. Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues, expenses and cash flows are translated at weighted average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholder's equity and comprehensive income. Foreign currency transaction gains and losses are included in net income. Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period. Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

             WARRANTY POLICY
             The cost of warranty work due is currently recorded as an expense in the period incurred. Based on the Company's historical experience, management believes no provisions for future warranty work is deemed necessary.

             CONCENTRATIONS OF CREDIT RISK
             Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits. Cash is placed primarily in high quality short-term interest bearing financial instruments and may periodically exceed federally insured amounts.

                                                                   - continued -

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

             EARNINGS PER SHARE
             Earnings per share of common stock are computed in accordance with SFAS No, 128, "Earnings per Share". Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per share are calculated by adjusting the weighted average number of shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities, if dilutive. Common stock equivalents that are anti-dilutive are excluded from both diluted weighted average number of common shares outstanding and diluted earnings per share.

             Transactions involving common stock or common stock equivalents affecting weighted average number of shares outstanding and earnings per share include common shares designated for the performance escrow and the issuance of exchangeable shares at December 13, 2001 that remain outstanding as of December 31st, 2002 and 2001.

             FINANCIAL INSTRUMENTS
             The Company's financial instruments consist of cash, long-term investments, and accounts payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

             IMPAIRMENT OF ASSETS
             In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company assesses all long-lived assets for impairment at least annually or whenever events or circumstances indicate that the carrying amount may not be recoverable

             USE OF ESTIMATES
             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

             RECENT ACCOUNTING PRONOUNCEMENTS
             In  April  2002,  the  Financial   Accounting  Standards  Board  is
             Financial Accounting Standard No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and technical corrections (SFAS No. 145). SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30 ("Opinion No. 30"). Applying the provisions of Opinion No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual and infrequent and meet the criteria for classification as an extraordinary item. SFAS No. 145 is effective for the Company beginning January 1, 2003. Management does not expect the adoption of SFAS No. 145 to have a material effect on the financial results of the Company.

                                                                   - continued -

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

             RECENT ACCOUNTING PRONOUNCEMENTS - CONTINUED

             In June 2002, the Financial Accounting Standards Board issued FASB Statement No. 146, "Accounting for Cost Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 applies to all exit or disposal activities initiated after December 31, 2002. Management does not anticipate that the adoption of SFAS 146 will have any material impact on the financial statement.



             In December 2002, the Financial Accounting Standards Board issued FASB Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123 (SFAS 148). SFAS 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 123 has been amended to require disclosure of additional information concerning the effects of stock-based employee compensation on earnings. Finally, SFAS 148 amends APB Opinion 28, Interim Financial Reporting, to call for disclosure of SFAS 123 proforma information on a quarterly basis. SFAS 148 is effective for fiscal years ending after December 15, 2002. Interim quarterly disclosures are required for reports containing condensed financial statements for periods beginning after December 15, 2002.

             The Company has adopted SFAS 148, for the fiscal year ended December 31, 2002, and has determined that it has had no impact on the financial position and results of its operations for the year ended December 31, 2002.

                                                                   - continued -

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

             QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK
             The Company is exposed to financial market risk resulting from changes in interest rates. As a policy, the Company does not engage in speculative or leveraging transactions, nor hold or issue financial instruments for trading purposes.

             The nature and amount of the Company's short-term and long-term debt can be expected to vary as a result of future business requirements, market conditions and other factors. As of December 31, 2002, all of the Company's debt was fixed rate except for the line of credit, which the interest rate varies at 1% to 2.5% above the bank's prime rate. The Company's long-term debt includes
             $879,523 of capital lease obligations, and additional term and installment obligations of $260,972. While fluctuations in interest rates may affect the fair value of this debt, interest expense will not be affected due to the fixed interest rate of the notes and capital lease obligations.

             RECLASSIFICATIONS
             Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

NOTE C -     PROPERTY AND EQUIPMENT
             Property and equipment consisted of the following:

             ------------------------------------------------------------------------- ------------------ ------------------
             December 31,                                                                          2002               2001
             ------------------------------------------------------------------------- ------------------ ------------------

             Building                                                                         $ 715,697          $ 715,697
             Land                                                                                50,000             50,000
             Vehicles                                                                           443,829            309,051
             Equipment                                                                          221,049            205,296
             Office Equipment                                                                   357,749            187,282
             Leasehold Improvements                                                              68,599             68,172
             ------------------------------------------------------------------------- ------------------ ------------------
                                                                                            $ 1,856,923        $ 1,535,498
             Less:  Accumulated Depreciation                                                    935,306            821,321
             ------------------------------------------------------------------------- ------------------ ------------------

             Net Property and Equipment                                                       $ 921,617          $ 714,177
             ------------------------------------------------------------------------- ------------------ ------------------

             Depreciation expense for the years ended December 31, 2002 and 2001 was $124,283 and $68,013, respectively.

         Property held under capital leases (included in the above under Note C) consisted in the following:

             ------------------------------------------------------------------------- ------------------ ------------------
             December 31,                                                                          2002               2001
             ------------------------------------------------------------------------- ------------------ ------------------

             Building                                                                         $ 715,697          $ 715,697
             Computer Equipment and Software                                                    170,700                 --
             Leasehold Improvements                                                              25,691                 --
             ------------------------------------------------------------------------- ------------------ ------------------
                                                                                              $ 912,089          $ 715,697
             Less: Accumulated Amortization                                                     235,855            175,122
             ------------------------------------------------------------------------- ------------------ ------------------
             Net Property Held Under Capital Leases                                           $ 676,234         $  540,575
             ------------------------------------------------------------------------- ------------------ ------------------

         Amortization expense on capital leases included in total depreciation expense for the years ended December 31, 2002 and 2001 was $60,733 and $21,455 respectively.

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE D -     INTANGIBLE ASSETS
             Intangible assets consisted of the following:

             ------------------------------------------------------------------------- ------------------ --------------------
             December 31,                                                                          2002                 2001
             ------------------------------------------------------------------------- ------------------ --------------------
             ------------------------------------------------------------------------- ------------------ --------------------
             Customer Lists                                                                   $ 122,019            $ 122,019
             ------------------------------------------------------------------------- ------------------ --------------------
             Goodwill                                                                            53,953               53,953
             ------------------------------------------------------------------------- ------------------ --------------------
             Other                                                                               15,500               15,500
             ------------------------------------------------------------------------- ------------------ --------------------
                                                                                              $ 191,472            $ 191,472
             ------------------------------------------------------------------------- ------------------ --------------------
             Less:  Accumulated Amortization                                                     44,138                  404
             ------------------------------------------------------------------------- ------------------ --------------------

             ------------------------------------------------------------------------- ------------------ --------------------
             Net Intangible Assets                                                             $147,334            $ 191,068
             ------------------------------------------------------------------------- ------------------ --------------------

             Amortization expenses for the five years succeeding December 31, 2002 are as follows:

                              2003                   2004                  2005                   2006                   2007
           ------------------------ ---------------------- --------------------- ---------------------- ----------------------
                           $41,706                $41,706                $1,003                 $1,003                 $1,003
           ------------------------ ---------------------- --------------------- ---------------------- ----------------------

             Amortization expense for the years ended December 31, 2002 and 2001 was $43,734 and $404, respectively.

NOTE E -     LINES OF CREDIT
             T.O.E., Inc. has available a line of credit with a Citizens Bank with a maximum of $200,000. The line of credit bears interest at 1% above the prime rate (5.5% at December 31, 2002). The line of credit is collateralized by a substantial portion of certain assets of the Company and bears the personal guarantees of the stockholders. The amount outstanding on the line of credit at December 31, 2002 and 2001 was $197,307.

             Somani Holdings, Inc. has available a line of credit with The Royal Bank of Canada with a maximum of $250,000 CDN (approximately $158,600 U.S. at December 31, 2002). The line of credit bears interest at 2.5% above the Royal Bank prime rate (7.0% at December 31, 2002). The line of credit is collateralized substantially by all the assets of the Company and bears the personal guarantees of certain stockholders. The amounts outstanding on the line of credit at December 31, 2002 and 2001 were $158,600 U.S. and $150,888 U.S., respectively.

             AutoFun Canada, Inc. has available a line of credit with The Royal Bank of Canada with a maximum of $50,000 CDN (approximately $31,720 U.S. at December 31, 2002). The line of credit bears interest at 2% above the Royal Bank prime rate (6.5% at December 31, 2002). The line of credit is collateralized substantially by all the assets of the Company and bears the personal guaranty of one of the stockholders. The amounts outstanding on the line of credit at December 31, 2002 and 2001 were $28,548 and $25,148 U.S., respectively.

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE F -     NOTES AND CAPITAL LEASE PAYABLES
             Notes and capital lease payables consisted of the following:


             --------------------------------------------------------------------------------- ------------- ---------------
             December 31,                                                                              2002            2001
             --------------------------------------------------------------------------------- ------------- ---------------

              Ideal Accents - Taylor had available a line of credit with Charter
             Bank with a maximum of $50,000. The line of credit bore interest at
             2% above the prime rate. The line of credit was collateralized by a substantial  portion of certain assets of the Company and bears the personal guarantees of the stockholders. In November 2001, the line of credit was converted to a term loan with the same bank. The term loan is for a 3-year  term with  interest  at 2% above  the  bank's prime rate (6.5% at December  31, 2002) and monthly  principal  and interest payments amount to $1,406. The loan is collateralized by a substantial  portion of certain assets of the Company and bears the personal guarantees of the
             stockholders.                                                                         $ 30,067        $ 44,090

              Ideal  Accents - Ferndale had a term note  payable  with  Michigan
             National Bank. The note was for a 3-year term  commencing  December
             1999 with monthly payments of $10,150  including  interest at 9.5%.
             The loan was  collateralized  by a  substantial  portion of certain assets and bears the personal guarantees of the stockholders.  This loan was repaid with the proceeds of a loan with  Citizens  Bank in
             November  2002.  The  new  note  bears  interest  at  6.25%  and is collateralized  by a  substantial  portion  of  certain  assets and becomes due in May
             2004.                                                                                  112,122         128,000

              Somani  Holdings,  Inc.  has a demand loan  payable with The Royal
             Bank  of  Canada.  The  Loan  is for a term  of  1-year,  8  months commencing  November 2002 with monthly payments of $1,321 principal
             plus   interest   at  2.0%   above  the  Royal   Bank   prime  rate
             (approximately   6.5%  at   December   31,   2002).   The  loan  is
             collateralized  by  substantially  all of the assets of the Company and bears the personal guarantees of certain
             stockholders.                                                                            -----          15,723

              Somani  Holdings,  Inc. has a loan from the  Business  Development
             Bank. The loan is for an approximately five-year term which matures on August 23, 2003 with  monthly  payments of $534  principal  plus interest  at  3.5%  above  the  Royal  Bank  of  Canada  base  rate
             (approximately   8.0%  at   December   31,   2002).   The  loan  is
             collateralized  by  substantially  all  of  the  assets  of  Somani
             Holdings, Inc. and bears the personal guaranty of
             certain stockholders.                                                                    4,314          10,026
             --------------------------------------------------------------------------------- ------------- ---------------


                                                                   - continued -
                                     Page 16

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE F -     NOTES AND CAPITAL LEASE PAYABLES - CONTINUED

             -------------------------------------------------------------------------------- --------------- ----------------
             December 31,                                                                               2002             2001
             -------------------------------------------------------------------------------- --------------- ----------------

              Various installment loans and capital leases payable primarily for vehicles with monthly payments aggregating $1,996. The terms of the installment loans range from 3 to 5
             years with interest rates ranging from 10% to 18%.                                     $133,709         $ 49,413

              Sale/Leaseback arrangement for its operating facility in Ferndale,
             Michigan.  Under the  arrangement,  the  Company  sold its land and operating facilities to East Washington partnership and leased them back under a 15-year lease due October 31, 2014, payable in monthly payments of $7,525 including imputed interest at 10.69%.  The lease contains an option to purchase the building at anytime beginning in
             August 2001. The initial purchase price under the option is
             $835,000 with the price escalating throughout the lease term.                           710,970          712,533

              Capital lease  obligation  with GE Capital for computer  equipment and  software.  The lease term is for a 3-year term  commencing  on
             June 21, 2002 with monthly payments of $3,729
             including interest at 7%.                                                               102,307               --

              Capital  lease  obligation  with  Compaq  Financial  Services  for computer  software.  The lease term is for a 3-year term commencing on September 1, 2002 with monthly payments of
             $1,932 including interest at 22.9%.                                                      47,006               --
             -------------------------------------------------------------------------------- --------------- ----------------

             Total Notes Payable and Capital Lease Obligations                                    $1,140,495        $ 959,785

             Less:  Amount Due Within One Year                                                       221,111          198,792
             -------------------------------------------------------------------------------- --------------- ----------------

             Amount Due After One Year                                                              $919,384        $ 760,993
             -------------------------------------------------------------------------------- --------------- ----------------

             Maturities of long term debt for the five years succeeding December 31, 2002 are as follows:

                               2003                  2004                  2005                  2006                  2007
             ----------------------- --------------------- --------------------- --------------------- ---------------------
                          $ 221,111             $ 204,299              $ 79,650               $38,634               $42,975
             ----------------------- --------------------- --------------------- --------------------- ---------------------

             Interest expense for the years ended December 31, 2002 and 2001 was $241,642 and $110,395, respectively.

             During the year ended December 31, 2001, the Company negotiated its trade payable due with a significant vendor for payment over 2 years and accordingly, a portion of accounts payable has been classified as long term in the accompanying financial statements.

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE G -     OPERATING LEASE COMMITMENTS
             The Company leases all of its facilities. The Ferndale location was sold under a sale/leaseback transaction in 1999. The resulting lease has been accounted for as a capital lease. The Troy location is leased from an entity in which owners of Ideal Accents, Inc. also hold an interest for a 5-year term commencing December 2003. The lease required monthly rent of $4,000. Ideal Accents - Ann Arbor and Taylor lease a building from an unrelated entity for a 3-year term commencing March 2004, requiring monthly rentals of $4,207. The Toronto location is leased from an unrelated entity commencing February 2004, requiring monthly rentals of $1,736 U.S. Rent expense for the years ended December 31, 2002 and 2001 was $142,707 and $98,676, respectively.

             In addition, the Company leases various automobiles. The typical lease period for the Company's operating automobile lease is 3 years.

             The future minimum lease payments are as follows:

                           2003               2004              2005               2006              2007               Total
           --------------------- ------------------ ----------------- ------------------ ----------------- -------------------
                       $163,565            $49,871            $7,928                $ -               $ -            $221,364
           --------------------- ------------------ ----------------- ------------------ ----------------- -------------------

NOTE H -     RELATED PARTY TRANSACTIONS
             NOTES PAYABLE - OFFICERS/STOCKHOLDERS
             During 2002 and 2001, the Company received advances and payments from principal stockholders. The notes contain no formal repayment terms, however interest amounting to $9,609 and $8,237 at December 31, 2002 and 2001, respectively, has been imputed in the accompanying financial statements.

NOTE I -     COMMON STOCK
             The capital structure of the Michigan and Canadian Companies prior to the Merger (Recapitalization) with and acquisition by Ideal Accents, Inc. (Florida) on December 13, 2001 was as follows:

             |X|   Ideal Accents - (Ferndale) and its
                   wholly owned  subsidiary  JTM, Inc.
                   d/b/a Motor City Sunroofs                   - $1 par, 1,000 authorized, 513.6 issued and outstanding.

             |X|   T.O.E., Inc. - (Troy)                       - $.30 par, 66,667 authorized, 46,667 issued and outstanding.

             |X|   Ideal Accents - (Ann Arbor)                 - No par, 50,000 authorized, 1,000 issued and outstanding.

             |X|   Ideal Accents - (Taylor)                    - No par, 10,000 authorized, 798 issued and outstanding.

             |X|   Somani Holdings, Inc.
                   d/b/a Automotive Sunroof Co.                - $1 par, unlimited authorization, 120 issued and outstanding.

             |X|   AutoFun Canada, Inc.                        - No par, unlimited authorization, 9,131,508 issued and outstanding.

             Ideal issued 5,350,000 shares of its common stock pursuant to the Share Exchange Agreement in exchange for all of the outstanding
             shares  of  the  Michigan  companies.   Under  the  share  exchange
             agreement, Ideal issued 130,500 shares of its common stock and Ideal Accents Holding, Inc. issued 5,250,958 Exchangeable Shares in exchange for all of the outstanding shares of Somani Holdings, Inc. and AutoFun Canada, Inc.

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE J -     PERFORMANCE ESCROW AGREEMENT
             Pursuant to an escrow agreement dated March 11, 2002, certain shareholders have placed shares of common stock and exchangeable shares, issued by Ideal Accents Holdings, Inc., received under the share exchange agreement in escrow. The common stock is to be released to the shareholders upon the achievement of specific dollar amounts of revenue and only if the Company was profitable on a pre-tax basis during the preceding year. The shares placed in escrow are considered issued and outstanding but they are not considered in the calculations of basic and diluted earnings per share as of the date placed in escrow.

             The following shareholders have entered into the escrow agreement:

                           SHAREHOLDER                        # OF SHARES
                           -----------                        -----------

                      Joseph O'Conner                           4,749,481
                      Ayaz Somani                               1,520,800
                      Naseem Somani                               760,400
                      Karim Suleman                             2,031,250

             Under the escrow agreement, shares will be released when revenue, in any fiscal year, exceeds the following levels and the Company was profitable on a pre-tax basis for that fiscal year:

             o Twenty-five percent of the escrowed shares when aggregate consolidated revenues exceed $25,000,000;

             o Additional twenty-five percent of the escrowed shares when aggregate consolidated revenue exceeds $50,000,000;

             o Additional twenty-five percent of the escrowed shares when aggregate consolidated revenues exceeds $75,000,000;

             o The remaining escrowed shares when aggregate consolidated revenue exceeds $100,000,000.

             The release of the shares from escrow will result in compensation expense to the company based upon the fair value of the shares at the date the shares are released.

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE K -     NET INCOME PER COMMON SHARE
             The following is a reconciliation from basic earnings per share to diluted earnings per share as of December 31, 2002 and 2001, respectively:

             ---------------------------------------------------- -------------------- ------------------------ --------------
                                                                          Net Income         Weighted Average       Earnings
                                                                              (Loss)       Shares Outstanding      Per Share
             ---------------------------------------------------- -------------------- ------------------------ --------------
             ---------------------------------------------------- -------------------- ------------------------ --------------
             2002
             ---------------------------------------------------- -------------------- ------------------------ --------------

             ---------------------------------------------------- -------------------- ------------------------ --------------
             Basic                                                $(1,230,278)  (1)                  5,218,774         $(0.24)
             ---------------------------------------------------- -------------------- ------------------------ --------------
             Effect of Dilution - Exchangeable Shares                      --   (2)                    938,508
             ---------------------------------------------------- -------------------- ------------------------ --------------

             ---------------------------------------------------- -------------------- ------------------------ --------------
             Diluted                                              $(1,230,278)                       6,157,282         $(0.17)
             ---------------------------------------------------- -------------------- ------------------------ --------------

             ---------------------------------------------------- -------------------- ------------------------ --------------
             2001
             ---------------------------------------------------- -------------------- ------------------------ --------------

             ---------------------------------------------------- -------------------- ------------------------ --------------
             Basic                                                $   318,530   (1)                  9,597,315         $  .03
             ---------------------------------------------------- -------------------- ------------------------ --------------
             Effect of Dilution:                                           --   (2)                     48,854            --
             ---------------------------------------------------- -------------------- ------------------------ --------------
             12/13/01 - Issuance of Exchangeable Per
               Shares of 5,250,958 Net of Shares Placed
               in Escrow of 4,312,450
             ---------------------------------------------------- -------------------- ------------------------ --------------

             ---------------------------------------------------- -------------------- ------------------------ --------------
             Diluted                                              $   318,530                        9,646,169         $  .03
             ---------------------------------------------------- -------------------- ------------------------ --------------

             (1) 4,749,481 of common shares outstanding were restricted to the performance escrow account on December 13, 2001 and accordingly the weighted average number of shares have been removed from the weighted average computation of both basic and diluted earnings per share as the conditions for release had not been met.

             (2) 4,312,450 of exchangeable shares were restricted to the performance escrow account on December 13, 2001 and accordingly were removed from weighted average computation of both basic and diluted earnings per share as the conditions for release had not been met and hence could not be convertible into Ideal's common stock.

             The effect of the dilution from the escrowed shares has increased, resulting from the greater number of days in 2002, that the shares were restricted to escrow.

                                                                   - continued -

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE K -     NET INCOME PER COMMON SHARE - CONTINUED

             RELATED PARTY TRANSACTION
             The Company provides management services and facility rental to AVG, a related company. A principal shareholder of the Company is also a principal shareholder of AVG. The amount charged was $27,000 for the year ended December 31, 2002.

             The Company received short term cash advances from AVG amounting to $656,874 at December 31, 2002. Repayment is expected to occur in the next quarter and no interest has been accrued.

NOTE L -     OTHER MATTERS
             STOCK OPTION PLAN
             In December 2001, the Company adopted a stock option plan in which officers, directors, and employees, as well as external consultants and advisors may participate. The maximum number of shares available under the plan is 5,000,000. The terms under which the options are granted is determined by the board of directors. No options have been granted as of the date of these financial statements.

NOTE M -     PROFORMA STATEMENT OF OPERATIONS
             The Unaudited Proforma Consolidated Statement of Operations of the Company for the year ended December 31, 2001 (the "Proforma Statement of Operations"), have been prepared to illustrate the estimated effect of the acquisitions of Somani Holdings, Inc. a/k/a Automotive Sunroof Company and AutoFun Canada. The Proforma Statement of Operations does not reflect any anticipated cost savings from the Somani Holdings Acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Proforma Statement of Operations gives proforma effect to the Somani Holdings, Inc. and AutoFun Canada transactions as if they had occurred on January 1, 2001. The Proforma Statement of Operations do not purport to be indicative of the results of operations of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The proforma adjustments, if any are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

                                                                   - continued -

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE M - PROFORMA STATEMENT OF OPERATIONS - CONTINUED

             The allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Proforma Statement of Operations based on available information. These proforma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based on available information and certain assumptions that the Company believes to be reasonable.

==============================================================================================================================
                                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------

                                                                    Somani         Autofun          Proforma     Proforma
For the Year Ended December 31,                        2001     Holdings, Inc.   Canada, Inc.     Adjustments      2001
------------------------------------------------------------------------------------------------------------------------------

SALES                                                $ 8,389,797   $ 951,441        $   --           $  --      $ 9,341,238
------------------------------------------------------------------------------------------------------------------------------

COST OF GOODS SOLD
Materials                                              3,616,565     513,652            --              --        4,130,217
Labor and Overhead                                     2,406,373     255,694            --   (B)   110,000        2,772,067
------------------------------------------------------------------------------------------------------------------------------

TOTAL COST OF GOODS SOLD                               6,022,938     769,346            --         110,000        6,902,284
------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                           2,366,859     182,095            --        (110,000)       2,438,954
------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
Advertising and Promotion                                 45,609       5,132            --              --           50,741
Depreciation and Amortization Expenses                    68,417       5,729           336  (A)     40,672          115,154
Interest Expense                                         130,327      22,737         4,011             ---          157,075
General and Administrative                             1,775,144     252,963       122,648  (B)   (110,000)       2,040,755
------------------------------------------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                               2,019,497     286,561       126,995         (69,328)       2,363,725
------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                           347,362    (104,466)     (126,995)        (40,672)          75,229

Provision for Taxes                                       28,832          65            --              --           28,897
------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                        318,530    (104,531)     (126,995)        (40,672)          46,332

Comprehensive Income
Foreign Currency Translation                                  --            --          --              --              --
------------------------------------------------------------------------------------------------------------------------------

COMPREHENSIVE INCOME (LOSS)                            $ 318,530  $ (104,531)    $(126,995)      $ (40,672)        $ 46,332
==============================================================================================================================

(A) To record amortization expense on the acquisition of customer lists acquired over the period of three years.
(B) To eliminate intercompany management fees.
==============================================================================================================================

     INDEPENDENT AUDITORS' REPORT ON CONSOLIDATED SUPPLEMENTARY INFORMATION




Ideal Accents, Inc. and Subsidiaries
(A Florida Corporation)
Miami, Florida

         Enclosed for your review is a consolidated supplementary schedule prepared in conjunction with the audits of Ideal Accents, Inc.'s financial statements for the year ended December 31, 2002 and 2001. This supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements.

         The information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in conjunction with the basic financial statements taken as a whole.








/s/ Rotenberg & Co., LLP
Rochester, New York
  February 18, 2003

IDEAL ACCENTS, INC. AND SUBSIDIARIES
(A FLORIDA CORPORATION)
MIAMI, FLORIDA

CONSOLIDATED SUPPLEMENTARY SCHEDULES
=========================================================================================================================

For the Years Ended December 31,                                                           2002                   2001
-------------------------------------------------------------------------------------------------------------------------

COST OF GOODS SOLD
Delivery Gas and Maintenance                                                          $ 113,908              $ 119,538
Leased Employees Insurance                                                              120,007                106,621
Materials and Supplies                                                                3,799,300              3,616,565
Other Expenses                                                                           42,134                 43,416
Payroll Taxes                                                                           166,368                140,962
Shop Maintenance                                                                         61,962                 71,213
Temp Services:  Leased Employees                                                      2,068,576              1,868,494
Utilities                                                                                61,700                 56,129
-------------------------------------------------------------------------------------------------------------------------

TOTAL COST OF GOODS SOLD                                                            $ 6,433,955            $ 6,022,938
=========================================================================================================================

SELLING GENERAL AND ADMINISTRATIVE EXPENSES
General Insurance                                                                     $ 129,298              $  98,820
Leased Employees Insurance                                                               76,084                 64,455
Legal & Accounting                                                                      595,851                 38,970
Meals & Entertainment                                                                    78,540                 55,408
Office Expenses                                                                         327,692                201,409
Payroll Services                                                                         94,039                 78,404
Payroll Taxes                                                                           105,475                 89,355
Property Taxes                                                                           37,900                 42,323
Rent                                                                                    142,707                 98,676
Telephone                                                                               110,165                 97,395
Temp Services:  Leased Employees                                                      1,311,584                909,930
-------------------------------------------------------------------------------------------------------------------------

TOTAL SELLING GENERAL AND ADMINISTRATIVE EXPENSES                                   $ 3,009,335            $ 1,775,145
=========================================================================================================================

                            SOMANI HOLDINGS INC. O/A
                             AUTOMOTIVE SUNROOF CO.
                                   (Pickering)
             ------------------------------------------------------
                               FINANCIAL STATMENTS
                          PERIOD FROM JUNE 01, 2001 TO
                                NOVEMBER 30, 2001
             ------------------------------------------------------

                                   SECTION F-3

TABLE OF CONTENTS

AUDITOR'S REPORT                                                     1

FINANCIAL STATEMENTS

    Balance Sheet                                                  2 - 3

    Statement of Income and deficit                                4 - 5

    Statement of Cash Flows                                          6

    Notes to Financial Statements                                  7 - 11

INDEPENDENT AUDITORS' REPORT



Somani Holdings, Inc.
O/A Automotive Sunroof Co.
Pickering, Ontario


      We have audited the accompanying balance sheet of Somani Holdings, Inc. O/A Automotive Sunroof Co. as of November 30, 2001 and the related statements of operations, stockholders' equity (deficit), and cash flows for the six months then ended, which, as discussed in Note 12 has been prepared on the basis of accounting principals generally accepted in Canada, and is expressed in Canadian dollars. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Somani Holdings, Inc. O/A Automotive Sunroof Co. as of November 30, 2001 and the results of its operations and its cash flows for the six months then ended, in conformity with accounting principles generally accepted in Canada.



/s/Rotenberg & Co. LLP.


Rotenberg & Company, LLP
Rochester, New York
March 7, 2003
                                     Page 1




     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

SOMANI HOLDINGS INC. O/A
AUTOMOTIVE SUNROOF CO.
(PICKERING)
BALANCE SHEET

                                     ASSETS

AS AT NOVEMBER 30,                                                                 2001             2001 Note 11
-------------------------------------------------------------------------------------------------------------------

CURRENT

    Cash and bank                                                            $         1,871       $         167

    Accounts receivable (Note 7)                                                     108,842             328,859

    Amount due from Autofun Canada Inc.                                               13,835              10,549

    Prepaid expenses and sundry receivable                                            12,792              11,109

    Inventory (Note 1(a))                                                            207,973             304,606

    Income taxes- refund due                                                         -                     5,420
-------------------------------------------------------------------------------------------------------------------


                                                                                     345,313             661,010
-------------------------------------------------------------------------------------------------------------------


CAPITAL ASSETS (Note 1(b) and 2)                                                      27,455              28,638
-------------------------------------------------------------------------------------------------------------------



OTHER ASSETS

    Incorporation costs - Note 1(b) and 2)                                               578                 590

    Goodwill (Note 1(b) and 2)                                                        51,913              52,917
-------------------------------------------------------------------------------------------------------------------

                                                                                      52,491              53,507
-------------------------------------------------------------------------------------------------------------------



                                                                             $       425,259       $     743,156

-------------------------------------------------------------------------------------------------------------------

SOMANI HOLDINGS INC. O/A
AUTOMOTIVE  SUNROOF  CO.
(PICKERING)
BALANCE SHEET (CONTINUED)


                                   LIABILITIES


AS AT NOVEMBER 30,                                                                 2001             2001 Note 11
-------------------------------------------------------------------------------------------------------------------

CURRENT
    Bank indebtedness                                                        $       154,565       $     139,223
    Accounts payable                                                                 193,307             287,733
    Loan payable-BDC-current portion (Note 9)                                         10,200              10,200
    Bank demand loans-current portion (Note 10)                                      279,835             277,449
-------------------------------------------------------------------------------------------------------------------


                                                                                     637,907             714,605
-------------------------------------------------------------------------------------------------------------------


LONG TERM
    Bank demand loans-net of current portion (Note10)                                  2,095              24,996
    Loan payable-BDC-net of current portion (Note 9)                                   5,950               9,350
    Shareholders' advances (Note 5)                                                   80,935             177,152
-------------------------------------------------------------------------------------------------------------------

                                                                                      88,980             211,498

-------------------------------------------------------------------------------------------------------------------
                                                                                     726,887             926,103
-------------------------------------------------------------------------------------------------------------------

                            SHAREHOLDERS' DEFICIENCY

CAPITAL STOCK (Note 3)                                                                   100                 100

DEFICIT PER PAGE 5                                                                  (301,728)           (183,047)


-------------------------------------------------------------------------------------------------------------------
                                                                                    (301,628)           (182,947)
-------------------------------------------------------------------------------------------------------------------
                                                                             $       425,259       $     743,156

-------------------------------------------------------------------------------------------------------------------


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

SOMANI HOLDINGS INC. O/A
AUTOMOTIVE SUNROOF  CO.
(PICKERING)
STATEMENT OF INCOME AND DEFICIT


FOR THE PERIOD FROM JUNE 01, TO NOVEMBER 30,                                       2001             2001 Note 11
-------------------------------------------------------------------------------------------------------------------
REVENUE
 SALES                                                                       $       762,688       $   1,822,679
-------------------------------------------------------------------------------------------------------------------


COST OF SALES

    Opening inventory                                                                286,505             284,910
    Purchases, including duty, brokerage                                             380,620             762,455
    Direct labor                                                                      96,270             183,344
    Sublet work                                                                       43,680             124,009
    Freight in                                                                        10,857              36,535
    U.S. exchange                                                                    150,757             236,019
-------------------------------------------------------------------------------------------------------------------

                                                                                     968,689           1,627,272
    Less: Closing inventory (Note 1(a))                                              207,973             286,505
-------------------------------------------------------------------------------------------------------------------

                                                                                     760,716           1,340,767

-------------------------------------------------------------------------------------------------------------------
GROSS MARGIN                                                                           1,972             481,908

Miscellaneous income & recoveries (Note 12)                                          120,653                  --
-------------------------------------------------------------------------------------------------------------------

                                                                                     122,625             481,908
-------------------------------------------------------------------------------------------------------------------

EXPENSES

    Operating expenses (Note 4)                                                       78,808             167,610

    Administration and general expenses (Note 6)                                     157,898             315,473

    Amortization                                                                       4,600              10,830
-------------------------------------------------------------------------------------------------------------------
                                                                                     241,306             483,083
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

INCOME/(LOSS) BEFORE INCOME TAXES                                                   (118,681)            (12,005)
-------------------------------------------------------------------------------------------------------------------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

SOMANI HOLDINGS INC. O/A
AUTOMOTIVE  SUNROOF  CO.
(PICKERING)
STATEMENT OF INCOME AND DEFICIT (CONTINUED)

FOR THE PERIOD FROM JUNE 01, TO NOVEMBER 30,                                        2001            2001 Note 11
-------------------------------------------------------------------------------------------------------------------

INCOME/ (LOSS) BEFORE INCOME TAXES                                                (118,681)              (12,005)

  PROVISION FOR INCOME TAXES                                                            --                   250
-------------------------------------------------------------------------------------------------------------------



NET INCOME/(LOSS), FOR THE PERIOD                                                 (118,681)              (12,255)

DEFICIT, beginning of period                                                      (183,047)             (170,792)
-------------------------------------------------------------------------------------------------------------------

DEFICIT, end of period                                                          $ (301,728)           $ (183,047)
-------------------------------------------------------------------------------------------------------------------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

SOMANI HOLDINGS INC. O/A
AUTOMOTIVE  SUNROOF  CO.
(PICKERING)
STATEMENT OF CASH FLOWS


FOR THE PERIOD FROM JUNE 01, TO NOVEMBER 30,                                       2001             2001 Note 11
-------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES
        Net (loss) income                                                    $      (118,681)       $    (12,255)
        Add (deduct): charges to income not involving cash
           Amortization                                                                4,600              10,830

-------------------------------------------------------------------------------------------------------------------
                                                                                    (114,081)             (1,425)
CHANGES IN NON-CASH WORKING CAPITAL:
           Increase (Decrease) in Accounts receivable                                220,017             (14,362)
           (Increase)Decrease in Accounts payable                                    (94,426)            (18,066)
           (Increase) Decrease in Prepaid ex. & sundry payable                        (1,682)             86,830
           (Increase)Decrease in Inventory                                            96,633             (19,696)
           Increase (Decrease) in Income tax payable                                   5,420              (6,782)
           (Increase)Decrease in amount due from Autofun Cd. Inc.                     (3,286)            (10,549)
-------------------------------------------------------------------------------------------------------------------

                                                                                     222,676              17,375

-------------------------------------------------------------------------------------------------------------------
                                                                                     108,595              15,950
-------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Advances from shareholders                                                       (96,217)            (37,946)
     Bank loans-net of repayment                                                     (23,915)              7,660

-------------------------------------------------------------------------------------------------------------------
                                                                                    (120,132)            (30,286)
-------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Additions to capital assets                                                       (2,400)             (1,200)

-------------------------------------------------------------------------------------------------------------------


DECREASE IN CASH & BANK                                                              (13,937)            (15,536)

CASH & BANK, beginning of period                                                    (138,757)           (123,221)
-------------------------------------------------------------------------------------------------------------------
CASH & BANK, end of period                                                    $     (152,694)       $   (138,757)
-------------------------------------------------------------------------------------------------------------------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2001
--------------------------------------------------------------------------------

1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    1(a) Inventory
         Inventory is accounted for on a first in, first out basis, is valued at the lower of cost and/or net realizable value

    1(b) Capital Assets
         Capital and intangible assets are recorded at cost and are amortized on a reducing balance basis as stated below.
                  Furniture   &  fixtures       20% diminishing balance
                  Leasehold improvements        S.L.- 5 YRS diminishing balance
                  Machinery  &  equipment       20% diminishing balance
                  Computer equipment            30% diminishing balance
                  Incorporation cost            7% diminishing balance
                  Goodwill                      7% diminishing balance
         Additions to capital assets during the year are amortized at half the annual rates

    1(c) Foreign currency.
         Assets and liabilities in foreign currency are translated at year end rate. Revenue and expanses incurred in foreign currency are translated at the actual rate of exchange at the time of transaction.


2.  CAPITAL ASSETS

------------------------------------------------------------------------------------------------------------------
                                                                  ACCUMULATED          NET               NET
                                                   COST          AMORTIZATION         2001          2001 Note 11
------------------------------------------------------------------------------------------------------------------
    Automotive equipment                      $        6,750    $       3,531    $        3,219    $       3,790
    Furniture and fixtures                            16,138           11,972             4,166            4,630
    Leasehold improvements                            74,584           72,787             1,797            2,248
    Machinery and equipment                           64,391           49,113            15,278           14,446
    Computer equipment                                17,560           14,565             2,995            3,525
------------------------------------------------------------------------------------------------------------------
                                              $      179,423    $     151,968    $       27,455    $      28,638
------------------------------------------------------------------------------------------------------------------
    Incorporation cost                        $        1,000    $         422    $          578    $         590
    Goodwill                                          97,300           45,387            51,913           52,917
------------------------------------------------------------------------------------------------------------------
                                              $       98,300    $      45,809    $       52,491    $      53,507
------------------------------------------------------------------------------------------------------------------

        (These notes form an integral part of the financial statements.)

NOVEMBER 30, 2001
--------------------------------------------------------------------------------

3.  CAPITAL STOCK


AS AT NOVEMBER 30,                                 2001          2001 Note 11
------------------------------------------------------------------------------
    Authorized
    Unlimited         common shares

    Stated capital
                100   common shares            $       100      $        100
                                               ------------     ------------

--------------------------------------------------------------------------------

4   OPERATING EXPENSES

FOR THE PERIOD FROM JUNE 01, NOVEMBER 30,        2001            2001 Note 11
------------------------------------------------------------------------------

    Advertising                                $    4,701       $     8,306
    Claims                                          3,240             8,113
    Equipment lease                                 1,655             4,138
    Pick-ups & delivery                            10,631            18,883
    Insurance                                       9,176            17,906
    Licenses and dues                                 333             4,284
    Repairs and maintenance                         4,069             7,532
    Rent and realty taxes                          25,123            54,226
    Shop supplies                                  12,084            23,777
    Telephone                                       5,746            11,826
    Utilities                                       2,050             8,619
------------------------------------------------------------------------------


                                               $   78,808       $   167,606
------------------------------------------------------------------------------


--------------------------------------------------------------------------------

5.  SHAREHOLDERS' ADVANCES

    These are non-interest bearing and have no set time for repayment.


--------------------------------------------------------------------------------

        (These notes form an integral part of the financial statements.)

NOVEMBER 30, 2001
--------------------------------------------------------------------------------

6.  ADMINISTRATION AND GENERAL EXPENSES


FOR THE PERIOD FROM JUNE 01, TO NOVEMBER 30,                                       2001              2001 Note 11
-------------------------------------------------------------------------------------------------------------------

    Bad debts                                                                $         6,815       $          --
    Bank charges and interest                                                         13,915              53,400
    Legal and professional                                                            11,609              12,598
    Office and general                                                                10,510              18,613
    Payroll and benefits                                                              86,336             198,362
    Travel & auto expenses                                                            28,713              32,500
-------------------------------------------------------------------------------------------------------------------


                                                                             $       157,898       $     315,473
-------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

7.  ACCOUNTS RECEIVABLE

    These  are  net  of   allowance   for  doubtful   receivables   of  $10,973;
    (2001-$4,154)

--------------------------------------------------------------------------------

8.  LEASEHOLD COMMITMENT

    Leasehold commitment is as follows:

    595 Middlefield Road, Scarborough, Ontario, $4581.79 plus maintenance for 60 months commencing from June 15, 2000.

--------------------------------------------------------------------------------

9.  LOAN PAYABLE - BDC


    Somani Holdings, Inc. has a loan from the Business Development Bank. The loan is for an approximately five-year term which matures on August 23, 2003 with monthly payments of $534 principal plus interest at 3.5% above the Royal Bank of Canada base rate (approximately 8.0% at December 31, 2002). The loan is collateralized by substantially all of the assets of Somani Holdings, Inc. and bears the personal guaranty of certain stockholders.


    Loan is secured by general security agreement from corporation. Also some of the shareholders have personally guaranteed the loan.

--------------------------------------------------------------------------------

        (These notes form an integral part of the financial statements.)

10. BANK DEMAND LOANS


                                                                                        2001         2001 Note 11
-------------------------------------------------------------------------------------------------------------------
    Bank operating loan is payable to Royal Bank of Canada,  bearing interest at the rate of Royal  bank  prime  plus  2.0%,computed  on the daily  principal
    amounts   outstanding   and   payable   in  arrears  on  the  26th  of  each
    month,$2,083principal plus interest, due on demand.                              $ 27,091      $      39,589

    Bank operating loan is payable to Royal Bank of Canada,  bearing interest at the rate of Royal  bank  U.S.  Base  rate  plus  1.5%,computed  on the daily principal  amounts  outstanding  and  payable in arrears on the 26th of each
    month, principal due on demand.                                                   254,839            262,856
------------------------------------------------------------------------------------------------------------------


                                                                                     $281,930      $     302,445

    Less: Long-term portion                                                             2,095             24,996
------------------------------------------------------------------------------------------------------------------

    Bank Loans-current portions                                                      $279,835      $     277,449
------------------------------------------------------------------------------------------------------------------


11  COMPARATIVE FIGURES

    Comparative figures are for the year ended May 31, 2001.
--------------------------------------------------------------------------------



12  RELATED PARTY TRANSACTIONS

     During the period, the company received management fee from a related corporation as follows:

                                                                                   2001              2001 Note 11
-------------------------------------------------------------------------------------------------------------------
       Autofun Canada Inc.                                                   $       110,000              -
-------------------------------------------------------------------------------------------------------------------


12         ACCOUNTING PRINCIPALS USED
           The accompanying financial statements comply with generally accepted accounting principals in Canada (Canadian GAAP) which differs in certain significant respects with generally accepted accounting principals in the U.S. Reconciliations and explanations of those differences are presented in the foregoing:

           ACCOUNTING PRINCIPLES USED
           The financial statements of Somani Holdings, Inc. as of November 30, 2001 and the six months then ended then ended have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") and comply with the policies described in the aforementioned financial statements. Canadian GAAP varies in certain significant respects from generally accepted accounting principles in the United States ("U.S. GAAP").

           Application of U.S. GAAP would have affected the results of operations and stockholders' equity of Somani Holdings, Inc. for the aforementioned periods to the extent summarized in the following table, "Reconciliation to U.S. GAAP". All amounts therein are shown in Canadian dollars and where indicated have been converted to U.S. dollars. The conversion to U.S. dollars is unaudited and has been presented solely for the convenience of the reader at the rates in effect at the balance sheet dates.

           SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES The financial statements of Somani Holdings, Inc. comply with Canadian GAAP which differs in certain significant respects from U.S. GAAP. The significant differences that affect net income and stockholders' equity of the companie are set out below.
                                     Page 10


        (These notes form an integral part of the financial statements.)

           a)    DEPRECIATION
                  Capital assets and intangible assets are recorded at cost and are depreciated on a reducing balance basis under Canadian GAAP. Under U.S. GAAP depreciation has been recorded on the straight line basis over the estimated useful lives.

                  INCOME TAXES
                  Canadian federal and provincial income taxes have been computed for using combined rate of 21% of taxable income. Estimated income taxes have been computed based on blended federal and state tax rates graduating based on taxable income.

                  RECONCILIATION TO U.S. GAAP

                                                                   - continued -

        (These notes form an integral part of the financial statements.)

           SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - CONTINUED The following is a summary of the significant adjustments to the Net Income of Somani Holdings, Inc. a.k.a. Automotive Sunroof Co,. for the six months ended November 30, 2001 which would be required if U.S. GAAP had been applied instead of Canadian GAAP. The translation of the amounts from Canadian Dollars to U.S. Dollars is unaudited and has been made solely for the convenience of the reader at the balance sheet dates.


                              SOMANI HOLDINGS, INC.
                          A.K.A. AUTOMOTIVE SUNROOF CO.

                                                   November 30,
                                                       2001
                                                       ----

Net Income as reported in the Income
  Statement under Canadian GAAP                    $(166,585) CDN$

ADJUSTMENTS REQUIRED TO
  CONFORM WITH U.S. GAAP
  ----------------------

Depreciation                                          (3,493)
Income Taxes                                              --
                                              --------------

NET INCOME IN ACCORDANCE
  WITH U.S. GAAP                                    (170,078)
Conversion rate to U.S. dollars                       0.6327

NET INCOME IN ACCORDANCE WITH
  U.S. GAAP IN U.S. DOLLARS                        $(107,608)
Stockholders Equity as reported
  in the Balance Sheets under
  Canadian GAAP                                    $(301,728) CDN$

ADJUSTMENTS REQUIRED TO
  CONFORM WITH U.S. GAAP
  ----------------------

DEPRECIATION                                          (1,128)
Income Taxes                                              --
                                              --------------

Subtotal                                            (302,856)

CONVERSION RATE TO U.S. DOLLARS                     0.6327

Stockholders Equity in Accordance
  with U.S. GAAP in U.S. Dollars                   $(191,617)
                                                   =========
--------------------------------------------------------------------------------




                                     Page 11

        (These notes form an integral part of the financial statements.)

                              SOMANI HOLDINGS, INC.
                           O/A AUTOMOTIVE SUNROOF CO.
                            PICKERING, ONTARIO CANADA

                     --------------------------------------
                                FINANCIAL REPORTS
                                       AT
                                  MAY 31, 2001
                      -------------------------------------



                                   SECTION F-4

SOMANI HOLDINGS, INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO CANADA


TABLE OF CONTENTS
--------------------------------------------------------------------------------


Independent Auditors' Report                                                 1

Balance Sheets at May 31, 2001 and 2000                                      2

Statements of Changes in Stockholders' Equity (Deficit) for the Years
  Ended May 31, 2001 and 2000                                                3

Statements of Operations for the Years Ended May 31, 2001and 2000            4

Statements of Cash Flows for the Years Ended May 31, 2001 and 2000           5

Notes to Financial Statements                                             6 - 11

           INDEPENDENT AUDITORS' REPORT



Somani Holdings, Inc.
O/A Automotive Sunroof Co.
Pickering, Ontario


      We have audited the accompanying balance sheets of Somani Holdings, Inc. O/A Automotive Sunroof Co. as of May 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, which, as discussed in Note J has been prepared on the basis of accounting principals generally accepted in Canada, and is expressed in Canadian dollars. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Somani Holdings, Inc. O/A Automotive Sunroof Co. as of May 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in Canada.



/s/Rotenberg & Co. LLP




Rochester, New York
  December 17, 2002

SOMANI HOLDINGS INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO CANADA

BALANCE SHEETS
------------------------------------------------------------------------------------- -------------- -- ---------------
                                                                                             (CANADIAN DOLLARS)
May 31,                                                                                   2001               2000
------------------------------------------------------------------------------------- -------------- -- ---------------

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents                                                              $       467          $    917

Accounts Receivable - Net of Allowance for Doubtful Accounts                               327,991           337,560

Inventory                                                                                  304,606           284,910

Prepaid Expenses and Other Current Expenses                                                  9,714             8,180
------------------------------------------------------------------------------------- -------------- -- ---------------

TOTAL CURRENT ASSETS                                                                       642,778           631,567


PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION                                    28,639            36,091


INTANGIBLE ASSETS - NET OF ACCUMULATED AMORTIZATION                                         53,507            55,684

OTHER ASSETS

Due from Shareholder                                                                        79,235            66,941

Note Receivable - Related Party                                                             10,549               --

Other Assets                                                                                 1,395               --
------------------------------------------------------------------------------------- -------------- -- ---------------

TOTAL ASSETS                                                                           $   816,103        $  790,283
------------------------------------------------------------------------------------- -------------- -- ---------------

LIABILITIES AND STOCKHOLDERS' EARNINGS (DEFICIT)

CURRENT LIABILITIES
Accounts Payable                                                                       $   357,785        $  328,218

Accrued Expenses and Other Current Liabilities                                              62,883            88,092
Line of Credit                                                                             262,856           220,000

Notes Payable - Due Within One Year                                                         35,196            35,196
------------------------------------------------------------------------------------- -------------- -- ---------------

TOTAL CURRENT LIABILITIES                                                                  718,720           671,506

OTHER LIABILITIES

Notes Payable - Noncurrent                                                                  23,943            59,139
Notes Payable - Officers/Shareholders - Noncurrent                                         256,387           230,330
------------------------------------------------------------------------------------- -------------- -- ---------------

TOTAL LIABILITIES                                                                          999,050           960,975
------------------------------------------------------------------------------------- -------------- -- ---------------

STOCKHOLDERS' EARNINGS (DEFICIT)
Common Stock - $1 Par; unlimited Authorization,
                           100 issued and outstanding                                          100               100
Retained Earnings (Deficit)                                                               (183,047)         (170,792)
------------------------------------------------------------------------------------- -------------- -- ---------------

TOTAL STOCKHOLDERS' EARNINGS (DEFICIT)                                                    (182,947)         (170,692)
------------------------------------------------------------------------------------- -------------- -- ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EARNINGS (DEFICIT)                                  $  816,103        $  790,283
------------------------------------------------------------------------------------- -------------- -- ---------------

   The accompanying notes are an integral part of these financial statements.

SOMANI HOLDINGS INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO CANADA

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED
  MAY 31, 2000 AND 2001
----------------------------------------- ---------------- ---------------- ------------------ -------------------

                                                                      (CANADIAN DOLLARS)
                                                                                                      TOTAL
                                              NUMBER           COMMON            RETAINED         STOCKHOLDERS'
                                             OF SHARES          STOCK          INCOME (LOSS)         DEFICIT
----------------------------------------- ---------------- ---------------- ------------------ -------------------


BALANCE - JUNE 1, 1999                    100               $      100       $    (31,142)       $      (31,042)


Net Loss for the Year                      --                       --           (139,650)             (139,650)
----------------------------------------- ---------------- ---------------- ------------------ -------------------


BALANCE - MAY 31, 2000                    100                      100           (170,792)             (170,692)


Net Income for the Year                    --                       --            (12,255)              (12,255)
----------------------------------------- ---------------- ---------------- ------------------ -------------------


BALANCE - MAY 31, 2001                    100               $      100        $  (183,047)       $     (182,947)
----------------------------------------- ---------------- ---------------- ------------------ -------------------

   The accompanying notes are an integral part of these financial statements.

SOMANI HOLDINGS INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO CANADA

STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------- -------------- --------------

                                                                                            (CANADIAN DOLLARS)
For the Years Ended May 31,                                                               2001           2000
------------------------------------------------------------------------------------- -------------- --------------

SALES                                                                                  $1,822,676     $1,582,537
------------------------------------------------------------------------------------- -------------- --------------

COST OF GOODS SOLD
Materials                                                                               1,169,046      1,044,719
Labor and Overhead                                                                        347,978        355,217
------------------------------------------------------------------------------------- -------------- --------------

TOTAL COST OF GOODS SOLD                                                                1,517,024      1,399,936
------------------------------------------------------------------------------------- -------------- --------------

GROSS PROFIT                                                                              305,652        182,601
------------------------------------------------------------------------------------- -------------- --------------

OPERATING EXPENSES

Advertising and Promotion                                                                  11,181         30,250
Depreciation and Amortization Expenses                                                     10,830         22,196

Interest Expense                                                                           53,400         31,406
General and Administrative                                                                242,246        238,399
------------------------------------------------------------------------------------- -------------- --------------

TOTAL OPERATING EXPENSES                                                                  317,657        322,251


NET INCOME (LOSS) BEFORE TAXES                                                            (12,005)      (139,650)


Provision for Taxes                                                                           250            --
------------------------------------------------------------------------------------- -------------- --------------

NET INCOME (LOSS) FOR THE YEAR                                                         $  (12,255)    $(139,650)
------------------------------------------------------------------------------------- -------------- --------------

   The accompanying notes are an integral part of these financial statements.

SOMANI HOLDINGS INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO CANADA

STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------- -------------- --------------

                                                                                            (CANADIAN DOLLARS)
For the Years Ended May 31,                                                               2001           2000
------------------------------------------------------------------------------------- -------------- --------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss) for the Period                                                       $  (12,255)    $ (139,650)

NON-CASH ADJUSTMENTS:

Depreciation and Amortization                                                              10,830         22,196

Bad Debts                                                                                     --          20,873

CHANGES IN ASSETS AND LIABILITIES:

Accounts Receivable                                                                         9,569        (18,618)

Inventory                                                                                 (19,696)        49,271

Prepaid Expenses and Other Current Assets                                                  (1,534)        37,665

Other Assets                                                                               (1,395)           --

Accounts Payable                                                                           29,567         57,788
Accrued Liabilities and Other Current Liabilities                                         (25,209)       (56,602)
------------------------------------------------------------------------------------- -------------- --------------


NET CASH FLOWS FROM OPERATING ACTIVITIES                                                  (10,123)       (27,077)
------------------------------------------------------------------------------------- -------------- --------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of Property and Equipment                                                         (1,201)        (8,221)
------------------------------------------------------------------------------------- -------------- --------------


NET CASH FLOWS FROM INVESTING ACTIVITIES                                                   (1,201)        (8,221)
------------------------------------------------------------------------------------- -------------- --------------

CASH FLOWS FROM FINANCING ACTIVITIES

Net Proceeds from Line of Credit                                                           42,856         35,000

Net Proceeds (Repayment) of Debt                                                          (35,196)        44,796

Net Proceeds from - Officers/Stockholders                                                  13,763        (44,274)

Net Proceeds to Related Party                                                             (10,549)           --
------------------------------------------------------------------------------------- -------------- --------------


NET CASH FLOWS FROM FINANCING ACTIVITIES                                                   10,874         35,522
------------------------------------------------------------------------------------- -------------- --------------


Net Change in Cash and Cash Equivalents                                                      (450)           224


Cash and Cash Equivalents - Beginning of Period                                               917            693
------------------------------------------------------------------------------------- -------------- --------------


CASH AND CASH EQUIVALENTS - END OF PERIOD                                              $      467     $      917
------------------------------------------------------------------------------------- -------------- --------------

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND TAXES
---------------------------------------------------------------------------------------------------- --------------

Interest                                                                               $    53,400    $   31,406

Taxes                                                                                  $     7,032    $    1,488
------------------------------------------------------------------------------------- -------------- --------------

   The accompanying notes are an integral part of these financial statements.

SOMANI HOLDINGS, INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO CANADA


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A -  SCOPE OF BUSINESS
          The Company sells and installs automobile sunroofs and customized accessories primarily for automobile dealers in Ontario, Canada.

NOTE B -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          METHOD OF ACCOUNTING
          The Company maintains its books and prepares its financial statements on the accrual basis of accounting. The Company records revenue when the services have been rendered and the product has been delivered.

          CONCENTRATIONS OF CREDIT RISK
          Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits. Cash is placed primarily in high quality short-term interest bearing financial instruments and may periodically exceed federally insured amounts.

          USE OF ESTIMATES
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

          CASH AND CASH EQUIVALENTS
          Cash and cash  equivalents  include  time  deposits,  certificates  of
          deposit,   and  all  highly  liquid  debt  instruments  with  original maturities of three months or less.

          ACCOUNTS RECEIVABLE - TRADE
          The company charges current operations for amounts estimated to be uncollectible and maintains an allowance for doubtful accounts. The allowance for doubtful accounts was $4,154 for the years ended May 31, 2001 and 2000. During the years ended May 31, 2001 and 2000, the Company incurred bad debts charged against operations in the amounts of $0 and $20,873, respectively.

          INVENTORY
          Inventory   consists  of  automobile   sunroof  kits  and  customizing
          accessories and is stated at the lower of cost (primarily first-in, first-out) or market.

                                                                   - continued -
                                     Page 6

SOMANI HOLDINGS, INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO CANADA


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          PROPERTY, EQUIPMENT AND DEPRECIATION
          Property  and  equipment  are   presented  at  original   cost,   less
          accumulated depreciation. Depreciation is computed on reducing balance at annual rates based upon estimated useful lives as follows:

              Furniture and Fixtures          20% Diminishing Balance
              Leasehold Improvements          S.L. - 5 Years Diminishing Balance
              Machinery and Equipment         20% Diminishing Balance
              Computer and Equipment          30% Diminishing Balance
              Incorporation Cost              7% Diminishing Balance
              Goodwill                        7% Diminishing Balance

          The cost of significant improvements to property and equipment are capitalized. Maintenance and repairs are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to income.

          ADVERTISING EXPENSES
          Advertising expenses are charged against operations during the period incurred, except for direct-response advertising costs, which are capitalized and amortized over periods not exceeding one year. Advertising expenses charged against operations were $11,181 and $30,250 for the years ended May 31, 2001 and 2000, respectively. The Company did not incur any direct-response advertising costs during 2001 and 2000.

          TAX LOSSES
          The company has losses available for income tax purposes which may be applied against income for tax purposes earned in future year.

          The potential tax benefit of these losses has not been reflected in these financial statements.

          WARRANTY POLICY
          The cost of warranty work due is currently recorded as an expense in the period incurred. Based on the Company's historical experience, management believes no provisions for future warranty work is deemed necessary.

SOMANI HOLDINGS, INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE C -  PROPERTY AND EQUIPMENT
          Property and equipment consisted of the following:

          -------------------------------------------------------------------------- -------------------- ------------------
          May 31,                                                                                   2001               2001
          -------------------------------------------------------------------------- -------------------- ------------------

          Vehicles                                                                               $ 6,750            $ 6,750
          Equipment                                                                               61,991             60,791
          Office Equipment                                                                        33,698             33,698
          Leasehold Improvements                                                                  74,584             74,584
          -------------------------------------------------------------------------- -------------------- ------------------
                                                                                               $ 177,023          $ 175,823
          Less:  Accumulated Depreciation                                                        148,384            139,732
          -------------------------------------------------------------------------- -------------------- ------------------

          Net Property and Equipment                                                            $ 28,639           $ 36,091
          -------------------------------------------------------------------------- -------------------- ------------------

          Depreciation expense for the years ended May 31, 2001 and 2000 was $8,652 and $19,854, respectively.

NOTE D -  LEASE COMMITMENTS
          The company leases real estate located at 595 Middlefield Road, Scarborough, Ontario from an unrelated entity for a 3-year term commencing June 2000, requiring monthly rentals of $4,582. The lease that terminated in May 2000, required monthly rentals of $4,094 for the year ended May 31, 2000. Rent expense for the years ended May 31, 2001 and 2000 was $54,226 and $46,264, respectively.

          The future minimum lease payments are as follows:

                             2002                   2003                  2004                   2005                  2006
          ------------------------ ---------------------- --------------------- ---------------------- ---------------------
                         $ 54,981               $ 54,981                $   --                 $   --                $   --
          ------------------------ ---------------------- --------------------- ---------------------- ---------------------

NOTE E -  LINE OF CREDIT
          The Company had available a line of credit with The Royal Bank of Canada with a maximum of $250,000. The line of credit bears interest at 2.5% above the prime rate (8.75% at May 31, 2001). The line of credit is collateralized by substantially all the assets of the Company and bears the personal guarantees of certain stockholders. The amounts outstanding on the line of credit at May 31, 2001 and 2000 were $262,856 and $220,000, respectively.

SOMANI HOLDINGS, INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE F -  NOTES PAYABLE
          Notes payable consisted of the following:


          ----------------------------------------------------------- ------------------- ----------------- ----------------
          May 31,                                                                                     2001             2001
          ----------------------------------------------------------- ------------------- ----------------- ----------------

           The Company had a demand loan  payable with The Royal Bank of Canada.
          In November  2001,  the Loan was converted to a term loan for a period of 1-year,  8 months  commencing  November 2001.  Monthly  payments of
          $2,083  principal  plus  interest  at 2.5% above the banks  prime rate
          (approximately   8.75%  at  May  31,   2001)  are  due.  The  loan  is
          collateralized  by substantially  all of the assets of the Company and bears the personal guarantees of
          certain stockholders.                                                                   $ 39,589         $ 64,585

           Somani Holdings,  Inc. has a loan from the Business Development Bank.
          The loan is for an  approximately  five-year  term  which  matures  on
          August 23, 2003 with monthly  payments of $850 principal plus interest at 3.5% above the Royal Bank of Canada base rate  (approximately  8.0%
          at December 31, 2002). The loan is collateralized by substantially all of the assets of Somani Holdings, Inc. and bears the personal guaranty of certain
          stockholders.                                                                             19,550           29,750
          ----------------------------------------------------------- ------------------- ----------------- ----------------

          Total Notes Payable                                                                     $ 59,139         $ 94,335

          Less:  Amount Due Within One Year                                                         35,196           35,196
          ----------------------------------------------------------- ------------------- ----------------- ----------------

          Amount Due After One Year                                                               $ 23,943         $ 59,139
          ----------------------------------------------------------- ------------------- ----------------- ----------------


          Maturities of long term debt for the five years succeeding May 31, 2001 are as follows:

                             2002                   2003                  2004                   2005                  2006
          ------------------------ ---------------------- --------------------- ---------------------- ---------------------
                         $ 35,196               $ 23,943                   $--                    $--                   $--
          ------------------------ ---------------------- --------------------- ---------------------- ---------------------

          Interest expense for the years ended May 31, 2001 and 2000 was $53,400 and $31,406, respectively.

NOTE G -  GOODWILL AND ORGANIZATION COSTS
          Goodwill of $97,300 resulting from the purchase of the operations and the organization costs of $1,000 are amortized on a 7% diminishing balance basis. Amortization expense for the years ended May 31, 2001 and 2000 was $2,177 and $2,342, respectively.

SOMANI HOLDINGS, INC.
O/A AUTOMOTIVE SUNROOF CO.
PICKERING, ONTARIO


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE H -  RELATED PARTY TRANSACTIONS
          DUE FROM RELATED PARTY
          The Company had paid expenses of Autofun Canada Inc for the years ended May 31, 2001 and 2000 in the amounts of $10,549 and $0, respectively. A principle shareholder in the Company is also a principle shareholder in Autofun Canada Inc.

          NOTE PAYABLE - SHAREHOLDERS
          During the years ended May 31, 2001 and 2000, the Company received advances and payments from its stockholder. The notes contain no formal repayment terms, however interest has been imputed in the accompanying financial statements.

NOTE I -  SUBSEQUENT EVENTS
          On December 13, 2001, all of the Company's outstanding shares were acquired by Ideal Accents, Inc. At May 31, 2001 and 2000, the Company had a receivable from Ideal Accents, Inc. in the amounts of $1,226 and 3,696, respectively.

NOTE J -  ACCOUNTING PRINCIPALS USED
          The accompanying financial statements comply with generally accepted accounting principals in Canada (Canadian GAAP) which differs in certain significant respects with generally accepted accounting principals in the U.S. Reconciliations and explanations of those differences are presented in the forgoing insert.

           ACCOUNTING PRINCIPLES USED
           The financial statements of Somani Holdings, Inc. as of May 31, 2001 and 2000 and the years then ended have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") and comply with the policies described in the aforementioned financial statements. Canadian GAAP varies in certain significant respects from generally accepted accounting principles in the United States ("U.S. GAAP").

           Application of U.S. GAAP would have affected the results of operations and stockholders' equity of Somani Holdings, Inc. for the aforementioned periods to the extent summarized in the following table, "Reconciliation to U.S. GAAP". All amounts therein are shown in Canadian dollars and where indicated have been converted to U.S. dollars. The conversion to U.S. dollars is unaudited and has been presented solely for the convenience of the reader at the rates in effect at the balance sheet dates.

           SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES The financial statements of Somani Holdings, Inc. comply with Canadian GAAP which differs in certain significant respects from U.S. GAAP. The significant differences that affect net income and stockholders' equity of the companie are set out below.

           a)     DEPRECIATION
                  Capital assets and intangible assets are recorded at cost and are depreciated on a reducing balance basis under Canadian GAAP. Under U.S. GAAP depreciation has been recorded on the straight line basis over the estimated useful lives.

                  INCOME TAXES
                  Canadian federal and provincial income taxes have been computed for using combined rate of 21% of taxable income. Estimated income taxes have been computed based on blended federal and state tax rates graduating based on taxable income.

                  RECONCILIATION TO U.S. GAAP

SIGNIFICANTDIFFERENCES  BETWEEN  CANADIAN AND UNITED STATES  GENERALLY  ACCEPTED
           ACCOUNTING  PRINCIPLES - CONTINUED

           The following is a summary of the significant adjustments to the Net Income of Somani Holdings, Inc. a.k.a. Automotive Sunroof Co,. for the years ended May 31, 2001 and 2000 would be required if U.S. GAAP had been applied instead of Canadian GAAP. The translation of the amounts from Canadian Dollars to U.S. Dollars is unaudited and has been made solely for the convenience of the reader at the balance sheet dates.





                              SOMANI HOLDINGS, INC.
                          A.K.A. AUTOMOTIVE SUNROOF CO.

                                                May 31,            May 31,
                                                 2001               2000
                                             -------------      -------------

Net Income as reported in the Income
  Statement under Canadian GAAP               $     765 CDN$    $(104,762) CDN$

ADJUSTMENTS REQUIRED TO
  CONFORM WITH U.S. GAAP

Income Taxes                                        250                --
                                                              -----------
Depreciation                                     (5,357)              156
NET INCOME IN ACCORDANCE
  WITH U.S. GAAP                                 (4,342)         (104,606)

Conversion rate to U.S. dollars                  0.6473            0.6654

NET INCOME IN ACCORDANCE WITH
  U.S. GAAP IN U.S. DOLLARS                  $   (2,811)       $  (69,605)
                                             ===========       ==========

Stockholders Equity as reported
  in the Balance Sheets under
  Canadian GAAP                               $(135,143) CDN$   $(135,909) CDN$

ADJUSTMENTS REQUIRED TO
  CONFORM WITH U.S. GAAP

DEPRECIATION                                     (3,556)            1,800
Income Taxes                                        250                --
                                             ----------       -----------
Subtotal                                       (138,449)         (134,109)
CONVERSION RATE TO U.S. DOLLARS                  0.6473            0.6654

Stockholders Equity in Accordance
  with U.S. GAAP in U.S. Dollars             $  (89,618)       $  (89,236)
                                             ==========        ==========

                               AUTOFUN CANADA INC

                    -----------------------------------------
                              FINANCIAL STATEMENTS
                          PERIOD FROM MARCH 01, 2001 TO
                    ----------------------------------------
                                NOVEMBER 30, 2001

                                   Section F-5

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------








                                                               NOVEMBER 30, 2001









CONTENTS

--------------------------------------------------------------------------------






                                                                       PAGE

AUDITOR'S REPORT                                                         1

FINANCIAL STATEMENTS

    Balance Sheet                                                      2 - 3

    Statement of Income and Deficit                                    4 - 5

    Statement of Cash flows                                              6

    Notes to Financial Statements                                      7 - 9

INDEPENDENT AUDITORS' REPORT



Autofun Canada, Inc
Pickering, Ontario


      We have audited the accompanying balance sheet of Autofun Canada, Inc. as of November 30, 2001 and the related statements of operations, stockholders' equity (deficit), and cash flows for the nine months then ended, which, as discussed in Note 10 has been prepared on the basis of accounting principals generally accepted in Canada, and is expressed in Canadian dollars. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Autofun Canada, Inc. as of November 30, 2001 and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in Canada.



/s/Rotenberg & CO. LLP


Rotenberg & Company, LLP
Rochester, New York
March 7, 2003

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------


                                                                   BALANCE SHEET

                                     ASSETS
NOVEMBER 30,                                                         2001                 2001 Note 10
-------------------------------------------------------------------------------------------------------------------

CURRENT

    Cash and bank                                                     $      220,633             $      4,994

    Bank deposits in transit                                                 136,599                    -

    Deposits and prepaid expenses                                            139,222                   20,722

    GST refund receivable                                                     26,290                   18,590

-------------------------------------------------------------------------------------------------------------------
                                                                             522,744                   44,306

CAPITAL ASSETS- (Note 2 & 3)                                                   1,628                    2,101




TOTAL ASSETS                                                          $      524,372             $     46,407



     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------

                                                       BALANCE SHEET (CONTINUED)




                                   LIABILITIES
NOVEMBER 30,                                                                    2001              2001 Note 10
-------------------------------------------------------------------------------------------------------------------

CURRENT

    Accounts payable and accrued liabilities                          $        5,750             $      4,247

    Bank demand loan payable- (Note-6)                                        70,000                  130,000

    Amount due to Somani Holdings Inc.                                        13,835                    6,339

-------------------------------------------------------------------------------------------------------------------
                                                                              89,585                  140,586
LONG TERM DEBT

-------------------------------------------------------------------------------------------------------------------
Shareholders' advances-(Note5)                                               225,491                  276,315

Amount Due to Mr. Joe O' Conner                                               59,250                    -

Amount due to Mrs. Naseem Somani                                              35,000                    -
-------------------------------------------------------------------------------------------------------------------


                                                                             319,741                  276,315
-------------------------------------------------------------------------------------------------------------------

                                                                             409,326                  416,901
-------------------------------------------------------------------------------------------------------------------


                              SHAREHOLDERS' EQUITY
CAPITAL STOCK - (Note 4)                                                     664,380                      100
RETAINED EARNINGS (DEFICIT) PER PAGE 1                                      (549,334)                (370,594)
-------------------------------------------------------------------------------------------------------------------


                                                                             115,046                 (370,494)
-------------------------------------------------------------------------------------------------------------------


                                                                      $      524,372             $     46,407
-------------------------------------------------------------------------------------------------------------------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                                             STATEMENT OF OPERATIONS AND DEFICIT



FOR THE PERIOD FROM MARCH 01 TO NOVEMBER 30,                                       2001             2001 Note 10
-------------------------------------------------------------------------------------------------------------------


EXPENSES
    Automobile                                                        $       12,802             $       15,200
    Amortization                                                                 473                        371
    Bank charges                                                                 858                        485
    Insurance                                                                  2,861                      4,707
    Interest on loan                                                           4,869                      3,431
    Legal and professional fees                                               29,417                      3,207
    Management fee (Note 7)                                                  110,000                          -
    Office and general                                                         2,266                      3,685
    Organization                                                               2,094                     60,421
    Printing and stationary                                                    1,136                      3,220
    Rent                                                                           -                      8,074
    Telephone, internet and fax                                                2,414                      3,691
    Traveling and accommodation                                                9,550                     33,043
-------------------------------------------------------------------------------------------------------------------

                                                                       $     178,740             $      139,535
-------------------------------------------------------------------------------------------------------------------

 NET LOSS FOR THE PERIOD                                                    (178,740)                  (139,535)
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------


                                 STATEMENT OF OPERATIONS AND DEFICIT (CONTINUED)



FOR THE PERIOD FROM MARCH 01 TO NOVEMBER 30,                                       2001             2001 Note 10
-------------------------------------------------------------------------------------------------------------------
DEFICIT, BEGINNING OF PERIOD                                               (370,594)                  (242,715)
NET LOSS FOR THE PERIOD                                                    (178,740)                  (139,535)
 Prior year adjustments                                                      -                          11,656
-------------------------------------------------------------------------------------------------------------------


                                                                           (549,334)                  (370,594)
-------------------------------------------------------------------------------------------------------------------


DEFICIT, END OF PERIOD                                                $    (549,334)             $    (370,594)
-------------------------------------------------------------------------------------------------------------------


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENT

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------



                                                         STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 01 TO NOVEMBER 30,                                       2001             2001 Note 10
-------------------------------------------------------------------------------------------------------------------
 CASH PROVIDED BY OPERATING ACTIVITIES
        Net loss                                                          $    (178,740)         $    (139,535)
        ITEMS NOT REQUIRING AN OUTLAY OF CASH:
           Amortization                                                             473                    371
           Prior year adjustments                                               -                       11,656

-------------------------------------------------------------------------------------------------------------------
                                                                               (178,267)              (127,508)
-------------------------------------------------------------------------------------------------------------------
        CHANGES IN NON-CASH WORKING CAPITAL:
           (Increase) decrease in Accounts receivable                           -                       30,869
           (Increase) decrease in Prepaid exp. & deposits                      (118,500)                25,484
           Increase (decrease) in Accounts payable & accruals                     1,501                (13,034)
           (Increase) decrease in GST refund receivable                          (7,700)               (18,590)
           Increase in Amount due to Somani Holdings Inc                          7,496                  6,339

-------------------------------------------------------------------------------------------------------------------
                                                                               (117,203)                31,068
-------------------------------------------------------------------------------------------------------------------

                                                                               (295,470)               (96,440)
-------------------------------------------------------------------------------------------------------------------

CASH FROM FINANCING ACTIVITIES
    Advances from shareholders                                                  (50,822)              (167,741)
    Capital stock (redemption)/issuance                                         664,280                 -
    Bank loan payable - net of repayments                                       (60,000)               130,000
    Amount due to Mrs. Naseem Somani                                             35,000                 -
    Amount due to Mr. Joe                                                        59,250                 -

-------------------------------------------------------------------------------------------------------------------
                                                                                647,708                (37,741)
-------------------------------------------------------------------------------------------------------------------

CASH FROM INVESTING ACTIVITIES
    Additions to capital assets                                                      --                 (2,472)


INCREASE (DECREASE) IN CASH & BANK                                              352,238               (136,653)

CASH & BANK, beginning of period                                                  4,994                141,647
-------------------------------------------------------------------------------------------------------------------
CASH & BANK, end of period                                               $      357,232          $       4,994
-------------------------------------------------------------------------------------------------------------------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------

                                               NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2001
--------------------------------------------------------------------------------
1.  INCORPORATION AND NATURE OF BUSINESS

    AUTOFUN  CANADA  INC  was  incorporated,  under  the  laws  of the  Business
    Corporation Act of Ontario, on June 30, 1999.The company is in the development stage as it is presently in the process of setting up of operation, which include providing customized package for installation of automotive accessories and modification/alteration to the interior and exterior of automobiles.

--------------------------------------------------------------------------------
2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    2(a)   Foreign currency translations
      Monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at the rate of exchange prevailing at year end. Revenue and expense items are translated at average rate of exchange for the year.

    2(b)   Capital Assets
      Capital assets are recorded at cost. Amortization is provided as follows:
                      Computer          30% diminishing balance
         Additions during the year are amortized at the half annual rate.

--------------------------------------------------------------------------------
3.  CAPITAL ASSETS

-------------------------------------------------------------------------------------------------------------------
                                                                  ACCUMULATED          NET               NET
                                                   COST          DEPRECIATION         2001          2001 Note 10
-------------------------------------------------------------------------------------------------------------------
    Computer                                  $       2,472     $        844     $       1,628          2,101
-------------------------------------------------------------------------------------------------------------------




4.  CAPITAL STOCK

                                                                                   2001             2001 Note 10
-------------------------------------------------------------------------------------------------------------------
Authorized

(These notes form an integral part of the accompanying financial statements)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------

                                               NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2001
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
    Unlimited common shares, n.p.v.
    Issued capital
         9,131,508    common shares, n.p.v.                           $     664,380              $     100
-------------------------------------------------------------------------------------------------------------------
                                                                      $     664,380              $     100
-------------------------------------------------------------------------------------------------------------------

 During the period, 1,131,508 common shares were issued for $664,280.
--------------------------------------------------------------------------------





(These notes form an integral part of the accompanying financial statements)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------

                                   NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOVEMBER 30, 2001
--------------------------------------------------------------------------------


5.  SHAREHOLDERS' ADVANCES

    These are non- interest bearing and have no set time for repayment.
--------------------------------------------------------------------------------

6.  BANK LOAN PAYABLE

                                                                                   2001             2001 Note 10
-------------------------------------------------------------------------------------------------------------------
    The bank loan , repayable to Royal Bank of Canada,  bears  interest at prime plus 2% , and is due on demand.
                                                                                $70,000                      $130,000
    The loan is secured by a general  security  assignment  of all assets of the company.

--------------------------------------------------------------------------------




7.  RELATED PARTY TRANSACTION.


      During the period, the company paid management fees to a related company as follows:

                                                                                   2001             2001 Note 10
-------------------------------------------------------------------------------------------------------------------

  Somani Holdings Inc.                                                               $110,000           $       -

-------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

8.  INCOME TAX LOSS CARRYFORWARDS.


    The Company has the following non-capital losses to carry forward:


    Period ending          2000 (02/28/00)           $241,125          Loss expire in 2007
    Year ending            2001 (02/28/01)           $139,535          Loss expire in 2008
     Period ending         2001 (11/30/01)           $178,740          Loss expire in 2009

The  benefit  of  these  losses  has not  been  recognized  in  these  financial statements
--------------------------------------------------------------------------------

(These notes form an integral part of the accompanying financial statements)

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------

                                   NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
NOVEMBER 30, 2001
--------------------------------------------------------------------------------
9.  COMMITMENTS
    The company is committed for vehicles rentals under operating leases as follows:
                                2001                      $6990



10.       ACCOUNTING PRINCIPALS USED
          The accompanying financial statements comply with generally accepted accounting principals in Canada (Canadian GAAP) which differs in certain significant respects with generally accepted accounting principals in the U.S. Reconciliations and explanations of those differences are presented in the foregoing:

--------------------------------------------------------------------------------

           ACCOUNTING PRINCIPLES USED
           The financial statements of AutoFun Canada, Inc. as of November 30, 2001 and the nine months then ended have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") and comply with the policies described in the aforementioned financial statements. Canadian GAAP varies in certain significant respects from generally accepted accounting principles in the United States ("U.S. GAAP").

           Application of U.S. GAAP would have affected the results of operations and stockholders' equity of AutoFun Canada, Inc. for the aforementioned periods to the extent summarized in the following table: "Reconciliation to U.S. GAAP". All amounts therein are shown in Canadian dollars and where indicated have been converted to U.S. dollars. The conversion to U.S. dollars is unaudited and has been presented solely for the convenience of the reader at the rates in effect at the balance sheet dates.

           SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES The financial statements of AutoFun Canada, Inc. comply with Canadian GAAP which differs in certain significant respects from U.S. GAAP. The significant differences that affect net income and stockholders' equity of the two companies are set out below.

           a)     DEPRECIATION
                  Capital assets and intangible assets are recorded at cost and are depreciated on a reducing balance basis under Canadian GAAP. Under U.S. GAAP depreciation has been recorded on the straight line basis over the estimated useful lives.

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC

--------------------------------------------------------------------------------

                                   NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
NOVEMBER 30, 2001
--------------------------------------------------------------------------------

                  INCOME TAXES
                  Canadian federal and provincial income taxes have been promoted for using combined rate of 21% of taxable income. Estimated income taxes have been computed based on blended federal and state tax rates graduating based on taxable income.

                  RECONCILIATION TO U.S. GAAP

                                                                   - continued -

(These notes form an integral part of the accompanying financial statements)

           SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - CONTINUED
           The following is a summary of the significant adjustments to the Net Income of AutoFun Canada, Inc. for the year ended November 30, 2001 and for the nine months ended which would be required if U.S. GAAP had been applied instead of Canadian GAAP. The translation of the amounts from Canadian Dollars to U.S. Dollars is unaudited and has been made solely for the convenience of the reader at the balance sheet dates.

AUTOFUN CANADA, INC.


                                                         November 30,
                                                              2001

Net Income as reported in the Income
  Statement under Canadian GAAP                            $(178,740) CDN$

ADJUSTMENTS REQUIRED TO
  CONFORM WITH U.S. GAAP

Depreciation                                                      61
Income Taxes                                                      --
                                                       -------------

NET INCOME IN ACCORDANCE
  WITH U.S. GAAP                                            (178,679)
Conversion rate to U.S. dollars                             0.6327

NET INCOME IN ACCORDANCE WITH
  U.S. GAAP IN U.S. DOLLARS                                $(113,050)
Stockholders Equity as reported
  in the Balance Sheets under
  Canadian GAAP                                            $(549,334) CDN$
ADJUSTMENTS REQUIRED TO
  CONFORM WITH U.S. GAAP

DEPRECIATION                                                    (392)
Income Taxes                                                      --
                                                       -------------
Subtotal                                                    (549,726)
CONVERSION RATE TO U.S. DOLLARS                             0.6327

Stockholders Equity in Accordance
  with U.S. GAAP in U.S. Dollars                           $(347,812)
                                                           =========

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.
                              FINANCIAL STATEMENTS
                                FEBRUARY 28, 2001

--------------------------------------------------------------------------------

                                   SECTION F-6

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------





                                                               FEBRUARY 28, 2001





CONTENTS
--------------------------------------------------------------------------------







                                                                        PAGE
AUDITOR'S REPORT                                                          1

FINANCIAL STATEMENTS

    Balance Sheet                                                       2 - 3

    Statement of Income and Deficit                                     4 - 5

    Statement of Cash flows                                               6

    Notes to Financial Statements                                       7 - 8



--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT



AutoFun Canada, Inc.
Pickering, Ontario


      We have audited the accompanying balance sheet of AutoFun Canada, Inc. as of February 28, 2001 and the related statements of operations, stockholders' equity (deficit), and cash flows for the yearthen ended, which, as discussed in
Note 10 has been prepared on the basis of accounting principals generally accepted in Canada, and is expressed in Canadian dollars. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AutoFun Canada, Inc. as of February 28, 2001 and the results of its operations and its cash flows , in conformity with accounting principles generally accepted in Canada.





/s/ Rotenberg & Company, LLP

Rotenberg & Company, LLP
Rochester, New York
  March 7, 2003

                                                                   BALANCE SHEET

                                     ASSETS
FEBRUARY 28,                                                                       2001                 2000
-------------------------------------------------------------------------------------------------------------------

CURRENT

    Cash and bank                                                     $        4,994             $     141,647

    Deposits and prepaid expenses                                             20,722                    46,206

    GST refund receivable                                                     18,590                    -

    Amount due from Somani Holdings Inc.                                     -                          30,869

-------------------------------------------------------------------------------------------------------------------
                                                                              44,306                   218,722
-------------------------------------------------------------------------------------------------------------------
CAPITAL ASSETS- (Note 2 & 3)                                                   2,101                    -

-------------------------------------------------------------------------------------------------------------------


TOTAL ASSETS                                                          $       46,407             $     218,722

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                                       BALANCE SHEET (CONTINUED)







                                   LIABILITIES
FEBRUARY 28,                                                                       2001                 2000
-------------------------------------------------------------------------------------------------------------------
CURRENT

    Accounts payable and accrued liabilities                          $        4,249             $      17,281

    Bank demand loan payable-(Note-6)                                        130,000                    -

    Amount due to Somani Holdings Inc.                                         6,339                    -

-------------------------------------------------------------------------------------------------------------------
                                                                             140,588                    17,281
-------------------------------------------------------------------------------------------------------------------

LONG TERM DEBT


Shareholders' advances- (Note5)                                              276,313                   444,056
-------------------------------------------------------------------------------------------------------------------


                                                                             276,313                   444,056
-------------------------------------------------------------------------------------------------------------------

                                                                             416,901                   461,337
-------------------------------------------------------------------------------------------------------------------


                            SHAREHOLDERS' DEFICIENCY
CAPITAL STOCK- (Note 4)                                                          100                       100
RETAINED EARNINGS (DEFICIT) PER PAGE 1                                      (370,594)                 (242,715)
-------------------------------------------------------------------------------------------------------------------

                                                                            (370,494)                 (242,615)


                                                                      $       46,407             $     218,722
-------------------------------------------------------------------------------------------------------------------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                             STATEMENT OF OPERATIONS AND DEFICIT



FOR THE YEAR ENDED FEBRUARY 28,                                                    2001             2000 Note 10
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

EXPENSES
    Automobile                                                        $       15,200             $        8,998
    Amortization                                                                 371                    -
    Bank charges                                                                 485                    -
    Consultation                                                             -                           44,000
    Insurance                                                                  4,707                    -
    Interest on loan                                                           3,431                    -
    Legal and professional fees                                                3,207                     23,799
    Office and general                                                         3,685                      4,194
    Organization                                                              60,421                    110,349
    Printing and stationary                                                    3,220                    -
    Promotion                                                                -                           13,133
    Rent                                                                       8,074                      7,843
    Seminar and conference                                                   -                            2,191
    Telephone, internet and fax                                                3,691                      3,036
    Traveling and accommodation                                               33,043                     25,172
-------------------------------------------------------------------------------------------------------------------

                                                                       $     139,535             $      242,715
-------------------------------------------------------------------------------------------------------------------

 NET LOSS FOR THE YEAR                                                      (139,535)                  (242,715)
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                 STATEMENT OF OPERATIONS AND DEFICIT (CONTINUED)


FOR THE YEAR ENDED FEBRUARY 28,                                               2001                 2000 Note 10
-------------------------------------------------------------------------------------------------------------------
(DEFICIT) RETAINED EARNINGS, BEGINNING OF YEAR                             (242,715)                    -
NET LOSS FOR THE YEAR                                                      (139,535)                  (242,715)

 Prior year adjustments                                                      11,656                    -
-------------------------------------------------------------------------------------------------------------------


                                                                           (370,594)                  (242,715)
-------------------------------------------------------------------------------------------------------------------


DEFICIT, END OF YEAR                                                  $    (370,594)             $    (242,715)
-------------------------------------------------------------------------------------------------------------------




    THE ACCOMPANYING NOTES ARE AND INTEGRAL PART OF THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                                         STATEMENT OF CASH FLOWS


FOR THE YEAR ENDED FEBRUARY 28,                                                    2001             2000 Note 10
-------------------------------------------------------------------------------------------------------------------
 CASH PROVIDED BY OPERATING ACTIVITIES
        Net loss                                                      $     (139,535)            $    (242,715)
        ITEMS NOT REQUIRING AN OUTLAY OF CASH:
           Amortization                                                          371                    -
           Prior year adjustments                                             11,656                    -

-------------------------------------------------------------------------------------------------------------------
                                                                            (127,508)                 (242,715)
-------------------------------------------------------------------------------------------------------------------
           (Increase) decrease in Prepaid exp. & deposits                     25,484                   (46,206)
           Increase (decrease) in Accounts payable & accruals                (13,032)                   17,281
           (Increase) decrease in GST refund receivable                      (18,590)                    -
           Increase in Amount due to Somani Holdings Inc                      37,208                   (30,869)

-------------------------------------------------------------------------------------------------------------------
                                                                              31,070                   (59,794)



                                                                             (96,438)                 (302,509)
-------------------------------------------------------------------------------------------------------------------

CASH FROM FINANCING ACTIVITIES
    Advances from shareholders                                              (167,743)                  444,056
    Capital stock (redemption)/issuance                                          --                        100
    Bank loan payable - net of repayments                                    130,000                       --

-------------------------------------------------------------------------------------------------------------------
                                                                             (37,743)                  444,156

CASH FROM INVESTING ACTIVITIES
    Additions to capital assets                                               (2,472)                      --


(DECREASE) INCREASE IN CASH & BANK                                          (136,653)                  141,647

CASH & BANK, beginning of year                                               141,647                       --
-------------------------------------------------------------------------------------------------------------------
CASH & BANK, end of year                                              $        4,994             $     141,647
-------------------------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AND INTEGRAL PART OF THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                               NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2001
--------------------------------------------------------------------------------
1.  INCORPORATION AND NATURE OF BUSINESS

    AUTOFUN CANADA INC. was incorporated , under the laws of the Business Corporation Act of Ontario,on June 30, 1999.The company is in the development stage as it is presently in the process of setting up of operation, which include providing customized package for installation of automotive accessories and modification/alteration to the interior and exterior of automobiles.
--------------------------------------------------------------------------------
2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     2(a) Foreign currency translations

          Monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at the rate of exchange prevailing at year end. Revenue and expense items are translated at average rate of exchange for the year.

     2(b) Capital Assets

          Capital assets are recorded at cost. Amortization is provided as follows:

              Computer          30% diminishing balance

          Additions during the year are amortized at the half annual rate.
--------------------------------------------------------------------------------
3.  CAPITAL ASSETS
                                       Accumulated          Net           Net
                        Cost           Depreciation         2001          2000
-------------------------------------------------------------------------------
Computer               $2,472           $  371             $2,101           --

===============================================================================

4.  CAPITAL STOCK
                                                        2001            2000
-------------------------------------------------------------------------------
Authorized
    Unlimited         common shares, n.p.v.
    Issued capital
         8,000,000    common shares, n.p.v.           $  100        $   100
-------------------------------------------------------------------------------
                                                      $  100        $   100
===============================================================================

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                               NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2001
--------------------------------------------------------------------------------

5.  SHAREHOLDERS' ADVANCES

    These are non- interest bearing and have no set time for repayment.
--------------------------------------------------------------------------------
6.  BANK LOAN PAYABLE

                                                                                   2001                 2000
-----------------------------------------------------------------------------------------------------------------
   The bank loan , repayable to Royal Bank of Canada, bears interest at prime
   plus 2% , and is due on demand.                                              $ 130,000            $     --

    The loan is secured by a general security assignment of all assets of the company.


--------------------------------------------------------------------------------
7.  RELATED PARTY TRANSACTION.

8.  INCOME TAX LOSS CARRYFORWARDS.
    The Company has the following non-capital losses to carry forward:

    Period ending     2000         $241,125          Loss expire in 2007
    Year ending       2001         $127,879          Loss expire in 2008
--------------------------------------------------------------------------------

The benefit of these losses has not been recognized in these financial statements

9.  COMMITMENTS
     The company is committed for vehicles rentals under operating leases as follows:

                                    2002                      $8388
                                    2003                      $4893
--------------------------------------------------------------------------------
10.  ACCOUNTING PRINCIPALS USED
     The accompanying financial statements comply with generally accepted accounting principals in Canada (Canadian GAAP) which differs in certain significant respects with generally accepted accounting principals in the U.S. Reconciliations and explanations of those differences are presented in the foregoing:
--------------------------------------------------------------------------------

ACCOUNTING PRINCIPLES USED

           The financial statements of AutoFun Canada, Inc. as of of February 28, 2001 and for the year then ended have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") and comply with the policies described in the aforementioned financial statements. Canadian GAAP varies in certain significant respects from generally accepted accounting principles in the United States ("U.S. GAAP").

           Application of U.S. GAAP would have affected the results of operations and stockholders' equity of AutoFun Canada, Inc. for the aforementioned periods to the extent summarized in the following table, "Reconciliation to U.S. GAAP". All amounts therein are shown in Canadian dollars and where indicated have been converted to U.S. dollars. The conversion to U.S. dollars is unaudited and has been presented solely for the convenience of the reader at the rates in effect at the balance sheet dates.

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                               NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2001
--------------------------------------------------------------------------------
SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

          The financial statements of AutoFun Canada, Inc. comply with Canadian GAAP which differs in certain significant respects from U.S. GAAP. The significant differences that affect net income and stockholders' equity of the two companies are set out below.

           A)     DEPRECIATION
                  Capital assets and intangible assets are recorded at cost and are depreciated on a reducing balance basis under Canadian GAAP. Under U.S. GAAP depreciation has been recorded on the straight line basis over the estimated useful lives.

                  INCOME TAXES
                  Canadian federal and provincial income taxes have been computed for using combined rate of 21% of taxable income. Estimated income taxes have been computed based on blended federal and state tax rates graduating based on taxable income.


                  RECONCILIATION TO U.S. GAAP

                                                                   - continued -

SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - CONTINUED

           The following is a summary of the significant adjustments to the Net Income of AutoFun Canada, Inc. for the year ended February 28, 2001, which would be required if U.S. GAAP had been applied instead of Canadian GAAP. The translation of the amounts from Canadian Dollars to U.S. Dollars is unaudited and has been made solely for the convenience of the reader at the balance sheet dates.



                                    AutoFun Canada, Inc.


                                        February 28,
                                            2001

Net Income as reported in the Income
  Statement under Canadian GAAP        $(139,535) CDN$

Adjustments required to
  conform with U.S. GAAP

Depreciation                                (453) Income Taxes
Net Income in Accordance
  with U.S. GAAP                        (139,988)

Conversion rate to U.S. dollars           0.6540

Net Income in Accordance with
  U.S. GAAP in U.S. dollars            $ (91,552)
                                       ==========
Stockholders Equity as reported
  in the Balance Sheets under
  Canadian GAAP                        $(370,594) CDN$
Adjustments required to
  conform with U.S. GAAP

Depreciation                                (453) Income Taxes           --
                                                                   --------
Subtotal                                (371,047)
Conversion rate to U.S. Dollars           0.6540

Stockholders Equity in Accordance
  with U.S. GAAP in U.S. Dollars       $(242,665)
                                       ==========

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.
                              FINANCIAL STATEMENTS
                          PERIOD FROM JUNE 30, 1999 TO
                                FEBRUARY 29, 2000

--------------------------------------------------------------------------------


                                   Section F-7

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------



                                                               FEBRUARY 28, 2000
--------------------------------------------------------------------------------

                                    CONTENTS
--------------------------------------------------------------------------------

AUDITOR'S REPORT                                                   1
FINANCIAL STATEMENTS
    Balance Sheet                                                  2
    Statement of Income and deficit                                3
    Statement of Cash Flows                                        4
    Notes to Financial Statements                                  5 - 6
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

Autofun Canada, Inc.
Pickering, Ontario


      We have audited the accompanying balance sheet of Autofun Canada, Inc. as of February 29, 2000 and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from June 30,1999 through February 29, 2000, which, as discussed in Note 9 has been prepared on the basis of accounting principals generally accepted in Canada, and is expressed in Canadian dollars. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Autofun Canada, Inc. as of February 29, 2000 and the results of its operations and its cash flows , in conformity with accounting principles generally accepted in Canada.



/s/Rotenberg & Co., LLP.



Rotenberg & Company, LLP
Rochester, New York
March 7, 2003

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------


                                                                   BALANCE SHEET
--------------------------------------------------------------------------------

                                     ASSETS
FEBRUARY 29                                                       2000
--------------------------------------------------------------------------------
CURRENT
    Cash and bank                                              $ 141,647
    Prepaid development fees-(Note 5 & 8)                         29,870
    Prepaid expenses & deposits                                   16,336
    Advances receivable                                           30,869
--------------------------------------------------------------------------------
                                                               $ 218,722
================================================================================
LIABILITIES

CURRENT
    Accounts payable and accrued liabilities                   $  17,280
--------------------------------------------------------------------------------
LONG TERM
Shareholders' advances (Note 4)                                  444,056
--------------------------------------------------------------------------------
                                                                 461,336
--------------------------------------------------------------------------------
                            SHAREHOLDERS' DEFICIENCY
CAPITAL STOCK- (Note 3)                                              100
DEFICIT-PER PAGE 5                                              (242,714)
--------------------------------------------------------------------------------
                                                                (242,614)
--------------------------------------------------------------------------------

                                                               $ 218,722
================================================================================

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                             STATEMENT OF OPERATIONS AND DEFICIT


FOR THE PERIOD FROM JUNE 30, 1999 TO  FEBRUARY 29              2000
-------------------------------------------------------------------------------

 EXPENSES
    Advertising and promotions                              $  13,133
    Auto and traveling expenses                                 8,998
    Legal and professional                                     23,799
    Office and general                                          4,194
    Organization expenses                                     110,348
    Rent and realty taxes                                       7,843
    Salaries and benefits                                      44,000
    Seminar and conference                                      2,191
    Telephone and pager                                         3,036
    Traveling and accommodation                                25,172
--------------------------------------------------------------------------------
                                                              242,714
--------------------------------------------------------------------------------
NET INCOME/ (LOSS) for the period                            (242,714)
--------------------------------------------------------------------------------
DEFICIT, end of period                                      $(242,714)
================================================================================

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                               AUTOFUN CANADA INC.

--------------------------------------------------------------------------------

                                                         STATEMENT OF CASH FLOWS


FOR THE PERIOD FROM JUNE 30, 1999 TO  FEBRUARY 29              2000
-------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES
    Cash (used in) provided by operations
        Net (loss) income                                       $(242,714)
--------------------------------------------------------------------------------
                                                                 (242,714)
        CHANGES IN NON-CASH WORKING CAPITAL:
           (Increase) decrease in prepaid & deposits              (16,336)
           (Increase) decrease in Advances receivable             (30,869)
           (Increase) decrease in prepaid development fees        (29,870)
           Increase (Decrease) in Accounts payable & accruals      17,280
--------------------------------------------------------------------------------
                                                                  (59,795)
--------------------------------------------------------------------------------
                                                                 (302,509)
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Advances from shareholders                                    444,056
    Capital stock issuance                                            100
                                                                  444,156
INCREASE IN CASH                                                  141,647
--------------------------------------------------------------------------------
CASH, end of period                                             $ 141,647
================================================================================


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

1. INCORPORATION AND NATURE OF BUSINESS Autofun Canada Inc. was incorporated under the laws of the Business Corporation Act. on June 30,1999. The company is in the development stage as it presently in the process of setting up operation, which include providing customized package for installation of automotive accessories and modification/alteration to the interior and exterior of automobiles


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2(a) Foreign currency translations

     Monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at the rate of exchange prevailing at the period end. Revenues and expenses items are translated at average rate of exchange for the year.


3.  CAPITAL STOCK
                                                          2000
--------------------------------------------------------------------------------

Authorized
    Unlimited         common shares, n.p.v.
    Stated capital
         8,000,000    common shares,n.p.v              $    100

4.  SHAREHOLDERS' ADVANCES

    These are non-interest bearing and have no set time for repayment.

================================================================================
5.  RELATED PARTY TRANSACTIONS

     a) During the period, the Company paid $32,000 to one of its shareholders for consulting services

     b) The company has entered into an agreement with one of its shareholders (a corporation incorporated under the laws of State of Minnesota, USA) whereby the shareholder would provide services to the Company in the development of an automotive aftermarket retail outlet in Canada.Prepaid development fee of $29,870 represent non-refundable first installment against the total development fee of $247,500 (US$165,000).

    See Note 8.
================================================================================
6. INCOME TAX LOSSES CARRY FORWARDS

    The company has non-capital income tax loss of approximately $240,000 to carry forward and this loss, if not utilized, will expire in 2007


7.  COMMITMENTS
     The company is committed for vehicle rentals under operating lease as follows:

                                   2001             $       8,388

                                   2002                     8,388

                                   2003             $       4,893
================================================================================
8.  SUBSEQUENT EVENT
     The prepaid development fee of $29,870 (refer Note 5) was written off during the year ended February 28,2001, as the agreement with one of its shareholders was cancelled in the subsequent year.

9.   ACCOUNTING PRINCIPALS USED

     The accompanying financial statements comply with generally accepted accounting principals in Canada (Canadian GAAP) which differs in certain significant respects with generally accepted accounting principals in the U.S. Reconciliations and explanations of those differences are presented in the foregoing:

     ACCOUNTING PRINCIPLES USED

     The financial statements of AutoFun Canada, Inc. as of February 29, 2000 have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") and comply with the policies described in the aforementioned financial statements. Canadian GAAP varies in certain significant respects from generally accepted accounting principles in the United States ("U.S. GAAP").

     Application of U.S. GAAP would have affected the results of operations and stockholders' equity of AutoFun Canada, Inc. for the aforementioned period to the extent summarized in the following table, "Reconciliation to U.S. GAAP". All amounts therein are shown in Canadian dollars and where indicated have been converted to U.S. dollars. The conversion to U.S. dollars is unaudited and has been presented solely for the convenience of the reader at the rates in effect at the balance sheet dates.

     SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The financial statements of AutoFun Canada, Inc. comply with Canadian GAAP which differs in certain significant respects from U.S. GAAP. The significant differences that affect net income and stockholders' equity of the company are set out below.

               a)   DEPRECIATION
                    Capital assets and intangible assets are recorded at cost and are depreciated on a reducing balance basis under Canadian GAAP. Under U.S. GAAP depreciation has been recorded on the straight line basis over the estimated useful lives.

                    INCOME TAXES
                    Canadian federal and provincial income taxes have been computed for using combined rate of 21% of taxable income. Estimated income taxes have been computed based on blended federal and state tax rates graduating based on taxable income.

                    RECONCILIATION TO U.S. GAAP
                                                                   - continued -
                                       5

           SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - continued The following is a summary of the significant adjustments to the Net Income of Autofun Canada, Inc. for the year ended February 29, 2000 which would be required if U.S. GAAP had been applied instead of Canadian GAAP. The translation of the amounts from Canadian Dollars to U.S. Dollars is unaudited and has been made solely for the convenience of the reader at the balance sheet dates.

                                      AutoFun Canada, Inc.

                                          February 29,
                                               2000

Net Income as reported in the Income
  Statement under Canadian GAAP          $(242,715) CDN$

Adjustments required to
  conform with U.S. GAAP
Depreciation                                    --
Income Taxes                                    --
                                     -------------

Net Income in Accordance
  with U.S. GAAP                          (242,715)

Conversion rate to U.S. dollars             0.6893

Net Income in Accordance with
  U.S. GAAP in U.S. dollars              $(167,303)

Stockholders Equity as reported
  in the Balance Sheets under
  Canadian GAAP                          $(242,715) CDN$

Adjustments required to
  conform with U.S. GAAP

Depreciation                                    --
Income Taxes                                    --
                                     -------------

Subtotal                                  (242,715)

Conversion rate to U.S. Dollars             0.6893

Stockholders Equity in Accordance
  with U.S. GAAP in U.S. Dollars         $(167,303)
                                         =========

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS


Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Ideal to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The forgoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Ideal may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.


Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Ideal in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Ideal and upon satisfaction of other conditions required by current or future legislation.


If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Ideal nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ideal pursuant to the foregoing provisions, or otherwise, Ideal has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.


ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth expenses, incurred or expected to be incurred by our Corporation in connect with the issuance and distribution of the securities being registered. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will not pay any part of these expenses.





SEC Registration Fee                                             $    411.42
Legal Fees and Expenses*                                         $100,000.00
Accounting Fees and Expenses*                                    $200,000.00
Miscellaneous and Distribution*                             $      25,000.00
TOTAL*                                                              $325,411




ITEM 26.    RECENT SALE OF UNREGISTERED SECURITIES



On December 13, 2001 Ideal issued 5,480,500 shares of common stock and its subsidiary Ideal Accents Holdings Inc. ("Ideal Holdings") issued 5,250,958 exchangeable shares for the acquisition of all of the outstanding shares of Ideal Accents, Inc. (Ferndale), Ideal Accents, Inc. (Ann Arbor), Ideal Accents, Inc. (Taylor), T.O.E., Inc., Somani Holdings Inc., and AutoFun Canada Inc. The exchangeable shares have similar rights to the common stock and are exchangeable at any time for shares of common stock. This transaction was an arms-length negotiated transaction among the principals of the transaction parties pursuant to a share exchange agreement that contained standard representations and warranties of the parties to the transaction. The control persons of Ideal Accents, Inc. (Ferndale), Ideal Accents, Inc. (Ann Arbor), Ideal Accents, Inc. (Taylor), T.O.E., Inc., Somani Holdings Inc. and AutoFun Canada Inc. prior to the transaction became the control persons of Ideal following completion of the transaction. This transaction was exempt from registration pursuant to Section 4
(2) of the Securities Act of 1933, as amended. Each of these shareholders acknowledged that the common shares or exchangeable shares received in the transaction would be restricted shares and that the share certificates would be issued with a legend therein that restricted their transfer. All of the United States participants in this transaction were sophisticated with respect to their knowledge of the auto accessory business and the business of Ideal and there was no public offering of shares. All of the United States participants were principals of Ideal or one of its subsidiaries, except one shareholder of Ideal who is an accredited investor. The Canadian participants in this transaction received shares of Ideal Holdings in Canada. Ideal Holdings, a Canadian company, issued its shares pursuant to this transaction to Canadian persons only. There were no directed selling efforts with respect to these shares in the United States. The transaction involved only existing shareholders of Somani Holdings Inc., all of whom were control persons or, in one case a family member of a control person, and of Autofun Canada, Inc. The shares of Ideal Holdings are restricted and bear a restrictive legend. As of June 30, 2003, none of the shares of Ideal Holdings have been re-sold or otherwise transferred by any of the original Canadian shareholders since the consummation of the share exchange in December 2001. Ideal believes the Canadian shareholders who received shares of Ideal Holdings in this transaction were sophisticated investors.



In November 2001 (prior to the Share Exchange) Ideal Accents Inc. (Ferndale), one of the acquired subsidiaries, received $75,000 (at a share price of $0.75 per share) for 100,000 shares of Ideal Accents Inc. (Ferndale) from the accredited investor. The term "accredited" investor is defined in Rule 501(a) 5 of Regulation D, promulgated under the Securities act of 1933, as amended. Ideal Accents, Inc. (Ferndale) relied upon an exemption under Rule 504 of Regulation D because the amount raised did not exceed $1,000,000 and the offering by Ideal Accents, Inc. (Ferndale) was not integrated with any other offering. The funds raised by Ideal Accents, Inc. (Ferndale) were used for general corporate purposes.


In September of 2000, prior to the Share Exchange, AutoFun Canada Inc. ("AutoFun"), another of the acquired subsidiaries, raised $459,000 Canadian or approximately US$ 302,940 from twelve investors, and during November 2001 received a further US$ 417,873 from thirty-three investors in reliance on the fact that AutoFun was a closely held issuer as defined in the Ontario Securities Act (the Act) and exemption provided in Section 72(1) of the Act and the Ontario Securities Commission Rule 45-501 (revised). These sales were exempt from registration in the U.S. pursuant to Rule 903 of Reg. S promulgated under the Securities Act of 1933 as the sales were made by a foreign issuer to foreign purchasers and no direct selling efforts were made in the United States. This offering fit within "Category 3" or Rule 903 of regulation S because: (i) the offering was a private offering and offering restrictions were implemented, (ii) the offer and sale was made to non-U.S. persons only (and not the for benefit of any U.S. person), (iii) purchasers of the securities represented in a Subscription Agreement that they were purchasing for their own account for investment purposes, (iv) purchasers agreed in a Subscription Agreement that all transfers of the shares purchased had to be approved by the board of directors of AutoFun, (v) purchasers agreed in the subscription agreement not to re-sell the securities except pursuant to applicable securities laws in the U.S. or in Canada, (vi) restrictive legends were placed on the certificates representing the shares sold and (vii) AutoFun would not have registered (or otherwise recognized or accepted) an attempted sale or transfer of its shares to a U.S. person for at least a year following the conclusion of the offering. The funds were used for general corporate purposes. AutoFun was not a subsidiary of Ideal at the time of this offering.





                                    Page II-1

ITEM 27.    EXHIBITS AND REPORTS ON 8-K


(a) EXHIBITS: The following exhibits are filed as part of this registration statement.


Exhibit No.   Description
2.1           US Share Exchange Agreement between Ideal Accents, Inc., Ideal Accents, Inc. (Ann Arbor),
              Ideal Accents, Inc. (Taylor), TOE Inc., and the Shareholders dated December 13, 2001
              (Previously Filed);
2.2           Canadian Share Exchange Agreement between Ideal Accents, Inc., Ideal Accents (Nova Scotia)
              Company., Ideal Accents Holdings Inc., AutoFun Canada Inc., Somani Holdings Inc., and the
              Shareholders dated December 13, 2001 (Previously Filed);
3.1           Articles of Incorporation dated January 21, 1999 (Previously Filed);
3.2           Amendments to Articles of Incorporation dated February 17, 1999, December 11, 2001 and
              December 12, 2001 (Previously Filed);
3.3           By Laws dated March 4, 1999 and amendment to By Laws dated March 6, 1999 (Previously Filed);
4.1           Instruments Defining Rights of Security Holders - Ideal Accents, Ideal Accents Holdings Inc.
              (Previously Filed);
4.2           Voting and Exchange Agency Agreement between Ideal Accents, Inc., Ideal Accents Holdings Inc., and Medallion Capital Corp. dated December 13, 2001 (Previously Filed);
4.3           Exchangeable Share Support Agreement between Ideal Accents, Inc., Ideal Accents (Nova Scotia)
              Company, and Ideal Accents Holdings Inc. dated December 13, 2001 (Previously Filed);
5.1           Deleted

5.2           Opinion re: Legal Matters provided by Andreas M. Kelly, P.A. dated March 12, 2003 (Previously Filed)
5.3           Opinion re: Legal Matters provided by Don A. Paradiso, P.A., Pompano Beach, Florida, dated
              July 21, 2003

10.1          Business Loan Agr. - Ideal Accents, Inc. (Ferndale) - Citizens Bank dated November 15, 2001
              (Previously Filed);
10.2          Business Loan Agr. - T.O.E., Inc. - Citizens Bank dated July 18, 2001 (Previously Filed);
10.3          Business Loan Agr. - Ideal Accents, Inc. (Taylor) - Charter Bank dated November 26, 2001
              (Previously Filed);
10.4          Demand Loan Financing Agreement - Somani Holdings Inc. - Royal Bank dated November 23, 2001
              (Previously Filed);
10.5          Demand Loan Financing Agreement - AutoFun Canada Inc. - Royal Bank dated February 3, 2000
              (Previously Filed);
10.6          Lease - Ideal Accents, Inc. (Ferndale) dated November 1, 1999 between Ideal Accents, Inc.
              (Ferndale) and East Washington Partnership (Previously Filed);
10.7          Lease - Ideal Accents, Inc. (Taylor) dated February 2, 2001between Ideal Accents, Inc.
              (Taylor) and Michael and JoAnn Morss (Previously Filed);
10.8          Lease - Somani Holdings Inc. Dated the 11th day of April 1995 and renewed January 12, 2000 between Scarborough Financial Services Limited and Automotive Sunroof Company (Previously
              Filed);
10.9          Lease - T.O.E. Inc. between T.O.E.S. and TOE Inc. dated January 2, 1999 (Previously Filed);
10.10         Ideal Accents, Inc. 2001 Stock Option Plan dated December 13, 2001 (Previously Filed);
10.11         Performance Escrow Agreement between Ideal Accents, Inc., Ideal Accents Holdings Inc., Joseph
              O'Connor, Ayaz Somani, Naseem Somani, Karim Suleman, and Macleod Dixon, LLP dated March 11,
              2002 (Previously Filed);
10.12         Non-Binding Letter of Intent between Ideal Accents, Inc. and Auto Conversions, Inc. dated
              February 20, 2002 (Previously Filed);
10.13         Asset Purchase Agreement between Ideal Accents, Inc., Auto Conversions, Inc. and Michael
              Patten dated April 11, 2002.  Amendment to the Asset Purchase Agreement for Auto Conversions,
              Inc. (Previously Filed);
10.14         Amending Agreement dated December 4, 2002. (Previously Filed);

10.15         Termination Agreement re Asset and Note Purchase and Employment Contract dated March 3, 2003.
              (Previously Filed)

21.1          Subsidiaries of Ideal (Previously Filed);

23.1          Consent of Auditors provided by Rotenberg & Co., LLP dated August 28, 2002 (Previously Filed)
23.2          Consent of Auditors provided by Rotenberg & Co., LLP dated January 3, 2003 (Previously Filed)
23.3          Consent of Auditors provided by Rotenberg & Co., LLP dated April 7, 2003 (Previously Filed)
23.4          Consent of Auditors provided by Rotenberg & Co., LLP dated June 7, 2003  (Previously Filed)
23.5          Consent of Auditors provided by Rotenberg & Co., LLP dated July 22, 2003
24.1          Power of Attorney dated April 10, 2002 (Previously Filed)

99            Exhibits 99.1 through 99.6 are now incorporated in the body of the prospectus.

                                    Page II-2


ITEM 28.    UNDERTAKINGS


The undersigned Registrant hereby undertakes:


1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


     (iii) Include any additional or changed material information on the plan of distribution.


2. That, for determining liability under the Securities Act, treats each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


4. In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario on July 21, 2003.


                             IDEAL ACCENTS INC.




                             By: /s/ KARIM SULEMAN

                             Name: Karim Suleman

                             Title: Exec. Vice President, Secretary, & Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date stated.



SIGNATURE                           TITLE                                              DATE

/s/ Joseph P O'Connor
---------------------
Joseph P. O'Connor                  Chief Executive Officer, Chairman                  July 21, 2003
                                    and Director (Principal Executive Officer)


/s/ Ayaz Somani
---------------------
Ayaz M. Somani                      President and Director                             July 21, 2003
                                    (Principal Accounting Officer)


/s/ Karim Suleman
---------------------
Karim K. Suleman                    Executive Vice President, Secretary,               July 21, 2003
                                    Treasurer, and Director
                                    (Principal Accounting Officer)


                                                        Page II-3